EXHIBIT 10.41

                                CREDIT AGREEMENT

                          dated as of January 15, 1998

                                      among

                           LAW COMPANIES GROUP, INC.,
                          as Borrowers' Representative
                                 and a Guarantor

                LAW ENGINEERING AND ENVIRONMENTAL SERVICES, INC.
                                 AND GIBB LTD.,
                                  as Borrowers,

                       LAW ENVIRONMENTAL CONSULTANTS, INC.
                             LAW INTERNATIONAL, INC.
                        GIBB INTERNATIONAL HOLDINGS, INC.
                                       and
                               GIBB HOLDINGS LTD.
                                  as Guarantors

                   BANK OF AMERICA NATIONAL TRUST AND SAVINGS
         ASSOCIATION, ACTING INDIVIDUALLY AND THROUGH ITS LONDON BRANCH,
       as Issuing Bank, Overdraft Bank, International Agent and a Lender,

                              BANK OF AMERICA, FSB,
                           as U.S. Agent and a Lender

                                       and

        ANY OTHER FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
                                   as Lenders






                                       iv

                                TABLE OF CONTENTS

                                      Page


ARTICLE I.DEFINITIONS.........................................................1
1.1 Certain Defined Terms.....................................................1
1.2 Other Interpretive Provisions............................................25

ARTICLE II.THE CREDIT........................................................26
2.1 Amounts and Terms of Revolving Loan Commitment...........................26
2.2 Amounts and Terms of CAPEX Loan Commitment...............................27
2.3 Loan Accounts............................................................27
2.4 Manner of Borrowing and Disbursement.....................................28
2.5 Conversion and Continuation Elections....................................29
2.6 Voluntary Termination or Reduction of Commitments........................30
2.7 Mandatory Reduction of Commitments.......................................30
2.8 Optional Prepayments.....................................................31
2.9 Mandatory Repayments.....................................................31
2.10 Repayment...............................................................32
2.11 Interest................................................................32
2.12 Fees....................................................................33
2.13 Computation of Fees and Interest........................................33
2.14 Payments by the Borrowers...............................................34
2.15 Payments by the Lenders.................................................34
2.16 Sharing of Payments, Etc................................................35
2.17 Application of Payments.................................................36
2.18 Foreign Exchange Facility...............................................36
2.19 Guaranty................................................................38

ARTICLE 3.THE LETTERS OF CREDIT..............................................41
3.1 The Letter of Credit Subfacility................... .....................41
3.2 Issuance, Amendment and Renewal of Letters of Credit.....................42
3.3 Risk Participations, Drawings and Reimbursements.........................44
3.4 Repayment of Participations in Letters of Credit.........................45
3.5 Role of the Issuing Bank.................................................45
3.6 Obligations Absolute.....................................................46
3.7 Cash Collateral Pledge...................................................47
3.8 Letter of Credit Fees....................................................47
3.9 Uniform Customs and Practice.............................................47

ARTICLE 4.TAXES, YIELD PROTECTION AND ILLEGALITY.............................47
4.1 Taxes....................................................................47
4.2 Illegality...............................................................49
4.3 Increased Costs and Reduction of Return..................................50
4.4 Funding Losses...........................................................50
4.5 Inability to Determine Rates.............................................51
4.6 Certificates of Lenders..................................................51
4.7 Substitution of Lenders..................................................51
4.8 Survival.................................................................52

ARTICLE 5.CONDITIONS PRECEDENT...............................................52
5.1 Conditions of Initial Loans..............................................52
5.2 Conditions to All Credit Extensions......................................54

ARTICLE 6.REPRESENTATIONS AND WARRANTIES.....................................55
6.1 Corporate Existence and Power............................................55
6.2 Corporate Authorization; No Contravention................................55
6.3 Governmental Authorization...............................................56
6.4 Binding Effect...........................................................56
6.5 Litigation...............................................................56
6.6 No Default...............................................................56
6.7 ERISA Compliance.........................................................56
6.8 Use of Proceeds; Margin Regulations......................................57
6.9 Title to Properties......................................................57
6.10 Taxes...................................................................57
6.11 Financial Condition, Fiscal Year........................................58
6.12 Environmental Matters...................................................58
6.13 Collateral Documents....................................................58
6.14 Regulated Entities......................................................59
6.15 No Burdensome Restrictions..............................................59
6.16 Business and Collateral Locations.......................................59
6.17 Real Property...........................................................59
6.18 Intellectual Property; Licenses.........................................60
6.19 Subsidiaries............................................................60
6.20 Joint Ventures..........................................................60
6.21 Solvency................................................................61
6.22 Swap Obligations........................................................61
6.23 Material Contracts; Labor Matters.......................................61
6.24 Insurance...............................................................61
6.25 Year 2000 Compliance....................................................61
6.26 Full Disclosure.........................................................61

ARTICLE 7.AFFIRMATIVE COVENANTS..............................................62
7.1 Financial Statements.....................................................62
7.2 Certificates; Other Information..........................................62
7.3 Borrowing Base Certificate...............................................63
7.4 Notices..................................................................63
7.5 Preservation of Corporate Existence, Etc.................................64
7.6 Maintenance of Property and Management...................................65
7.7 Insurance................................................................65
7.8 Payment of Obligations...................................................65
7.9 Compliance with Laws.....................................................65
7.10 Compliance with ERISA...................................................66
7.11 Inspection of Property and Books and Records............................66
7.12 Environmental Laws......................................................66
7.13 Use of Proceeds.........................................................66
7.14 Further Assurances......................................................66
7.15 Additional Guarantors...................................................67
7.16 Required Swap Contracts.................................................67

ARTICLE 8.NEGATIVE COVENANTS.................................................68
8.1 Liens....................................................................68
8.2 Liquidation: Change in Ownership or Name; Disposition or Acquisition
of Assets; Etc...............................................................69
8.3 Consolidations and Mergers...............................................70
8.4 Loans and Investments....................................................70
8.5 Acquisitions.............................................................71
8.6 Indebtedness.............................................................71
8.7 Transactions with Affiliates.............................................72
8.8 Use of Proceeds..........................................................72
8.9 Contingent Obligations...................................................72
8.10 Joint Ventures..........................................................73
8.11 Restricted Payments.....................................................73
8.12 ERISA...................................................................73
8.13 Change in Business......................................................73
8.14 Accounting Changes......................................................73
8.15 Intellectual Property...................................................73
8.16 Negative Pledges, Etc...................................................74

ARTICLE 9.FINANCIAL COVENANTS................................................74
9.1 Capital Expenditures.....................................................74
9.2 Leverage Ratio...........................................................74
9.3 Fixed Charge Coverage....................................................74
9.4 EBITDA...................................................................75

ARTICLE 10.EVENTS OF DEFAULT.................................................75
10.1 Event of Default........................................................75
10.2 Remedies................................................................77
10.3 Specified Swap Contract Remedies........................................78
10.4 Rights Not Exclusive....................................................78

ARTICLE 11.THE AGENT.........................................................78
11.1 Appointment and Authorization; "Agent" and "Issuing Bank"...............78
11.2 Delegation of Duties....................................................79
11.3 Liability of Agent......................................................79
11.4 Reliance by Agent.......................................................79
11.5 Notice Of Default.......................................................79
11.6 Credit Decision.........................................................80
11.7 Indemnification of Agent................................................80
11.8 Agent in Individual Capacity............................................80
11.9 Successor Agent; Successor Issuing Bank.................................81
11.10 Withholding Tax........................................................81
11.11 Collateral Matters.....................................................82

ARTICLE 12.MISCELLANEOUS.....................................................83
12.1 Amendments and Waivers..................................................83
12.2 Notices.................................................................84
12.3 No Waiver; Cumulative Remedies..........................................85
12.4 Costs and Expenses......................................................85
12.5 Obligors' Indemnification...............................................85
12.6 Marshalling; Payments Set Aside.........................................86
12.7 Successors and Assigns..................................................86
12.8 Assignments and Participations..........................................86
12.9 Confidentiality.........................................................88
12.10 Set-off................................................................88
12.11 Automatic Debits of Fees Upon Default..................................89
12.12 Notification of Addresses, Lending Offices, Etc........................89
12.13 Counterparts...........................................................89
12.14 Severability...........................................................89
12.15 No Third Parties Benefited.............................................89
12.16 Governing Law and Jurisdiction.........................................89
12.17 WAIVER OF JURY TRIAL...................................................90
12.18 Conflicts..............................................................90
12.20 Entire Agreement.......................................................91





                                       -1-

                                CREDIT AGREEMENT


     PREAMBLE: THIS CREDIT AGREEMENT, dated as of January 15, 1998 (the "Agreement Date"), is made by and among LAW COMPANIES GROUP, INC., a corporation organized under the laws of the State of Georgia, United States ("LCGI"), as Borrowers' Representative and as a Guarantor; LAW ENGINEERING AND ENVIRONMENTAL SERVICES, INC., a corporation organized under the laws of the State of Georgia, United States ("U.S. Borrower"), and GIBB LTD, a company organized under the laws of the United Kingdom ("International Borrower"; the International Borrower and the U.S. Borrower sometimes hereinafter called, collectively, herein the "Borrowers" or, individually, a "Borrower"), as Borrowers; LAW ENVIRONMENTAL CONSULTANTS, INC., a corporation organized under the laws of the State of Georgia, United States ("LECI"), LAW INTERNATIONAL, INC., a corporation organized under the laws of the State of Georgia, United States ("LII"), GIBB INTERNATIONAL HOLDINGS, INC., a corporation organized under the laws of the State of Delaware ("GIH"), and GIBB HOLDINGS LTD., a corporation organized under the laws of the United Kingdom ("GHL"; GHL, GIH, LII and LECI, together with other Subsidiaries becoming Guarantors hereafter pursuant to the operation and effect of Section 7.15, are sometimes hereinafter called, collectively, the "Subsidiary Guarantors" and, individually, a "Subsidiary Guarantor"), as additional Guarantors; BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association organized under the laws of the United States
("BOA"), acting individually and through its London Branch (in such latter capacity, BOA is sometimes called herein, "BOAL"), as Issuing Bank, Overdraft Bank, International Agent and a Lender; BANK OF AMERICA, FSB, a federal savings bank organized under the laws of the United States ("BOAFSB"), as U.S. Agent and a Lender; and any other financial institutions party hereto from time to time (herein sometimes called, collectively, together with BOA, BOAL and BOAFSB, the "Lenders" or, individually, a "Lender"), as Lenders; for the purpose of setting forth the terms, covenants and conditions governing certain credit facilities which the Lenders are making available to the Borrowers at the request of LCGI, as their representative (LCGI, acting in such capacity, herein sometimes called the "Borrowers' Representative"), consisting, initially, of (i) a $40 million revolving credit facility being made available to the U.S. Borrower, (ii) a (pound)11 million combined revolving credit and overdraft facility being made available to the International Borrower, (iii) a $2,664,000 credit facility, initially, increasing ultimately to $7,992,000, for capital expenditures being made available to the U.S. Borrower, and (iv) a (pound) 800,000 credit facility, initially, increasing ultimately to (pound)2,400,000, for capital expenditures being made available to the International Borrower. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

          I.1 Certain Defined Terms. The following terms have the following meanings:

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

          "Agent" shall mean either the U.S. Agent or the International Agent; and "Agents" shall refer, collectively, thereto; provided, however, that wherever the term "Agent" is used, unless otherwise expressly provided or where the context otherwise clearly requires, "Agent" shall mean the U.S. Agent.

          "Agent-Related Persons" means each Agent, Issuing Bank and the Overdraft Bank, together with their respective Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agent's Payment Office" means the address for payments to each Agent set forth on Rider 1 or such other address as each Agent may from time to time specify.

          "Aggregate Revolving Credit Obligations" means, as of any particular time, the sum of (a) the Aggregate Revolving Dollar Obligations, plus
     (b) the Equivalent Amount (in Dollars) of the Aggregate Revolving Pound Obligations.

          "Aggregate Revolving Dollar Obligations" means, as of any particular time, the sum of (a) all Revolving Dollar Loans then outstanding, plus (b) all U.S. L/C Obligations then outstanding.

          "Aggregate Revolving Pound Obligations" means, as of any particular time, the sum of (a) all Revolving Pound Loans then outstanding, including the Equivalent Amount (in Pounds) of any such Revolving Pound Loans made in Alternative Currencies, plus (b) all International L/C Obligations then outstanding, including the Equivalent Amount (in Pounds) of any International L/C Obligations issued in Alternative Currencies, plus (c) all Overdraft Pound Loans then outstanding.

          "Agreement" means this Credit Agreement, as it may be amended or modified from time to time.

         "Agreement Date" means the date first specified as such hereinabove.

          "Alternative Currencies" means any currencies other than Pounds approved by the International Agent from time to time for the issuance of International Letters of Credit or the making of Revolving Pound Loans, Overdraft Pound Loans or CAPEX Pound Loans.

          "Applicable Percentage" means the appropriate applicable percentage(s) per annum corresponding to the Leverage Ratio in effect as of the most recent Calculation Date (as defined below) as shown below:


------------ --------------- --------------- --------------- -------------- --------------- -------------------- ----------------

Pricing      Leverage Ratio  LIBOR Rate      Overdraft       Base Rate      Unused Line     U.S. Letter of       International
Level                        and LIBOR       Pound Loan      Percentage     Fee Percentage  Credit Fee           Letter of
                             Daily Rate      Rate                                           Percentage           Credit Fee
                             Percentage      Percentage                                                          Percentage
------------ --------------- --------------- --------------- -------------- --------------- -------------------- ----------------
------------ --------------- --------------- --------------- -------------- --------------- -------------------- ----------------

     I       greater than         2.00%           2.00%           -.00%          .30%              1.50%              1.75%
             2.75:1
------------ --------------- --------------- --------------- -------------- --------------- -------------------- ----------------
------------ --------------- --------------- --------------- -------------- --------------- -------------------- ----------------

    II       2.25:1 to            1.75%           1.75%           -.00%          .25%              1.25%              1.75%
             2.75:1
------------ --------------- --------------- --------------- -------------- --------------- -------------------- ----------------
------------ --------------- --------------- --------------- -------------- --------------- -------------------- ----------------

    III      Below 2.25:1         1.50%           1.50%           -.25%          .20%              1.25%              1.75%
------------ --------------- --------------- --------------- -------------- --------------- -------------------- ----------------

          The Applicable Percentage for Loans, Unused Line Fees and Letter of Credit Fees shall, in each case, be determined by the U.S. Agent and adjusted quarterly on that date (each, a "Calculation Date") which is five
     (5) Business Days after the date by which the Borrowers' Representative is required to provide a Compliance Certificate to the U.S. Agent in accordance with the provisions of Section 7.2(a); provided, however, that the initial Applicable Percentage for Loans, Unused Line Fees and Letter of Credit Fees shall be based on Pricing Level I (as shown above), and shall remain at Pricing Level I until the first Calculation Date subsequent to March 31, 1998 and, thereafter, the Pricing Level shall be determined by the then current Leverage Ratio calculated as of the most recent Calculation Date; and, provided, further, that if the Borrowers' Representative fails to provide a Compliance Certificate required by
     Section 7.2(a) on or before the then most recent Calculation Date, the Applicable Percentage for Loans, Unused Line Fees and Letter of Credit Fees shall be based on Pricing Level I unless and until such time that an appropriate Compliance Certificate is provided to the Agent whereupon the Pricing Level shall be determined by the then current Leverage Ratio. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentage shall be applicable to all existing Loans and Letters of Credit existing on the as well as any new Loans made or Letters of Credit issued subsequent thereto but prior to the next.

         "Assignee" has the meaning specified in Section 12.8(a).

          "Assignment of Intercompany Notes" means all documents and instruments executed by each Borrower in connection with the satisfaction of the obligations of such Borrower set forth in Section 8.6(h); as the same may be modified, supplemented or amended from time to time.

          "Attorney Costs" means and includes the reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and the reasonable disbursements of internal counsel.

          "Available Commitment" means, collectively, the Available Revolving Dollar Loan Commitment and the Equivalent Amount (in Dollars) of the Available Pound Loan Commitment.

          "Available   Revolving  Dollar  Loan  Commitment"  means,  as  of  any
     particular time, (a) the amount of the Revolving Dollar Loan Commitment, minus (b) all Aggregate Revolving Dollar Obligations then outstanding.

          "Available   Revolving  Pound  Loan  Commitment"   means,  as  of  any
     particular time, (a) the amount of the Revolving Pound Loan Commitment, minus (b) all Aggregate Revolving Pound Obligations then outstanding.

          "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.);

          "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Reference Bank at its home office as its "reference rate." The "reference rate" is a rate set by the Reference Bank based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by the Reference Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Loan that bears interest at a per annum rate equal to the Base Rate in effect from time to time plus the Applicable Percentage.

          "BOA" has the meaning given to such term in the preamble to this Agreement.

          "BOAFSB" has the meaning given to such term in the preamble to this Agreement.

          "BOAL" has the meaning given to such term in the preamble to this Agreement.

          "Borrowers' Representative" has the meaning given to such term in the preamble to this Agreement.

          "Borrowers" and "Borrower" shall have the meanings given to such terms in the preamble to this Agreement.

          "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to a Borrower on the same day by the Lenders under Article II, and, other than in the case of Base Rate Loans, Overdraft Pound Loans and LIBOR Daily Rate Loans, having the same Interest Period.

          "Borrowing Base" means, at any particular time, the lesser of: (i) the Revolving Loan Amount; or (ii) the product of (a) 2.75 times (b) EBITDA for the most recent twelve (12) fiscal month period of LCGI for which monthly financial statements are then available.

          "Borrowing Base Certificate" means a document substantially in the form of Exhibit A hereto, with appropriate insertions, or such other form as shall be acceptable to the Agent, as it may be amended or modified from time to time, pursuant to which a Responsible Officer of the Borrowers' Representative shall certify the Borrowing Base.

          "Borrowing Base Deficiency" means any condition wherein the Aggregate Revolving Credit Obligations exceed the Borrowing Base as set forth on the most recent Borrowing Base Certificate delivered to the U.S. Agent or as otherwise reasonably determined by the U.S. Agent.

          "Borrowing  Date"  means any date on which a  Borrowing  occurs  under
     Section 2.3.

         "Borrowing Limitations" has the meaning set forth in Section 2.4(a).

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Rate Loan, LIBOR Daily Rate Loan, Revolving Pound Loan, Overdraft Pound Loan or International L/C Obligation, means such a day on which dealings are carried on in London, England and any other applicable offshore dollar interbank market.

          "CAPEX Dollar Loan Amount" means an amount of up to Two Million Six Hundred Sixty-Four Thousand Dollars ($2,664,000), initially; increasing to Five Million Three Hundred Twenty-Eight Thousand Dollars ($5,328,000) on the first anniversary of the Agreement Date; and increasing to Seven Million Nine Hundred Ninety-Two Thousand Dollars ($7,992,000) on the second anniversary of the Closing Date; as it may be reduced at any time or from time to time by the U.S. Borrower pursuant to Section 2.6.

          "CAPEX Dollar Loan Commitment" means the several obligations of the U.S. Lenders to make advances of loaned funds in an aggregate amount of up to the CAPEX Dollar Loan Amount to the U.S. Borrower pursuant to the terms hereof.

          "CAPEX Dollar Loan Notes" means those certain Promissory Notes, each to be dated as of the disbursement date of the CAPEX Dollar Loan corresponding thereto, issued by the U.S. Borrower to each U.S. Lender, to evidence its Pro Rata Share of each CAPEX U.S. Loan made pursuant to
     Section 2.2, in substantially the form of Exhibit B hereto; and any extensions, renewals, or amendments to, or replacements of, the foregoing.

          "CAPEX Dollar Loans" means, collectively, all advances of loaned funds made by the U.S. Lenders to the U.S. Borrower under the CAPEX Dollar Loan Commitments, not to exceed, in aggregate principal amount, the CAPEX Dollar Loan Commitment, and evidenced by the CAPEX Dollar Loan Notes. "CAPEX Loan" shall refer, individually, thereto.

          "CAPEX Loan Commitment" means, collectively, the CAPEX Dollar Loan Commitment and the CAPEX Pound Loan Commitment.

          "CAPEX Loan Notes" means, collectively, the CAPEX Dollar Loan Notes and the CAPEX Pound Loan Notes. "CAPEX Loan Note" shall refer individually thereto.

          "CAPEX Loans" means, collectively, the CAPEX Dollar Loans and the CAPEX Pound Loans. "CAPEX Loan" shall refer individually thereto.

          "CAPEX Pound Amount" means an amount of up to Eight Hundred Thousand Pounds (800,000), initially; increasing to One Million Six Hundred Thousand Pounds (1,600,000) on the first anniversary of the Agreement Date; and increasing to Two Million Four Hundred Thousand Pounds (2,400,000) on the second anniversary of the Agreement Date; as it may be reduced at any time or from time to time by the International Borrower pursuant to Section 2.6.

          "CAPEX Pound Loan Commitment" means the several obligations of the International Lenders to make advances of loaned funds in an aggregate amount of up to the CAPEX Pound Loan Amount to the International Borrower pursuant to the terms hereof.

          "CAPEX Pound Loan Notes" means those certain Promissory Notes, each to be dated as of the disbursement date of the CAPEX Pound Loan corresponding thereto, issued by the International Borrower to each International Lender, to evidence its Pro Rata Share of each CAPEX Pound Loan made pursuant to
     Section 2.2, in substantially the form of Exhibit C hereto; and any extensions, renewals, or amendments to, or replacements of, the foregoing.

          "CAPEX Pound Loans" means, collectively, all advances of loaned funds made by the International Lenders to the International Borrower under the CAPEX Pound Loan Commitment, not to exceed, in aggregate principal amount, the CAPEX Pound Loan Commitment, and evidenced by the CAPEX Pound Loan Notes. "CAPEX Pound Loan" shall refer individually thereto.

          "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law (but which any affected Lenders recognize as having the force of law), in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Capital Expenditures" means, for any fiscal year of LCGI and its consolidated Subsidiaries, the sum of (a) the aggregate amount of all expenditures of or Indebtedness incurred by such Persons for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, and (b) the aggregate amount of all Capitalized Lease Obligations of such Persons incurred during such period, and (c) the aggregate amount of all capitalized research and development costs as shown on the consolidated balance sheet and cash flow statement of LCGI, and such consolidated Subsidiaries for such fiscal year.

          "Capital Stock" means, as applied to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

          "Capitalized Lease" means any lease which is or should be capitalized on the balance sheet of the lessee in accordance with GAAP.

          "Capitalized Lease Obligations" means, with respect to any Person, all monetary obligations of such Person under any Capitalized Leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such Capitalized Lease prior to the first date upon which such Capitalized Lease may be terminated by the lessee without payment of a penalty.

          "Cash Collateralize" means to pledge and deposit with or deliver to the appropriate Collateral Agent, for the benefit of the Issuing Bank and the Lenders, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to such Collateral Agent and the Issuing Bank (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts as directed by the appropriate Collateral Agent.

          "CERCLA" has the meaning specified in the definition of "Environmental Laws."

          "Change in Control" means the occurrence of any of the following: (a) any Person (other than a Person that, as of the Agreement Date, owns, or has the right vote, ten percent (10%) or more of the outstanding shares of voting securities of LCGI) or group (as such term is defined in Rule 13d-5 under the Exchange Act) of Persons shall as a result of a tender or exchange offer, open market purchase, merger, privately negotiated purchases or otherwise, have become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities having twenty percent (20%) or more of the ordinary voting power of the then outstanding securities of LCGI; or (b) subsequent to the Agreement Date, either Bruce Coles or Robert Fooshee shall cease to be actively involved in the day-to-day executive management of LCGI, unless such individual is replaced with an individual equally acceptable to the U.S. Agent as soon as practicable but in any event within ninety (90) days.

          "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

          "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Person in or upon which a Lien now or hereafter exists in favor of any Obligee, individually or as agent for itself and/or other Obligees, whether under this Agreement or under any other Collateral Documents.

          "Collateral Agent" means: (i) BOAFSB with respect to all U.S. Collateral; and (ii) BOAL, with respect to all International Collateral.

          "Collateral Documents" means, collectively, (i) the Security Agreements, the Stock Pledge Agreements, the Assignment of Intercompany Notes, and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between or among any Obligors and Obligees, now or hereafter delivered to any Obligees pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against any Obligor as debtor in favor of any Obligee, as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

          "Commitments"   means,   collectively,   the  Revolving   Dollar  Loan
     Commitment, the Revolving Pound Loan Commitment, the CAPEX Dollar Loan Commitment and the CAPEX Pound Loan Commitment.

          "Commitment Percentages" means the percentages in which the Lenders are severally bound to satisfy the Commitments as shall be in effect from time to time; such percentages as of the Agreement Date are as set forth on Rider 2 hereto.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

          "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation (other than any in respect of the Swap Contracts) shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or if less, the maximum stated amount of the Guaranty Obligation or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof; and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts shall be equal to the amount that would be determined if such Swap Contract were terminated on such date of determination, taking into account any legally enforceable netting arrangement relating to such Swap Contract (such amount, "Swap Termination Value").

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Conversion/Continuation   Date"  means  any  date  on  which,   under
     Section 2.5, a Borrower, acting through the Borrowers' Representative (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

          "Credit Extension" means and includes (a) the making of any Loans hereunder, (b) the Issuance of any Letters of Credit hereunder, and (c) the taking of any other action similar in effect thereto by any Obligee.

          "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Default Rate" means a simple per annum interest rate equal to two percent (2%) per annum in excess of the interest rate otherwise then applicable to any Obligations.

          "Dollars", "dollars" or "$" shall mean lawful money of the United States.

          "EBITDA" means, for any period, for LCGI, on a consolidated basis, the net income for such period (computed without regard to any extraordinary gains or extraordinary losses), plus without duplication, and to the extent reflected as charges in the statement of net income for such period, the sum of (a) income taxes, (b) interest expense, (c) depreciation and amortization expense.

          "EBIRT" means, for any particular fiscal period, for LCGI, on a consolidated basis, the net income for such period (computed without regard to any extraordinary gains or extraordinary losses), plus (i) without duplication, to the extent reflected as charges in the statement of net income for such period, the sum of (a) income taxes, (b) interest expense,
     (c) rent expense.

          "Eligible Assignee" means (a) a commercial bank or other financial institution organized under the laws of the United States, any state thereof or England, and having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000) (or the Equivalent Amount thereof in Pounds); (b) a commercial bank or other financial institution organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000) (or the Equivalent Amount thereof in Pounds or Alternative Currency, as the case may be); and (c) a Person that is primarily engaged in the business of commercial banking or asset based lending and that is an Affiliate of a Lender.

          "Eligible Capital Assets" means new or used equipment, machinery or fixtures purchased by a Borrower on or subsequent to the Agreement Date which are used or useful in the ordinary course of such Borrower's business operations and which the appropriate Agent, in the reasonable exercise of its discretion, otherwise determines to be eligible for financing with one or more CAPEX Loans.

          "Environmental  Claims" means all claims by any Governmental Authority
     or  other  Person  alleging  potential   liability  or  responsibility  for
     violation of any Environmental Laws.

          "Environmental Laws" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time, and any other applicable federal, English, European community, state or local statute, law, ordinance, code, rule, regulation, guideline, order or decree, or other requirement regulating, relating to, or imposing liability or standards of conduct (including, but not limited to, permit requirements, and emission or effluent restrictions) concerning any Hazardous Materials or any hazardous, toxic or dangerous waste, substance or constituent, or any pollutant or contaminant or other substance, whether solid, liquid or gas, or otherwise relating to public health and safety and/or protection of the environment, as now or at any time hereafter in effect. References to sections of any such statute shall be construed to also refer to any successor sections.

          "Equivalent Amount" means (i) whenever this Agreement requires or permits a determination on any date of the equivalent in Dollars of an amount expressed in Pounds, the equivalent amount in Dollars of an amount expressed in Pounds as determined by the appropriate Agent, in good faith, on such date on the basis of the Spot Rate for the purchase of Dollars with such Pounds on the relevant Computation Date provided for hereunder; or
     (ii) whenever this Agreement or any other Loan Document requires or permits a determination on any date of the equivalent amount in Pounds of an amount expressed in any Alternative Currency, the equivalent amount in Pounds of an amount expressed in the Alternative Currency as determined by the appropriate Agent, in good faith, on such date on the basis of the Spot Rate for the purchase of such Pounds with the Alternative Currency on the relevant computation date provided for hereunder.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with either Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code)

          "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by either Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
     Section 4062(e) of ERISA; (c) a complete or partial withdrawal by either Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon either Borrower or any ERISA Affiliate.

          "Estimated Remediation Costs" means all costs associated with performing work to remediate contamination of real property or groundwater, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to "cap" or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

          "Event of Default" means any of the events or circumstances specified in Section 10.1.

          "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

          "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15 (519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, H.15 (519)) on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 12:00 p.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York, New York selected by the Agent.

         "Fee Letter" has the meaning specified in Section 2.12(a).

         "FEMA" has the meaning specified in Section 2.18.

          "Foreign Exchange Agreement" means a foreign currency exchange hedging product agreement providing foreign currency exchange protection, and arising at any time between either Borrower, on the one hand, and one or more of the Lenders (or an Affiliate of a Lender), on the other hand, as such agreement may be modified, supplemented or amended, and in effect from time to time.

          "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "Funded Debt" means, without double-counting, with respect to LCGI on a consolidated basis with its Subsidiaries for any twelve (12) month fiscal period, the arithmetic average Equivalent Amount in Dollars outstanding during such period of the following: (i Indebtedness for money borrowed;
     (ii) Indebtedness represented by notes payable and drafts accepted representing extensions of credit, (iii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iv) all Indebtedness upon which interest charges are customarily paid, (v) all Capitalized Lease Obligations, (vi) all reimbursement obligations with respect to outstanding letters of credit, including Letters of Credit,
     (vii) all Indebtedness issued or assumed as full or partial payment for property or services (other than accrued expenses and trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on trade terms customary in the industry), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, and (viii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

          "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.1.

         "FX Lender" has the meaning set forth in Section 2.18.

          "FX Trading Office" means the office (if any) designated as the FX Trading Office on Rider 1, or such other office as BOAFSB may designate from time to time.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guarantors" means, collectively, (i) LCGI, as to both Borrowers, (ii) the U.S. Borrower, as to the International Borrower, (iii) any U.S. Subsidiary which is a Subsidiary Guarantor, as to both Borrowers, and (iv) any International Subsidiary which is a Subsidiary Guarantor, as to the International Borrower. "Guarantor" shall refer, individually, thereto. The term "Guarantor" shall be subject further to the limitations set forth in
     Section 2.19(a).

          "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation" in Sectin 1.1.

          "Hazardous Materials" means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

         "Honor Date" has the meaning specified in Subsection 3.3(b).

          "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through
     (g) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

         "Indemnified Obligations" has the meaning specified in Section 12.5.

         "Indemnified Person" has the meaning specified in Section 12.5.

         "Independent Auditor" has the meaning specified in Subsection 7.1(a).

          "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, Marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Interest Payment Date" means: (i) as to any LIBOR Rate Loan, the last day of each Interest Period applicable to such LIBOR Rate Loan; provided, however, that if any Interest Period for a LIBOR Rate Loan exceeds three (3) months, the dates that fall at the three (3) month intervals, after the beginning and prior to the end of such Interest Period, shall also be Interest Payment Dates; and (ii) as to any Base Rate Loan, LIBOR Daily Rate Loan and Overdraft Pound Loan, the last Business Day of each month following its disbursement or the date on which such Loan is paid in full or converted into another Type of Loan.

          "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an LIBOR Rate Loan, and ending on the date one (1), two (2), three (3) or six (6) months thereafter as selected by the Borrowers' Representative in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

          (1) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an LIBOR Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (2) any Interest Period pertaining to an LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; (3) no Interest Period shall extend beyond the Maturity Date.

          "International Agent" means BOAL, acting in such capacity hereunder and under the other Loan Documents.

          "International Borrower" has the meaning given to such term in the preamble to this Agreement.

          "International Collateral" means any Collateral in which a Lien is hereafter granted by a International Obligor in favor of the Collateral Agent.

          "International L/C Commitment" means the commitment of the Issuing Bank to issue International Letters of Credit, and of the International Lenders severally to participate in International Letters of Credit, from time to time Issued under Article III, of which not more than Eleven Million Pounds Sterling (11,000,000) (or the Equivalent Amount in any Alternative Currencies) shall be made available to the International Borrower and the International Subsidiaries at any one time, as the same shall or may be reduced as a result of the reduction in the L/C Commitment pursuant to Section2.6 or Section 2.7; provided that the International L/C Commitment is a part of the Revolving Pound Loan Commitment, and not a separate, independent commitment.

          "International L/C Obligations" means at any time, the sum of: (a) the aggregate undrawn amount of all International Letters of Credit (in Pounds or the Equivalent Amount in Pounds of any Alternative Currencies) plus
     (b) the aggregate amount of all then unreimbursed drawings under International Letters of Credit in Pounds (or the Equivalent Amount in Pounds of any Alternative Currencies).

          "International Lenders" means those Lenders listed as "International Lenders" on Rider 2 hereto and any assignees of International Lenders which hereafter become parties hereto pursuant to and in accordance with Section
     11.8 hereof; and "International Lender" shall refer, individually thereto. As of the Agreement Date, BOAL is the only International Lender.

          "International Letter of Credit" means any Letter of Credit other than a U.S. Letter of Credit.

          "International  Obligors"  means,   collectively,   the  International
     Borrower and each International Subsidiary which is, or hereafter becomes, a Subsidiary Guarantor.

          "International Subsidiary" means any direct or indirect Subsidiary of an Obligor, whether existing on the Agreement Date or subsequent thereto, which is not a U.S. Subsidiary.

          "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Issuance Date" has the meaning specified in Section 3.1(a).

          "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

          "Issuing Bank" means (i) BOA, for U.S. Letters of Credit, and (ii) BOAL, for International Letters of Credit; together with any replacement letter of credit issuer arising under Section 11.9

          "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other, similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the LCGI or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

          "Judgment   Currency"  has  the  meaning  ascribed  to  such  term  in
     Section 2.17(c) hereof.

         "LCGI" has the meaning specified in the preamble to this Agreement.

          "L/C Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Application" means an application form for issuances of standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Commitments" means, collectively, the U.S. L/C Commitment and the International L/C Commitment.

          "L/C-Related   Documents"  means  the  Letters  of  Credit,   the  L/C
     Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

          "Lenders" means those financial institutions whose names are set forth on the signature pages hereof under the heading "Lenders" and the Overdraft Bank and any assignees of the Lenders and the Overdraft Bank who hereafter become parties hereto pursuant to and in accordance with Section 12.8 hereof; and "Lender" shall mean any one of the foregoing Lenders. In addition to the foregoing, unless the context otherwise clearly requires, the term "Lender" shall also include any such institution, or Affiliate of such institution (as the case may be), in its capacity as a Swap Provider or FX Lender.

          Lending Office" means, as to the Agent or any Lender, the office or offices of the Agent or such Lender specified as its "Lending Office" or "U.S. Lending Office" or "International Lending Office", as the case may be, on Rider 1, or such other office or offices as the Lender may from time to time notify the Borrowers' Representative and each Agent.

          "Letters of Credit" means any commercial or standby letters of credit (or contracts of guaranty, surety or indemnify substantially similar in effect thereto) Issued by the Issuing Bank pursuant to Article III.

          "Leverage  Ratio" shall mean the ratio of (i) total  Funded  Debt,  to
     (ii) EBITDA; in each case, determined for the twelve (12) fiscal months period ending on a fiscal quarter end of LCGI.

          "LIBOR Rate" means, for each Interest Period in respect of LIBOR Rate Loans comprising part of the same Borrowing, an interest rate per annum (rounded upward to the nearest 1/16th of l%) determined by the appropriate Agent pursuant to the following formula:

          (a) With respect to LIBOR Rate Loans denominated in Dollars, as follows:

     -------------------- ------------------------------------------------------
     LIBOR Rate    =                      LIBOR
                          ------------------------------------------------------
                          ------------------------------------------------------
                                        1.00 - Offshore Reserve Percentage
     -------------------- ------------------------------------------------------

         Where,

          "Offshore Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/16th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period, with the LIBOR Rate to be adjusted automatically as of the date on which any change in the Offshore Reserve Percentage becomes effective; and

          "LIBOR" means the rate of interest per annum determined by the U.S. Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to such Agent by the Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan by such Reference Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (Atlanta time) on the second Business Day prior to the commencement of such Interest Period.

          (b) With respect to LIBOR Rate Loans denominated in Pounds or Alternative Currencies, as follows:

                          LIBOR Rate = LIBOR + MLA Cost

         Where,

          "LIBOR" means the rate of interest equal to the average among interest rates (rounded upwards, if necessary, to the nearest 1/16 of 1%) as of 11:00 a.m. (London Time), on the Business Day of the commencement of such Interest Period for a period comparable to such Interest Period, at which deposits in Pounds in Same Day Funds are offered to the International Agent in the London interbank market in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan denominated in Pounds or the Equivalent Amount, in Pounds, of a LIBOR Rate Loan denominated in an Alternative Currency.

          "MLA Cost" means, subject to paragraph 3 below, the rate per annum determined by the International Agent to be equal to the arithmetic mean (rounded to three decimal places with the mid-point rounded up) of the respective rates determined by the International Agent as the rate resulting from the application of the following formula:

                             A (D-E) + BD + C (D-F)
                                   100 - (B+C)

          where on the date upon which the calculation  falls to be made:

          "A" is the level of secured loans which the Reference Bank is required by the Bank of England to maintain with members of the London Discount Market Association, gilt-edged market makers and Stock Exchange money brokers or certain marketable or callable securities approved by the Bank of England, expressed as a percentage of Eligible Liabilities;

          "B" is the level of interest free cash balances which the Reference Bank is required to maintain with the Bank of England, expressed as a percentage of Eligible Liabilities;

          "C" is the level of interest-bearing Special Deposits which the Reference Bank is required to maintain with the Bank of England, expressed as a percentage of Eligible Liabilities;

          "D" is the interest rate expressed as a percentage per annum at which one, two or three months (as the case may be) sterling deposits are offered to the Reference Bank in the London Interbank Market at or about 11:00 a.m. (London time);

          "E" is the lower of D (above) and the interest rate expressed as a percentage per annum offered by discount houses for secured one, two or three month callable fixtures (as the case may be) at or about 11:00 a.m. (London time); and

          "F" is the lower of D (above) and the interest rate expressed as a percentage per annum payable by the Bank of England to the Reference Bank on interest-bearing Special Deposits.

          1. For purposes hereof, Eligible Liabilities and Special Deposits have the meanings given to them at the time of application of the formula by the Bank of England.

          2. The MLA Cost shall be calculated by the International Agent at or about 11:00 a.m. (London time) on the first day of each Interest Period and, if necessary, on days falling at intervals of three (3) months thereafter during such Interest Period; the MLA Cost so calculated shall apply from and including the date on which the calculation is made to, but excluding, the date on which the MLA Cost is next calculated or, as the case may require, the last day of the Interest Period in question.

          3. If there is any change in applicable law or regulation, or the interpretation thereof, by any governmental authority charged with the administration thereof, or in the nature of any request or requirement by the Bank of England, or other applicable banking authority, the effect of which is to impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirements against assets held by, or deposits in, or for the account of, or advances by the Reference Bank, or in any other respect whatsoever, the International Lender shall be entitled to vary the above formula so as (but only so as) to restore the position, in terms of overall return to that which prevailed before such change became necessary. The Reference Bank shall notify the Borrowers' Representative of any necessary variation to the formula and the formula, as so varied, shall be the formula for the purposes hereof with effect from the date of notification; however, such change shall not affect the MLA Cost in respect of any period of calculation which commenced before the date of such notification.

          4. The LIBOR Rate shall be adjusted automatically as of the effective date of any change in the MLA Cost.

          "LIBOR Daily Rate" means the rate of interest equal to the average among interest rates (rounded upwards, if necessary, to the nearest 1/16th of 1%) as of 11:00 a.m. (London time), on any Business Day at which deposits in Pounds in Same Day Funds are offered to the International Agent in the London interbank market for a period of less than thirty (30) days in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Daily Rate Loan denominated in Pounds or the Equivalent Amount in Pounds of any such Loan denominated in an Alternative Currency.

          "LIBOR Daily Rate Loan" means a Loan that bears interest based on the then effective LIBOR Daily Rate plus the Applicable Percentage.

          "LIBOR Rate Loan" means a Loan that bears interest based on the then effective LIBOR Rate plus the Applicable Percentage.

          "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

          "Loans" means, collectively, Revolving Loans, Overdraft Pound Loans and CAPEX Loans. "Loan" shall refer, individually, thereto.

          "Loan Documents" means this Agreement, any Notes, the Collateral Documents, the L/C-Related Documents, the Fee Letter, any Foreign Exchange Agreements, any Specified Swap Contracts, and all other documents executed and/or delivered by any Obligor to any Obligee in connection with the transactions contemplated by this Agreement.

          "Majority Lenders" means at any time of determination (a) if there are less than three (3) Lenders hereunder, all of the Lenders, and (b) if there are three (3) or more Lenders hereunder, at least (i) two (2) Lenders the total of whose Loans outstanding equals or exceeds fifty percent (50%) of the total principal amount of all Loans then outstanding hereunder (including the Equivalent Amount in Dollars of the total principal amount of the Pounds Loans outstanding as of the most recent computation date).

          "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

          "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of LCGI and its consolidated Subsidiaries, taken as a whole; (b) a material impairment of the ability of any Obligor to perform under any Loan Document to which it is a party or to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against any Obligor in respect of any Loan Document, or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents. As used herein, to the extent applicable, "material" shall be equivalent to the "Material Amount."

          "Material Amount" shall mean Five Hundred Thousand Dollars ($500,000) or, as appropriate, the Equivalent Amount in Dollars of any sum denominated in Pounds or Alternative Currencies.

          "Material Subsidiary" means (i) the Subsidiary Guarantors, (ii) those additional Subsidiaries of LCGI (if any) listed on Schedule 6.19 hereto, and identified as such thereon, and (iii) any other Subsidiary of LCGI, hereafter created, which (a) owns assets having an aggregate market value equal to or greater than five percent (5%) of all assets of LCGI and its Subsidiaries, on a consolidated basis, or (b) has gross revenues which in the aggregate are equal to or greater than five percent (5%) of the gross revenues of LCGI and its Subsidiaries, on a consolidated basis; provided, however, that, in any event, notwithstanding the foregoing, Gibb Africa Consulting Engineers, Ltd. and its Subsidiaries shall not at any time be considered Material Subsidiaries.

          "Maturity Date" means January 15, 2001, or such earlier date on which payment of all the Loans shall be due (whether by acceleration or otherwise) upon the terms and conditions set forth herein; provided, however, that, at the sole option of the Lenders, by giving written affirmation to the Borrowers' Representative to such effect, the "Maturity Date" may be extended for up to two (2) years subsequent to January 15, 2001; that is, until January 15, 2003, in one (1) year increments, at the request of Borrowers' Representatives made in writing to the U.S. Agent not earlier than ninety (90) days, and not later than sixty (60) days, before the first anniversary of the Agreement Date. Any such request to which the Borrowers' Representative does not receive an affirmation in writing from the U.S. Agent within ten (10) Business Days of the date on which such request was made shall be deemed to be a negative response.

          "Maximum CAPEX Loan Advance" means, for any CAPEX Loan, a sum equal to eighty percent (80%) of (i) invoiced cost to the Borrower requesting such advance, for expenditures in respect of Eligible Capital Assets which are new (which, for purposes hereof, shall mean purchased within six (6) months or less from the date of the request for a CAPEX Loan) or, if used, have an invoiced cost to such Borrower of less than Five Hundred Thousand Dollars ($500,000) (or the Equivalent Amount in Dollars, if such cost is denominated in Pounds or an Alternative Currency); or (ii) the lower of invoiced cost to such Borrower for, or the Appraised Value (as defined hereinbelow in this definition) of, any other Eligible Capital Assets of such Borrower, to the extent not governed by clause (i) above. For purposes hereof, "Appraised Value" means the orderly liquidation value of an Eligible Capital Asset, as determined by an independent appraiser, selected by Borrowers' Representative, and reasonably acceptable to the appropriate Agent.

          "Mortgage" means any deed of trust, mortgage, leasehold mortgage, assignment of rents or other document creating a Lien on real property or any interest in real property.

          "Mortgaged Property" means all property subject to a Lien pursuant to a Mortgage. Initially, Mortgaged Property shall be limited to that Real Property owned by the U.S. Obligors and identified as such on Schedule 6.17 hereto.

          "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which either Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Notes" means, collectively, the Revolving Loan Notes and the CAPEX Loan Notes. "Note" shall refer, individually, thereto.

          "Notice of Borrowing" means a notice in substantially the form of Exhibit E.

          "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit F.

          "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by any Obligor to any Obligee, whether direct or indirect (including those acquired by assignment), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising. The term "Obligations" shall include all Loans, L/C Obligations, all obligations under any FEMA, all obligations under any Specified Swap Contract, all interest, fees, charges, and Attorney Costs, and all obligations in respect of Indemnified Obligations.

          "Obligee" means, individually, each Lender, each Issuing Bank, the Overdraft Bank, each Agent, each Collateral Agent, each Agent-Related Person, each Indemnified Person and each Swap Provider. "Obligees" means all such Persons, collectively.

          "Obligor" means, individually, LCGI, each Borrower, any Guarantor, and each other Person who is or shall become primarily or secondarily liable on any of the Obligations, or on whose property any Obligee holds a Lien as security for any of the Obligations. "Obligors" means all such Persons, collectively.

          "Original   Currency"  has  the  meaning  ascribed  to  such  term  in
     Section 2.16 hereof.

          "Organization Documents" means, (i) for any corporation, the certificate or articles of incorporation (or the foreign equivalent thereof, if any), the bylaws (or the foreign equivalent thereof, if any), any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation; (ii) for any partnership (general or limited), its articles of partnership and any partnership agreement; and
     (iii) for any limited liability company, its articles of organization and any operating agreement.

          "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Overdraft Amount" means the sum of Four Million Pounds (4,000,000), initially, as it shall or may be reduced from time to time hereafter pursuant to the operation and effect of Sections 2.6 and 2.7.

         "Overdraft Bank" means BOAL.

          "Overdraft Current Account" means each current account in the name of the International Borrower with the Overdraft Bank.

          "Overdraft Facility" means the overdraft facility granted by the Overdraft Bank to the International Borrower pursuant to Subsection 2.1(b).

          "Overdraft Outstandings" means, as of any particular time, the amount at that time of the debit balance on the Overdraft Current Accounts.

          "Overdraft Pound Loan Commitment" means the Overdraft Bank's obligation to make funds available to the International Borrower under the Overdraft Facility, and the several obligations of the International Lenders to participate in such credit extensions, in an aggregate amount up to the Overdraft Amount; provided that the Overdraft Pound Loan Commitment is a part of the Revolving Pound Loan Commitment, and not a separate, independent commitment.

          "Overdraft Pound Loans" means, collectively, the amounts advanced by the Overdraft Bank to the International Borrower under the Overdraft Pound Loan Commitment, not to exceed the Overdraft Amount.

          "Overdraft Rate" shall mean the interest rate imposed from time to time by the Reference Bank in London, England on outstanding overdrafts. Such interest may be different for different amounts, periods outstanding and customers.

         "Participant" has the meaning specified in Subsection 12.8(d).

          "PBGC"  means  the  Pension  Benefit  Guaranty  Corporation,   or  any
     Governmental Authority succeeding to any of its principal functions under ERISA.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which either Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

         "Permitted Liens" has the meaning specified in Section 8.1.

          "Permitted Swap Obligations" means obligations of an Obligor or any of its Material Subsidiaries under Swap Contracts incurred either: (i) pursuant to Section 7.16; or (ii) if, other than pursuant to Section 7.16, in the ordinary course of such Person's business, and not for speculative purposes; provided, however, that: (a) the aggregate Swap Termination Value of all Swap Contracts outstanding at any one time, inclusive of those described in both clauses (i) and (ii) above, shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000); and (b) the term of any Swap Contract is made co-terminous with the term of this Agreement.

          "Person"  means  an  individual,  partnership,   corporation,  limited
     liability   company,   business   trust,   joint  stock   company,   trust,
     unincorporated association, joint venture or Governmental Authority.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which either Borrower sponsors or maintains or to which either Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Pledge Agreement" means a pledge agreement issued by an Obligor in favor of the Agent in respect of any Material Subsidiary which is a direct Subsidiary of such Obligor, pledging to the Agent the capital stock, membership interests, partnership shares or any other, similar indicia of equity ownership owned by such Obligor in such Material Subsidiary; each to be in form and substance satisfactory to the Agent. The initial Pledge Agreement, to be signed by the Obligors on the Agreement Date, shall be substantially in the form of Exhibit G hereto.

         "Pledged Collateral" has the meaning specified in the Pledge Agreement.

          "Pro Rata Share" means, as to any Lender at any time, in reference to any Commitment or all Commitments, as the case may be, the percentage equivalent (expressed as a decimal, and rounded to the ninth decimal place) at such time of such Lender's Commitment divided by the combined Commitments of all Lenders.

         "Pounds" or "Pound" means British Pounds Sterling.

          "Reference Bank" means BOA, except that for purposes of determining the interest rate payable on Revolving Pound Loans (including Overdraft Pound Loans), BOAL shall be deemed the "Reference Bank."

          "Real Property" of any Person means the real property owned by such Person, including the Real Property of the U.S. Obligors identified on
     Schedule 6.17 hereto.

          "Reportable   Event"   means,   any  of  the   events   set  forth  in
     Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the thirty (30) day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means, with respect to any Obligor, the president, chief executive officer, the chief operating officer, the chief financial officer thereof, the corporate controller, the general counsel or any other officer having substantially the same authority.

          "Resulting  Currency"  has  the  meaning  ascribed  to  such  term  in
     Section 2.17 hereof.

          "Revolving Dollar Loan Amount" means the sum of Forty Million Dollars ($40,000,000), initially; as it shall or may be reduced from time to time hereafter pursuant to the operation and effect of Section 2.6 and
     Section 2.7.

          "Revolving Dollar Loan Commitment" means the several obligations of the U.S. Lenders to make advances of loaned funds in an aggregate amount up to the Revolving Dollar Loan Amount to the U.S. Borrower.

          "Revolving Dollar Loan Notes" means those certain Promissory Notes, dated as of the Agreement Date, in an aggregate principal amount equal to the Revolving Dollar Loan Commitment, issued by the U.S. Borrower to each U.S. Lender, pursuant to Section 2.3(b), in substantially the form of Exhibit H hereto; and any extensions, renewals, or amendments to, or replacements of, the foregoing.

          "Revolving Dollar Loans" means, collectively, the amounts advanced by the U.S. Lenders to the U.S. Borrower under the Revolving Dollar Loan Commitment, not to exceed the amount of the Revolving Dollar Loan Amount, and evidenced by the Revolving Dollar Loan Notes.

          "Revolving Loan Amount" means the sum of Fifty-Eight Million Dollars ($58,000,000), initially; reducing to Forty-Eight Million Dollars ($48,000,000), effective on January 1, 1999; and reducing further to Forty-Three Million Dollars ($43,000,000), effective on January 1, 2000.

          "Revolving Loan Commitment" means, collectively, the Revolving Dollar Loan Commitment and the Revolving Pound Loan Commitment.

          "Revolving Loan Notes" means, collectively, the Revolving Dollar Loan Notes and the Revolving Pound Loan Notes. "Revolving Loan Note" shall refer, individually, thereto.

          "Revolving Loans" means, collectively, the Revolving Dollar Loans and the Revolving Pound Loans. "Revolving Loan" shall refer, individually, thereto.

          "Revolving Pound Loan Amount" means the sum of Eleven Million Pounds Sterling (11,000,000), initially, as it shall or may be reduced from time to time hereafter pursuant to the operation and effect of Section 2.6 and
     Section 2.7.

          "Revolving Pound Loan Commitment" means the several obligations of the International Lenders to make advances of loaned funds in an aggregate amount up to the Revolving Pound Loan Amount to the International Borrower; together with the Overdraft Pound Loan Commitment.

          "Revolving Pound Loans" means, collectively, the amounts advanced by the International Lenders to the International Borrower under the Revolving Pound Loan Commitment, not to exceed the Revolving Pound Loan Amount, and evidenced by the Revolving Pound Loan Notes.

          "Revolving Pound Loan Notes" means those certain Promissory Notes, dated as of the Agreement Date, in an aggregate principal amount equal to the Revolving Pound Loan Commitment, issued by the International Borrower to each International Lender, pursuant to Section 2.3(b), in substantially the form of Exhibit I hereto; and any extensions, renewals, or amendments to, or replacements of, the foregoing.

          "Same Day Funds" means (i) with respect to disbursements and payments in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in Pounds or Alternative Currencies, same day or other funds as may be determined by the International Agent to be customary in the place of disbursements or payment for the settlement of
     international   banking   transactions   in  Pounds  or  such   Alternative
     Currencies.

          "Security Agreements" means, collectively, (i) a Security Agreement executed by each U.S. Obligor in favor of BOAFSB, as Collateral Agent, in which such U.S. Obligor shall grant a security interest to such Collateral Agent in all, or substantially all, of its personal property and fixtures, including its accounts, contract rights, general intangibles, chattel paper, instruments, inventory, documents and equipment, as security for all Obligations, and (ii) that certain Debenture of even date herewith executed by the International Borrower in favor of BOAL, as Collateral Agent, in its accounts, contract rights, chattel paper, instruments and general intangibles, as security for certain of the Obligations; as each of the same may be amended, modified or supplemented from time to time. "Security Agreement" means any of the foregoing. The initial Security Agreement, to be signed by the U.S. Obligors on the Agreement Date, shall be substantially in the form of Exhibit J hereto; and the initial Debenture, to be signed by the International Borrower on the Agreement Date, shall be substantially in the form of Exhibit K hereto.

          "SEC"  means  the   Securities   and  Exchange   Commission,   or  any
     Governmental Authority succeeding to any of its principal functions.

          "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;
     (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "Specified Swap Contract" means any Swap Contract made or entered into at any time, or in effect at any time (whether heretofore or hereafter), whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between an Obligor and any Swap Provider which Swap Contract is or was intended by the parties hereto to have been entered into, in part or entirely, for purposes of mitigating interest rate or currency exchange risk in accordance with Section 7.16 (which intent shall conclusively be deemed to exist if a Borrower so represents to the Swap Provider in writing).

          "Spot Rate" for a currency means the rate quoted by the appropriate Agent as the spot rate for the purchase by such Agent of such currency with another currency at approximately 9:00 a.m. (Atlanta time), in the case of conversions from Pounds to Dollars, and 9:00 a.m. (London time), in the case of conversions from Alternative Currencies to Pounds, on that date which is two (2) Business Days prior to the date as of which the foreign exchange computation is made.

          "Subordinated Debt" means Indebtedness which is subordinated in right and claim to the rights and claims of the Obligees in respect of the Obligations on terms and conditions satisfactory to the U.S. Agent pursuant to a currently effective Subordination Agreement.

          "Subordination Agreement" means a written agreement either directly in favor of the Lenders (or the U.S. Agent, on the Lenders' behalf) or contained in any instrument evidencing Subordinated Debt, setting forth terms and conditions of subordination satisfactory to the Agent in respect of Subordinated Debt; provided however, that if such agreement is contained in the instrument evidencing Subordinated Debt and not specific to the Obligations, the U.S. Agent may require, as a condition to such debt being considered as Subordinated Debt, that a Responsible Officer of the Borrowers' Representative certify in writing to the U.S. Agent that such agreement was intended to apply to, and shall apply to, the Obligations and that the Lenders are entitled to rely thereon as third party beneficiaries, to be substantially in the form of Exhibit L attached hereto.

          "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock , membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

          "Subsidiary Guarantor" and "Subsidiary Guarantors" have the meaning specified in the preamble to this Agreement.

          "Surety Instruments" means with respect to a Person all letters of credit (including standby and commercial), banker's acceptances, shipside bonds, surety bonds and similar instruments of such Person.

          "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Swap Provider" means any Lender, or any Affiliate of any Lender, that is at the time of determination party to a Swap Contract with a Borrower or any Subsidiary.

          "Swap Termination Value" has the meaning specified in the definition of "Contingent Obligation."

          "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender, the Overdraft Bank, the Issuing Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender, the Overdraft Bank, the Issuing Bank or the Agent, as the case may be, is organized or maintains a Lending Office.

          "Type" means a type of Loan; that is, either a Base Rate Loan or a LIBOR Rate Loan.

          "UCC" means the Uniform Commercial Code as in effect in the State of Georgia from time to time or any other applicable jurisdiction.

          "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a) (16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." each means the United States of America.

          "U.S. Agent" shall mean BOAFSB, acting in such capacity hereunder and under the other Loan Documents.

          "U.S. Borrower" has the meaning specified in the preamble to this Agreement.

          "U.S. Collateral" means all Collateral, other than International Collateral.

          "U.S. Lenders" means those Lenders listed as "U.S. Lenders" on Rider2 hereto and any assignees of such U.S. Lenders which hereafter become parties hereto and in accordance with Section 11.8 hereof; and "U.S. Lender" shall refer, individually, thereto. As of the Agreement Date, BOAFSB is the only U.S. Lender.

          "U.S. L/C Commitment" means the commitment of the Issuing Bank to Issue U.S. Letters of Credit, and of the U.S. Lenders severally to participate in U.S. Letters of Credit, from time to time Issued under
     Article III, not to exceed Three Million Dollars ($3,000,000), as the same shall or may be reduced as a result in the reduction of L/C Commitments pursuant to Section 2.6 or Section 2.7; provided, however, that the U.S. L/C Commitment is a part of the Revolving Dollar Loan Commitment, and not a separate, independent commitment.

          "U.S. L/C Obligations" means the sum of (a) the aggregate undrawn amount of all U.S. Letters of Credit then outstanding, plus (b) the aggregate amount of all then unreimbursed drawings under all U.S. Letters of Credit.

          "U.S. Letter of Credit" means a Letter of Credit issued on behalf of the U.S. Borrower or a U.S. Subsidiary.

          "U.S. Obligors" means, collectively, LCGI, the U.S. Borrower and each U.S. Subsidiary which is, or hereafter becomes, a Subsidiary Guarantor.

          "U.S. Subsidiary" means any direct or indirect Subsidiary of an Obligor which is domiciled, incorporated or organized under the laws of any State of the United States or the District of Columbia, whether existing on the Agreement Date or subsequent thereto.

         I.2      Other Interpretive Provisions.

          The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible. Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and
     (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference any Obligee, or group of Obligees by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion, exercised in good faith and in a commercially reasonable manner." This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Obligees and the Obligors, and are the product of all parties. Accordingly, they shall not be construed against any Obligee or Obligor merely because of its involvement in their preparation. Each definition of an agreement in this Article 1 shall include such agreement as modified, amended, or supplemented from time to time with the prior written consent of the Borrowers' Representative and the Majority Lenders, except as provided in
     Section 12.1 hereof. Except where the context otherwise' requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and permitted assigns. All terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of Georgia on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein. All accounting terms used herein without definition shall be used as defined under GAAP. For all purposes of this Agreement (other than for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent of any Pounds or Alternative Currency shall be determined at the Spot Rate and all covenants shall be calculated in the Equivalent Amount of Dollars. References herein to "fiscal year" shall mean the fiscal year of LCGI and references herein to "fiscal quarter" or "fiscal month" shall mean the fiscal quarters or fiscal months of LCGI.


                                   ARTICLE II.

                                   THE CREDIT

         II.1     Amounts and Terms of Revolving Loan Commitment.

          (a) Each U.S. Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Dollar Loans to the U.S. Borrower from time to time on any Business Day during the period from the Agreement Date to the Maturity Date, in an aggregate amount (determined in Dollars), not to exceed at any time the lesser of (a) the Revolving Dollar Loan Commitment of such Lender as set forth in the definition of Commitment Percentages in Section 1.1 hereof, or (b) the Available Revolving Dollar Loan Commitment; provided, however, that, after giving effect to any such Revolving Dollar Loan, the aggregate principal amount (determined in Dollars) of all outstanding Revolving Dollar Loans shall not exceed the aggregate amount of the Revolving Dollar Loan Commitment; provided further that, after giving effect to the making of such Revolving Dollar Loan, the U.S. Borrower shall remain in compliance with all relevant limitations set forth in Section 3.1(a) concerning the issuance of U.S. Letters of Credit. Within the limits of each U.S. Lender's Revolving Dollar Loan Commitment, and subject to subsection (c) below and the other terms and conditions hereof, the U.S. Borrower may borrow under this Section2.1(a), may prepay pursuant to Section 2.8 and reborrow pursuant to this Section 2.1(a), and shall prepay (as necessary) pursuant to Section 2.7.

          (b) (i) Each International Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Pound Loans to the International Borrower and (ii) the Overdraft Bank agrees, on the terms and conditions hereinafter set forth, to allow the International Borrower to make drawings under the Overdraft Facility by presentation to the Overdraft Bank of any checks drawn by the International Borrower and/or other instructions from the International Borrower for payment (and such checks and/or instructions shall be honored by the Overdraft Bank); in each case, from time to time on any Business Day during the period from the Agreement Date to the Maturity Date, in an aggregate amount (determined in Pounds) not to exceed at any time the lesser of (a) the Revolving Pound Loan Commitment of such Lender as set forth in the definition of Commitment Percentages in Section 1.1 hereof, or (b) the Available Revolving Pound Loan Commitment; provided, however, that after giving effect to any such Revolving Pound Loan or Overdraft Pound Loan, the aggregate principal amount (determined in Pounds or the Equivalent Amount in Pounds of any Alternative Currencies) of all outstanding Revolving Pound Loans and Overdraft Pound Loans shall not exceed the aggregate amount of the
     Revolving Pound Loan Commitment; provided further, that Overdraft Outstandings shall not exceed the Overdraft Amount; provided, further, that the liability of the International Borrower in respect of any drawing made pursuant to the Overdraft Facility shall not be affected in any way if such drawing is made in contravention of the terms and conditions hereinafter set forth; and provided, further, that, after giving effect to the making of any Revolving Pound Loans, the International Borrower remains in compliance with all relevant limitations set forth in Section 3.1(a) concerning the issuance of International Letters of Credit. Within the limits of each International Lender's Pound Loan Commitment, and subject to subsection (c) below and the other terms and conditions thereof, the International Borrower may borrow under this Section 2.1(b), may prepay pursuant to Section 2.8 and reborrow pursuant to this Section 2.1(b), and shall prepay (as necessary) pursuant to Section 2.7.

          (c) In addition to the foregoing limitations, in no event shall Aggregate Revolving Credit Obligations outstanding, measured monthly by the U.S. Agent as of the last day of each fiscal month of the Borrowers, commencing with the fiscal month ending closest to January 31, 1998, ever exceed the Borrowing Base.

         II.2     Amounts and Terms of CAPEX Loan Commitment.

          (a) Each U.S. Lender severally agrees, on the terms and conditions hereinafter set forth, to make CAPEX Dollar Loans to the U.S. Borrower from time to time on any Business Day during the period from the Agreement Date to the Maturity Date, in an aggregate amount (determined in Dollars), not to exceed at any time the CAPEX Dollar Loan Commitment of such Lender as set forth in the definition of Commitment Percentages in Section 1.1 hereof; provided, however, that, after giving effect to any such CAPEX Dollar Loan, the aggregate principal amount (determined in Dollars) of all outstanding CAPEX Dollar Loans shall not exceed the aggregate amount of the CAPEX Dollar Loan Commitment. Within the limits of each U.S. Lender's CAPEX Dollar Loan Commitment, and subject to the other terms and conditions hereof, the U.S. Borrower may borrow under this Section 2.2(a), may prepay pursuant to Section 2.8, and shall prepay pursuant to Section 2.7. No amount of any CAPEX Dollar Loan may be reborrowed, once repaid, however, and the total number of CAPEX Dollar Loans outstanding at any one time shall not exceed twelve (12).

          (b) Each International Lender severally agrees, on the terms and conditions hereinafter set forth, to make CAPEX Pound Loans to the International Borrower from time to time on any Business Day during the period from the Agreement Date to the Maturity Date, in an aggregate amount (determined in Pounds or the Equivalent Amount in Pounds of any Alternative Currencies), not to exceed at any time the CAPEX Pound Loan Commitment of such Lender as set forth in the definition of Commitment Percentages in
     Section 1.1 hereof; provided, however, that after giving effect to any such CAPEX Pound Loan, the aggregate principal amount (determined in Pounds or the Equivalent Amount in Pounds of any Alternative Currencies), of all outstanding CAPEX Pound Loans shall not exceed the aggregate amount of the CAPEX Pound Loan Commitment. Within the limits of each International Lender's CAPEX Pound Loan Commitment, and subject to the other terms and conditions thereof, the International Borrower may borrow under this
     Section 2.1(b), may prepay pursuant to Section 2.8 , and shall prepay pursuant to Section 2.7. No amount of any CAPEX Pound Loan may be reborrowed, once repaid, however, and the total number of CAPEX Pound Loans outstanding at any one time shall not exceed twelve (12).

          (c) In addition to the foregoing limitations, (i) in no event shall CAPEX Loans outstanding, measured in Dollars using the Equivalent Amount in Dollars of all CAPEX Pound Loans, determined monthly as of the last day of each fiscal month, commencing with the fiscal month ending closest to January 31, 1998, ever exceed the sum of Four Million Dollars ($4,000,000), initially; increasing to Eight Million Dollars ($8,000,000) on the first anniversary of the Agreement Date; and increasing to Twelve Million Dollars ($12,000,000) on the second anniversary of the Agreement Date; nor (ii) shall any CAPEX Loan ever exceed the Maximum CAPEX Loan Advance.

         II.3     Loan Accounts.

          (a) The Loans made by each Lender and the Overdraft Bank and the Letters of Credit issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by the appropriate Agent on behalf of such Lender, the Overdraft Bank or the Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records so maintained by such Agent, the Issuing Bank or the Overdraft Bank shall be prima facie evidence of the amount of the Loans made by the Lenders to each Borrower, the Overdraft Pound Loans made by the Overdraft Bank to the International Borrower and the Letters of Credit Issued for the account of each Borrower, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Obligor hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

          (b) The Loans made by each Lender shall be evidenced by a Note payable to the order of such Lender (i) in an amount equal to its Revolving Dollar Loan Commitment, in the case of Revolving Dollar Loans, for each U.S. Lender, (ii) in an amount equal to its Revolving Pound Loan Commitment, in the case of Revolving Pound Loans, for each International Lender, (iii) in an amount equal to its Pro Rata Share of each CAPEX Pound Loan, for each U.S. Lender, and (iv) in an amount equal to its Pro Rata Share of each CAPEX Pound Loan, for each International Lender. Overdraft Pound Loans shall not be separately evidenced by promissory notes, initially, but the International Agent shall have the right to require that one or more Overdraft Pound Loans being separately evidenced by promissory notes. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrowers with respect thereto. Each such Lender is irrevocably authorized by each Borrower to endorse its Note(s) and each Lender's record shall be prima facie evidence of the amount of such Loans; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of any Obligor hereunder or under any such Note to such Lender.

         II.4     Manner of Borrowing and Disbursement.

          (a) Each advance of a Loan (other than an Overdraft Pound Loan) shall be made upon the Borrowers' Representative's irrevocable written notice delivered to (i) BOAFSB, as the U.S. Agent, in respect of any Revolving Dollar Loans and CAPEX Dollar Loans, and (ii) BOAL, as the International Agent, in respect of any Revolving Pound Loans and CAPEX Pound Loans; each to be delivered in accordance with Section 12.2, in the form of a Notice of Borrowing, within the following time periods: (i) for Base Rate Loans, at least one (1) Business Day prior to the requested advance date, (ii) for LIBOR Rate Loans, at least three (3) Business Days prior to the requested advance date and (iii) for LIBOR Daily Rate Loans, on the requested advance date. Each such Notice of Borrowing shall specify: (1) the amount of the Loan, which (except for LIBOR Daily Rate Loans) shall be in an aggregate minimum principal amount of Two Hundred Fifty Thousand Dollars ($250,000) or any multiple of Fifty Thousand Dollars ($50,000) in excess thereof, for Revolving Dollar Loans, and One Hundred Fifty Thousand Pounds (150,000) or any multiple of Fifty Thousand Pounds (50,000) in excess thereof, for Revolving Pound Loans, or the Equivalent Amount thereof in Pounds for
     Revolving Pound Loans made in Alternative Currencies (the foregoing limitations called the "Borrowing Limitations"), (2) the requested advance date, which shall be a Business Day; (3) whether the Loan is to be a LIBOR Rate Loan, a LIBOR Daily Rate Loan or a Base Rate Loan; (4) for LIBOR Rate Loans, the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any LIBOR Rate Loan, such Interest Period shall be three (3) months; (5) whether the Loan is to be a CAPEX Loan or a Revolving Loan; (6) whether a Revolving Loan is to be a Revolving Dollar Loan or Revolving Pound Loan; (7) if the Loan is to be a Revolving Pound Loan or a CAPEX Pound Loan, whether such Loan is to be made in Pounds or an Alternative Currency; (8) whether a CAPEX Loan is to be a CAPEX Dollar Loan or a CAPEX Pound Loan; and (9) the name of the Borrower on behalf of whom the Loan is requested. Notwithstanding the foregoing, however, with respect to any Loans to be made on the Agreement Date, (i) Borrowings shall be limited to Revolving Loans only, (ii) any Notice of Borrowing in regard thereto shall be delivered, for Revolving Dollar Loans, to the U.S. Agent by not later than 12:00 noon (Atlanta time) on the Agreement Date and delivered, for Revolving Pound Loans, to the International Agent by not later than 12:00 noon (London time) on the Agreement Date; and (iii) all such Loans shall be Base Rate Loans, if Revolving Dollar Loans, or LIBOR Daily Rate Loans, if Revolving Pound Loans, and remain so for at least three (3) Business Days.

          (b) Each U.S. Lender will make the amount of its Commitment Percentage of each Revolving Dollar Loan or CAPEX Dollar Loan available to the U.S. Agent for the account of the U.S. Borrower by transferring such amount by wire transfer to the U.S. Agent's Office on the advance date requested by the Borrowers' Representative in Same Day Funds by 12:00 noon (Atlanta time). Each International Lender will make the amount of its Commitment Percentage of each Revolving Pound Loan or CAPEX Pound Loan available directly to the International Borrower by transferring such amount by wire transfer to the International Borrower's account at the International
     Agent's office on the advance date requested by the Borrowers' Representative in Same Day Funds by 12:00 noon (London time).

          (c) The proceeds of all such Loans will then be made available to the applicable Borrower by the appropriate Agent by transferring the amounts so made available by wire transfer pursuant to the instructions of the Borrowers' Representative, or, in the absence of such instructions, crediting the amounts so made available to the account of the applicable Borrower maintained with such Agent or an Affiliate of such Agent.

          (d) Unless the Majority Lenders shall otherwise agree, during the existence of a Default or an Event of Default, neither the Borrowers' Representative nor either Borrower may elect to have a Loan made as, or converted into or continued as, an LIBOR Rate Loan.

         II.5     Conversion and Continuation Elections.

          (a) The Borrowers' Representative may, upon irrevocable written notice to the appropriate Agent in accordance with Section 2.4(b), subject to the Borrowing Limitations:

          (1) elect to convert on any Business Day, any Base Rate Loans (or any part thereof) into LIBOR Rate Loans;

          (2) elect to convert on the last day of the applicable Interest Period any LIBOR Rate Loans having Interest Periods maturing on such day (or any part thereof) into Base Rate Loans; or

          (3) elect to renew on the last day of the current Interest Period any LIBOR Rate Loan maturing at the end of such Interest Period (or any part thereof);

          provided, that if the aggregate amount of LIBOR Rate Loans denominated in Dollars comprising part of the same Borrowing shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than Two Hundred Fifty Thousand Dollars ($250,000) or One Hundred Twenty-Five Thousand Pounds (125,000) (or the Equivalent Amount in Pounds of any Alternative Currency), such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrowers' Representative to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, shall terminate.

          (b) The Borrowers' Representative shall deliver a Notice of Conversion/Continuation in accordance with Section 11.2 to be received by the U.S. Agent not later than 12:00 noon (Atlanta time), in the case of Revolving Dollar Loans, and to be received by the International Agent by not later than 12:00 noon (London time), in the case of Revolving Pound Loans, in each case, at least (i) three (3) Business Days in advance of the Conversion Date or Continuation Date, if the Loans are to be converted into or continued as LIBOR Rate Loans; or (ii) one (1) Business Day in advance of the Conversion Date, if the Loans are to be converted into Base Rate Loans, specifying: (1) the proposed Conversion Date or Continuation Date;
     (2) the aggregate amount of Loans to be converted or renewed; (3) the nature of the proposed conversion or continuation; and (4) the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to any LIBOR Rate Loan, the Borrowers' Representative has failed to select timely a new Interest Period to be applicable thereto, or upon the request of the Majority Lenders if any Default or Event of Default shall then exist, the Borrowers' Representative shall be deemed to have elected to convert such LIBOR Rate Loan into a Base Rate Loan, for Revolving Dollar Loans, or a LIBOR Rate Loan, for Revolving Pound Loans, effective as of the expiration date of such current Interest Period.

          (d) Upon receipt of a Notice of Conversion/Continuation, the appropriate Agent will promptly notify each Lender thereof, or, if no timely notice is provided by the Borrowers' Representative, such Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

          II.6 Voluntary Termination or Reduction of Commitments. The Borrowers' Representative may, upon not less than five (5) Business Days' prior notice to the U.S. Agent, terminate any Commitment or permanently reduce any Commitment by an aggregate minimum amount of One Million Dollars ($1,000,000) or, to the extent that such Commitment is denominated in Pounds, Five Hundred Thousand Pounds (500,000), or any multiple of One Million Dollars ($1,000,000) or, as appropriate, Five Hundred Thousand Pounds (500,000) in excess thereof; provided that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, (a) the then outstanding principal amount of the Loans would exceed the amount of the corresponding Commitments then in effect, (b) the aggregate amount of all Revolving Loans, Overdraft Pound Loans and L/C Obligations together would exceed the aggregate amount of the Revolving Loan Commitments then in effect, (c) the aggregate amount of all L/C Obligations then outstanding would exceed the corresponding L/C Commitments then in effect, or (d) the Overdraft Outstandings would exceed the Overdraft Amount; provided, further, that once reduced in accordance with this Section 2.6, the Commitment so reduced may not be increased. Any reduction of the Commitment shall be applied to each Lender's Commitment pro rata in accordance with such Lender's Commitment Percentage. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of a Commitment, shall be paid on the effective date of such reduction or termination of any such request. The U.S. Agent will promptly notify the Lenders and, if applicable, the Issuing Bank and/or the Overdraft Bank of any reduction of a Commitment by the Borrowers hereunder.

          II.7 Mandatory Reduction of Commitments. In addition to any voluntary reduction of Commitments pursuant to Section 2.6, the Revolving Loan Commitments shall be subject to mandatory reduction as follows: (i) by a total of Ten Million Dollars ($10,000,000), effective as of January 1,
     1999; and (ii) by a total of an additional Five Million Dollars ($5,000,000), effective as of January 1, 2000. The Borrowers' Representative shall have the right, by giving written notice to the U.S. Agent to such effect not later than five (5) Business Days prior to a specified reduction date, to select an allocation between the Revolving Dollar Loan Commitment or the Revolving Pound Loan Commitment; otherwise, such reduction shall be allocated between the Commitments in a manner determined by the U.S. Agent; provided, however, that (i) the U.S. L/C Commitment shall not be reduced as a result of any such reduction unless and until the Revolving Dollar Loan Commitment is reduced to the amount of U.S. L/C Commitment, and, then, such reductions shall be pro tanto; (ii) any reduction in the Revolving Pound Loan Commitment shall reduce, pro tanto, the International L/C Commitment; and (iii) the Overdraft Pound Loan Commitment shall not be reduced as a result of any such reduction unless and until the Revolving Pound Loan Commitment is reduced to the amount of the Overdraft Pound Loan Commitment and, then, such reductions shall be pro tanto. If, as a result of any such required reduction of the Loan Commitments, (i) Aggregate Credit Obligations then exceed the Revolving Loan Commitment, (ii) Aggregate Revolving Dollar Obligations then exceed the Revolving Dollar Loan Commitment, (iii) Aggregate Revolving Pound Obligations then exceed the Revolving Pound Loan Commitment, or (iv) a Borrowing Base Deficiency exists, the Borrowers shall be obliged, in each case, immediately to reduce the principal amounts of the Revolving Loans then outstanding by an amount necessary to reduce such deficiency. The U.S. Agent will promptly notify the Lenders and, if applicable, the Issuing Bank and/or the Overdraft Bank of such reductions of Commitments hereunder.

          II.8 Optional Prepayments. Subject to Section 4.4, the Borrowers' Representative may, at any time or from time to time, (a) upon at least three (3) Business Days' notice to the International Agent with respect to LIBOR Rate Loans or LIBOR Daily Rate Loans denominated in other than Pounds or Dollars, (b) on the same Business Day's notice to the International Agent with respect to LIBOR Daily Rate Loans denominated in Pounds or Dollars and Overdraft Pound Loans, and (c) upon at least one (1) Business Day's notice to the U.S. Agent with respect to Base Rate Loans, prepay Loans in whole or in part, but (except for LIBOR Daily Rate Loans and Overdraft Pound Loans) in minimum amounts of Two Hundred Fifty Thousand Dollars ($250,000) (or, in the case of Revolving Pound Loans which are LIBOR Rate Loans, One Hundred Twenty-Five Thousand Pounds (125,000) or the Equivalent Amount in Pounds of any Alternative Currency) or any multiple of Fifty Thousand Dollars ($50,000) (or, in the case of Revolving Pound Loans which are LIBOR Rate Loans, Twenty-Five Thousand Pounds (25,000), or the Equivalent Amount thereof in Pounds of any Alternative Currency) in excess thereof. The Borrowers' Representative shall deliver a notice of prepayment in accordance with Section 11.1 to be received by the U.S. Agent, not later than 12:00 noon (Atlanta time), in the case of Revolving Dollar Loans or CAPEX Dollar Loans, and received by BOAL, as the Agent, not later than 12:00 noon (London time), in the case of Revolving Pound Loans and CAPEX Pound Loans. If such notice is given by the Borrowers' Representative, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.4.

         II.9     Mandatory Repayments.

          (a) If at any time and for any reason there shall exist a Borrowing Base Deficiency, the Borrowers shall immediately pay to the appropriate Agent an amount equal to the Borrowing Base Deficiency, allocated pro rata between the Loans to each Borrower then outstanding, which payment shall constitute a mandatory repayment of the Loans hereunder.

          (b) If on any date any L/C Obligations exceed the corresponding L/C Commitment, the Borrower obligated therefor shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the Aggregate L/C Commitment.

          (c) If on any date the Overdraft Outstandings exceed the Overdraft Amount, the International Borrower shall repay to the Overdraft Bank an amount equal to the excess of the Overdraft Amount.

          (d)  Any  prepayments  made  pursuant  to  clauses  (a) or (b) of this
     Section 2.9 shall be applied first to any Base Rate Loans then outstanding, then to any LIBOR Daily Rate Loans then outstanding, then to LIBOR Rate Loans in Dollars with the shortest Interest Periods remaining, and then to LIBOR Rate Loans with the shortest Interest Periods remaining. The Borrowers shall pay, together with each prepayment under this Section 2.9, accrued interest on the amount prepaid and any amounts required pursuant to
     Section 4.4.

         II.10    Repayment.

          (a) Payment of all Obligations then outstanding shall be due and payable on the Maturity Date. Prior thereto, each CAPEX Loan shall be payable in equal, or nearly equal, quarterly installments (based on a five
     (5) year level principal payment amortization), beginning on the first day of the first calendar quarter following the disbursement date for such CAPEX Loan, and continuing on each succeeding January 1, April 1, July 1 and October 1 preceding the Maturity Date.

          (b) The International Borrower may repay and reborrow amounts under the Overdraft Facility, subject to Sections 2.1(b) and 2.6 to 2.8, at any time; provided that the Overdraft Bank may demand repayment of the Overdraft Outstandings, or any part thereof, at any time; and, provided, further, that the International Borrower shall repay all Overdraft Outstandings, together with any interest thereon and shall cease to make drawings thereunder, on the Maturity Date.

         II.11    Interest.  Interest on Loans shall be payable as follows:

          (a) Interest on Base Rate Loans shall be payable monthly in arrears following their disbursement, on each Interest Payment Date, until paid in full. Interest shall accrue and be payable on each Base Rate Loan at a rate per annum equal to the Base Rate plus the Applicable Percentage.

          (b) Interest on LIBOR Daily Rate Loans shall be payable monthly in arrears following their disbursement, on each Interest Payment Date, until on each Interest Payment Date, paid in full. Interest shall accrue and be payable on each LIBOR Daily Rate Loan at a rate per annum equal to the Daily LIBOR Rate plus the Applicable Percentage.

          (c) Interest on LIBOR Rate Loans shall be payable in arrears following their disbursement on each Interest Payment Date. Interest shall accrue and be payable on each LIBOR Rate Loan at a rate per annum equal to the LIBOR Rate plus the Applicable Percentage.

          (d) Interest on Overdraft Pound Loans shall accrue and be payable at a rate per annum rate equal to the Overdraft Rate from time to time plus the Applicable Percentage. Interest so accrued will be payable monthly in arrears on each Interest Payment Date, by debit to the Overdraft Current Accounts, and on any demand for payment of the Overdraft Loans.

          (e) Upon the occurrence of an Event of Default, interest on the outstanding Obligations shall accrue at the Default Rate from the date of such Event of Default. Interest accruing at the Default Rate shall be payable on demand at the request of the Majority Banks and in any event on the Maturity Date and shall accrue until the earliest to occur of (i) waiver in writing by the Majority Lenders of the applicable Event of Default, (ii) agreement by the Majority Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to (i) accelerate the maturity of the Loans, or (ii) exercise any other rights or remedies under the Loan Documents in order to charge interest hereunder at the Default Rate.

          (f) Anything herein to the contrary notwithstanding, the obligations of the Borrowers to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Borrowers shall pay such Lender interest at the highest rate permitted by applicable law.

          (g) If the Borrowers' Representative fails to give the appropriate Agent timely notice of its selection of an LIBOR Rate Basis, or if for any reason a determination of an LIBOR Rate Basis for any Loan is not timely concluded, the Base Rate shall apply to such Loan.

          (h) At no time may the number of outstanding LIBOR Rate Loans exceed twelve (12).

         II.12    Fees.

          (a) The Borrowers shall pay a closing fee to the U.S. Agent for the U.S. Agent's own account, as required by that certain letter agreement ("Fee Letter") between the Borrowers and the Agent dated December 4, 1997.

          (b) The Borrowers shall pay to the applicable Agent for the account of the Lenders an unused line fee on the average daily unused portion of the aggregate Commitments (without duplication), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that calendar quarter, as calculated by such Agent, equal to the Applicable Percentage corresponding to such fee. Such fee shall accrue from the Agreement Date to the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on March 31, 1998 through the Maturity Date, with the final payment to be made on the Maturity Date; provided that, in connection with any reduction or termination of the Commitments under Sections 2.6 or 2.7, the accrued unused line fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such monthly payment date. The fee provided in this Section shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met. The U.S. Agent shall compute, collect and allocate the commitment fee due the U.S. Lenders based on their respective Commitments using Dollars; and the International Agent shall compute the commitment fee due the International Lenders based on their respective Commitments using Pounds or, as appropriate, the Equivalent Amount in Pounds for Obligations denominated in Alternative Currencies.

          II.13 Computation of Fees and Interest. All computations of interest on Revolving Pound Loans and Overdraft Pound Loans shall be made on the basis of a 365-day year and actual days elapsed. All other computations of fees and interest hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year) . Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. Each determination of an interest rate by an Agent shall be prima facie evidence of such rate. Any change in the interest rate on a Loan resulting from a change in the Offshore Reserve Percentage shall become effective as of the opening of business on the day on which such change in Offshore Reserve Percentage becomes effective. The appropriate Agent will notify the Borrowers' Representative and the Lenders of the effective date and the amount of such change, provided that any failure to do so shall not relieve the Borrowers of any liability hereunder or provide the basis for any claim against the Agent. Each determination of an Equivalent Amount by the appropriate Agent shall be prima facie evidence of such Equivalent Amount.

         II.14    Payments by the Borrowers.

          (a) All payments (including prepayments) to be made by the Borrowers on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment or counterclaim shall be made to the appropriate Agent for the ratable account of the applicable Lenders at such Agent's Office. Such payments shall be made in Same Day Funds, (i) in the case of payments on or in respect of Revolving Dollar Loans and CAPEX Dollar Loans, to the U.S. Agent no later than 12:00 noon (Atlanta time) on the date specified herein, and (ii) in the case of payments on or in respect of Revolving Pound Loans, Overdraft Pound Loans and CAPEX Pound Loans, to the International Agent no later than 12:00 noon (London time) on the date specified herein. The appropriate Agent will promptly distribute to each applicable Lender its Commitment Percentage of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the appropriate Agent later than the times specified in clauses (i) and (ii) above, shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

          (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.

          (c) Unless the appropriate Agent shall have received notice from the Borrowers' Representative prior to the date on which any payment is due to the Lenders hereunder that the Borrowers will not make such payment in full as and when required hereunder, such Agent may assume that the Borrowers have made such payment in full to such Agent on such date in Same Day Funds and such Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each applicable Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have made such payment in full to such Agent, each such Lender shall repay to such Agent on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to such Agent, at the Federal Funds Rate as in effect for each such day.

         II.15    Payments by the Lenders.

          (a) Unless the appropriate Agent shall have received notice from an applicable Lender on the Agreement Date or, with respect to each Borrowing of a Loan denominated in Dollars after the Agreement Date, at least one (1) Business Day prior to the date of any such proposed Loan that such Lender will not make available to such Agent as and when required hereunder for the account of the Borrowers the amount of that Lender's Commitment Percentage of the Loan, such Agent may assume that each such Lender has made such amount available to such Agent in Same Day Funds on the advance date and such Agent may (but shall not be so required), in reliance upon such assumption, make available to a Borrower on such date a corresponding amount. If and to the extent any such Lender shall not have made its full amount available to such Agent in Same Day Funds and the Agent in such circumstances has made available to such Borrower such amount, that Lender shall on the next Business Day following the date of such advance make such amount available to such Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A notice of such Agent submitted to any such Lender with respect to amounts owing under this
     Section 2.15(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to such Agent shall constitute such Lender's Loan on the date of advance for all purposes of this Agreement. If such amount is not made available to such Agent on the next Business Day following the date of such advance, such Agent shall notify the Borrowers' Representative of such failure to fund and, upon demand by such Agent, the appropriate Borrower shall pay such amount to such Agent for such Agent's account, together with interest thereon for each day elapsed since the date of such advance, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such advance. The foregoing provisions of this paragraph (a) shall only apply to Loans denominated in Dollars. Each International Lender will advance each Revolving Pound Loans and CAPEX Pound Loans directly to the International Borrower, in accordance with
     Section 2.4 hereof, and will promptly deliver a notice confirming such Loan to the International Agent.

          (b) The failure of any Lender to make any Loan on any date of Borrowing shall not relieve any other Lender of any obligation hereunder to make a Loan on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any borrowing. In the event that, at any time when the Borrowers are not in Default, a Lender for any reason (other than the failure of the Borrowers to satisfy the conditions herein to an advance of a Loan or the appropriate Agent's failure to give notice of such advance as required hereunder) fails or refuses to fund its portion of a Loan, then, until such time as such Lender has funded its portion of such Loan, or all other Lenders have received payment in full (whether by payment or repayment) of the principal and interest due in respect of such Loan, such non-funding Lender shall (i) have no right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and (ii) shall be entitled to receive no payments of principal, interest or fees from either Borrower in respect of such Loan which such Lender failed to make.

          II.16 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of any Loan made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage of payments on account of such Loan obtained by all other applicable Lenders, such Lender shall forthwith (i) notify the appropriate Agent of such fact, and (ii) purchase from the other Lenders such participations in the related Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's
     Commitment Percentage (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender, of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The appropriate Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.16 and will in each case notify the applicable Lenders following any such purchases or repayments.

         II.17    Application of Payments.

          (a) Payments made to any Obligee (from realization on collateral for the Obligations or otherwise), shall be distributed in the following order of priority subject at all times to the limitations set forth in Section 2.19(a) in respect of each Obligor's own liabilities hereunder: FIRST, to the costs and expenses (including Attorneys' Costs), if any, incurred by such Obligee in the collection of such amounts under this Agreement or of the Loan Documents, including, without limitation, any costs incurred in connection with the sale or disposition of any Collateral; SECOND, to any fees then due and payable to such Obligee and each other Obligee under this Agreement or any other Loan Document; THIRD, to the payment of interest then due and payable on the Loans; FOURTH, to the extent there are any unreimbursed drawings under any Letter of Credit, to the Issuing Bank in respect of such unreimbursed drawings then outstanding; FIFTH, to the payment of principal then due and payable on the Loans; SIXTH, to any other Obligations not otherwise referred to in this Section 2.17(a) in such order among the Obligees to whom such Obligations are owing as they shall mutually determine; SEVENTH, to damages incurred by any Obligee by reason of any breach hereof or of any other Loan Document; and EIGHTH, upon satisfaction in full of all Obligations, to the Borrowers' Representative or as otherwise required by law.

          (b) The Obligations shall, notwithstanding any judgment of any court, arbitral tribunal or similar authority specifying judgment in any currency (as so specified, the "Judgment Currency") other than the currency in which such Obligations were originally denominated (as applicable, the "Original Currency"), be discharged only to the extent that, on the date when received by an Obligee, the sum adjudged to be so due in the Judgment Currency, after conversion to the Original Currency in accordance with the following Section 2.17(c), is equal to the amount of the Obligations when denominated in the Original Currency. If the amount of the Judgment Currency, after being so converted, is less than the amount of the Original Currency, each Obligor agrees to indemnify each Obligee against such difference, and if the amount of the Judgment Currency, after being so converted, is greater than the amount of the Original Currency, each Obligee shall remit such excess to the Borrowers' Representative.

          (c) Except where otherwise expressly provided in this Agreement, in any case where any Original Currency is to be converted into another currency (as applicable, a "Resulting Currency"), the appropriate Agent shall convert the Original Currency into the Resulting Currency using the applicable Spot Rate, and the calculations of such Agent thereof shall be prima facie evidence of the Resulting Currency amount.

         II.18    Foreign Exchange Facility.

          (a) BOAFSB or its Affiliate (a "FX Lender"), at its discretion may enter into a Foreign Exchange Agreement at any time or from time to time with a Borrower subsequent to the Agreement Date, but shall have no obligation, or commitment, to do so, and may set limits on both foreign exchange contract limits and settlement limits. That is, as used herein, a "foreign exchange contract limit" is the maximum limit on the net difference between the total Foreign Exchange Agreements outstanding less the total Foreign Exchange Agreements for which a Borrower has already compensated the FX Lender and a "settlement limit" is the maximum limit on the gross total amount of all sale and purchase contracts on which delivery is to be effected and settlement allowed on any one banking day.

          (b) Foreign Exchange Agreements will be in form and substance satisfactory to the FX Lender and the Borrowers' Representative.

          (c) Each Foreign Exchange Agreement will be co-terminous with the Maturity Date and in addition no Foreign Exchange Agreement shall have a tenor longer than 365 days.

          (d) Each Borrower understands the risks of, and is financially able to bear any losses resulting from, entering into Foreign Exchange Agreements. The FX Lender shall not be liable for any loss suffered by a Borrower as a result of a Foreign Exchange Agreement. Each Borrower will enter into each Foreign Exchange Agreement in reliance only upon such Borrower's own judgment. Each Borrower acknowledges that in entering into any Foreign Exchange Agreement with such Borrower the FX Lender is not acting as a fiduciary. Each Borrower understands that neither the FX Lender nor either Borrower has any obligation to enter into any particular Foreign Exchange Agreement with the other.

          (e) Each Borrower will enter into Foreign Exchange Agreements only in connection with the conduct of its business or to manage the risk of an asset or liability owned or incurred in the conduct of its business, and not for speculative purposes in any event.

          (f) Each Borrower hereby requests the FX Lender to rely upon and execute such Borrower's telephonic instructions regarding Foreign Exchange Agreements, and such Borrower agrees that the FX Lender shall incur no liability for its acts or omissions which result from interruption of communications, misunderstood communications or instructions from unauthorized persons, unless caused by the gross negligence or wilful misconduct of the FX Lender or its officers or employees as determined by a final judgment of a court of competent jurisdiction. Each Borrower agrees to protect the FX Lender and hold it harmless from any and all loss, damage, claim, expense (including the reasonable fees of outside counsel and the allocated costs of staff counsel) or inconvenience, however arising, which the FX Lender suffers or incurs or might suffer or incur, based on or arising out of said acts or omissions.

          (g) Each Borrower agrees to promptly review all confirmations sent to such Borrower by the FX Lender. Each Borrower understands that these confirmations are not legal contracts but only evidence of the valid and binding oral contract which such Borrower has already entered into with the FX Lender. Each Borrower agrees to promptly execute and return to the FX Lender confirmations which accurately reflect the terms of a Foreign Exchange Agreement, and immediately contact the FX Lender if such Borrower believes a confirmation is not accurate. In the event of a conflict, inconsistency or ambiguity between the provisions of this Agreement and the provisions of a confirmation, the provisions of this Agreement will prevail.

          (h) Each Borrower agrees that the FX Lender may electronically record all telephonic conversations with such Borrower relating to Foreign Exchange Agreements and that such tape recordings may be submitted in evidence to any court or in any other proceedings relating to such contracts. Each Borrower agrees that in the event of a conflict, inconsistency or ambiguity between the terms of a Foreign Exchange Agreement as reflected in a tape recording and the terms stated on a confirmation, the terms reflected in the tape recording shall control.

          (i) Any sum owing to the FX Lender under a Foreign Exchange Agreement from time to time shall constitute part of the Obligations. Unless otherwise agreed in writing between the FX Lender and such Borrower, any such sum shall bear interest from and after the due date for the payment thereof (if payment is not made when due), on the same basis as is then (and thereafter) applicable to Revolving Dollar Loans which are Base Rate Loans, if such sums are owing by the U.S. Borrower, or to Revolving Pound Loans which are LIBOR Daily Rate Loans, if such sums are owing by the International Borrower. Each Borrower hereby authorizes the FX Lender to debit such Borrower's account with the FX Lender for payments due from such Borrower to the FX Lender with respect to any Foreign Exchange Agreement. Each Borrower acknowledges, subject at all times to the limitations set forth in Section 2.19(a) in respect of each Borrower's own liabilities hereunder, that collateral pledged to secure the Borrower's performance of their obligations under this Agreement secures not only the Borrower's obligation to repay advances hereunder but also secures such Borrower's performance of each and every obligation hereunder, including but not limited to such Borrower's performance of its obligations under Foreign Exchange Agreements with the FX Lender.

          (j) In addition to any other rights or remedies which the FX Lender may have under this Agreement or otherwise, upon the occurrence of an Event of Default under this Agreement and until such Event of Default is waived in writing by the Lenders in accordance with Section 12.1 hereof, the FX Lender may: (1) suspend performance of its obligations to either Borrower under any Foreign Exchange Agreement; (2) declare all Foreign Exchange Agreements, interest and any other amounts which are payable by either Borrower to the FX Lender immediately due and payable; and (3) without notice to either Borrower, close out any or all Foreign Exchange Agreements or positions of each Borrower with the FX Lender. The FX Lender shall not be under any obligation to exercise any such rights or remedies or to exercise them at a time or in a manner beneficial to either Borrower. Each Borrower shall be and remain liable for any amounts owing to the FX Lender after exercise of any such rights and remedies.

          (k) Either of the Borrowers and the FX Lender may enter into an Foreign Exchange Master Agreement (as amended, modified or renewed, the "FEMA") . All foreign exchange transactions entered into between a Borrower and the FX Lender shall be subject to the provisions of this Agreement and the FEMA in the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the FEMA, the provisions of the FEMA shall control, except that with respect to provisions governing which portions of the Collateral and which guarantees secure which Obligations, the provisions of this Agreement control. The occurrence of an Event of Default under the FEMA shall also constitute an Event of Default under this Agreement.

         II.19    Guaranty.

          (a) Each Guarantor hereby unconditionally guarantees to each Obligee and their respective successors and assigns and the subsequent holders of the Notes, irrespective of the validity and enforceability of this Agreement, the Notes, or the other Loan Documents or the Obligations hereunder of the Borrowers or a Borrower, as the case may be, the value or sufficiency of any Collateral or any other circumstance that might otherwise affect the liability of a guarantor, that all Obligations shall be promptly paid in full when due, whether at stated maturity, by acceleration or otherwise, in accordance with the terms hereof and of the other Loan Documents. Failing payment when due of any amount so guaranteed for whatever reason, such Guarantor will be obligated to pay the same immediately. Notwithstanding the foregoing, however, or any term of any Loan Document to the contrary, (i) neither the International Borrower, nor any International Subsidiary, shall, in any event, be deemed to be a Guarantor in respect of any Obligations of the U.S. Borrower or any U.S. Subsidiary, and (ii) no International Collateral shall secure the payment or performance of the Obligations of the U.S. Borrower or any U.S. Subsidiary.

          (b) Each Guarantor hereby waives presentment, protest, demand of payment, notice of dishonor and all other notices and demands whatsoever. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Obligees, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in
     Section 10.2 hereof for the purposes of this guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Section 10.2 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Borrower for purposes of this guaranty. The obligations of each Guarantor under this Section 2.19 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of a Borrower or any other Guarantor is rescinded or must otherwise be restored by any holder of any of the Obligations guaranteed hereunder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Obligees on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Obligees in connection with such rescission or restoration.

          (c) The guaranty of each Guarantor set forth herein shall remain in full force and effect until all Obligations are indefeasibly paid in full. No payment or payments made by a Borrower or any other Person or received or collected by an Obligee from a Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of such Guarantor pursuant to this Section 2.19, which liability shall, notwithstanding any such payment or payments, other than payments made by such Borrower in respect of the Obligations, remain for the Obligations until all Obligations are paid in full. Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to any Obligee on account of its liability under this Section 2.19, it will notify the appropriate Agent in writing that such payment is made under its guaranty obligations of this Section 2.19 for such purpose. Anything herein, or in any other Loan Document, to the contrary notwithstanding, the maximum liability of each Guarantor under this
     Section 2.19 shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal or state laws relating to the insolvency of debtors.

          (d) Without in any manner limiting the generality of the foregoing, each Guarantor agrees that each Obligee may, in accordance with
     Section 12.1 hereof, from time to time, consent to any action or non-action of either Borrower or any other Obligor which, in the absence of such consent, violates or may violate this Agreement, with or without consideration, on such terms and conditions as may be acceptable to such Obligee, without in any manner affecting or impairing the liability of any Guarantor hereunder. Each Guarantor waives any defense arising by reason of any inability to pay or any defense based on bankruptcy or insolvency or other similar limitations on creditors' remedies. Each Guarantor authorizes each Obligee, without notice or demand and without affecting such Guarantor's liability hereunder or under any of the other Loan Documents, from time to time to: (i) accelerate (or, in accordance with Section 12.1 hereof, renew, extend, or otherwise change the time or place for payment of, or otherwise change the terms of) the Notes or the Obligations or any part thereof including, without limitation, increase or decrease of the rate of interest thereon; (ii) take and hold security, and exchange, enforce, waive and release any collateral or security or any part thereof or any such other security or surrender, modify, impair, change, alter, renew, continue, compromise or release in whole or in part of any such security, or fail to perfect its interest in any such security or to establish its priority with respect thereof; (iii) apply such security and direct the order or manner or sale thereof as the Agent and Majority Lenders in their sole discretion may determine; (iv) release or substitute either Borrower or any other Guarantor, in whole or in part or any of the endorsers or guarantors of the Obligations or any part thereof; (v) settle or compromise any or all of the Obligations with either Borrower or any other Guarantor or any endorser or guarantor of the Obligations; and (vi) subordinate any or all of the Obligations to any other obligations of or claim against either Borrower or any other Guarantor, whether owing to or existing in favor of such Obligee or any other party.

          (e) Each Obligee may, at its election, exercise any right or remedy that it may have against either Borrower or any Guarantor or any security now or hereafter held by or for the benefit of the Obligees, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicia1 sale, without affecting or impairing in any way the liability of either Borrower or any Guarantor, except to the extent the Obligations may thereby be paid. Each Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or other right or remedy against either Borrower or any other Guarantor or any such security, whether resulting from the election by any Obligee to exercise any right or remedy they may have against either Borrower or any other Guarantor, any defect in, failure of, or loss or absence of priority with respect to the interest of any Obligee in such security, or otherwise. In the event that any foreclosure sale is deemed to be not commercially reasonable, each Guarantor waives any right that it may have to have any portion of the Obligations discharged except to the extent of the amount actually bid and received by the Lenders at any such sale. No Obligee shall be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof.

          (f) Each Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the extent permitted by law. Any part performance of the Obligations by a Borrower, or any other event or circumstances, which operate to toll any statute of limitations as to such Borrower, shall not operate to toll the statute of limitations as to the other Borrower or any other Guarantor. Each Guarantor waives any defense arising by reason of any disability or other defense of either Borrower or any other Guarantor or by reason of the cessation from any cause whatsoever of the liability of the other Borrower or any other Guarantor. Each Guarantor waives any setoff, defense or counterclaim which any other Borrower may have or claim to have against any Obligee.

          (g) Each Guarantor expressly represents and acknowledges that any financial accommodations by any Obligee to either Borrower hereunder and under the other Loan Documents are and will be of direct interest, benefit and advantage to such Guarantor. Each Guarantor acknowledges that any notice given by any Obligee to either Borrower or the Borrowers' Representative shall be effective with respect to all Guarantors. Each Guarantor shall be entitled to subrogation and contribution rights from and against any other Guarantor to the extent such Guarantor is required to pay to any Obligee any amount in excess of the Loans advanced hereunder directly to such Borrower or as otherwise available under Applicable Law; provided, however, that such subrogation and contribution rights are and shall be subject to the terms and conditions of Section 2.19(b) hereof. The provisions of this Section 2.19(g) shall in no way limit the obligations and liabilities of any Guarantor to the Obligees and each Guarantor shall remain liable to the Obligees for the full amount of the Obligations.

          (h) No Guarantor will exercise any rights which it may acquire by way of subrogation hereunder or under any other Loan Document or at law by any payment made hereunder or otherwise, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any other Guarantor in respect of payments made by such Guarantor hereunder or under any other Loan Document, until all Obligations are paid in full and all Commitments are terminated. If any amounts shall be paid to any Guarantor on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Obligees, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the appropriate Obligees in the exact form received by such Guarantor (duly endorsed by such Guarantor to such Obligee, if required), to be applied against the Obligations, whether mature or unmatured, as provided for herein.

          (i) Notwithstanding any provision to the contrary contained hereinabove, to the extent the obligations of any Guarantor hereunder shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).


                                  ARTICLE III.

                              THE LETTERS OF CREDIT


         III.1    The Letter of Credit Subfacility.

          (a) On the terms and conditions set forth herein, including, but not limited to, the conditions set forth in Section 5.2, (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Agreement Date to the Maturity Date to issue Letters of Credit for the account of the requesting Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with Subsections 3.2 (c) and 3.2
     (d), and (B) to honor drafts under the Letters of Credit; (ii) the U.S. Lenders severally agree to participate in U.S. Letters of Credit Issued for the account of the U.S. Borrower; and (iii) the International Lenders severally agree to participate in International Letters of Credit issued for the account of the International Borrower; provided, that the Issuing Bank shall not Issue any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") and after giving effect to the issuance of such Letters of Credit: (i) U.S. L/C Obligations exceed the U.S. L/C Commitment; (ii) International L/C Obligations exceed the International L/C Commitment; (iii) the participation of any U.S. Lender in the U.S. L/C Obligations then outstanding, when aggregated with all Revolving Dollar Loans of such Lender then outstanding, exceeds such Lender's Revolving Dollar Loan Commitment; (iv) the participation of any International Lender in the International L/C Obligations then outstanding, when aggregated with all Revolving Pound Loans of such Lender then
     outstanding,   exceeds  such  Lender's  Revolving  Pound  Loan  Commitment;
     (v) total U.S. L/C Obligations then outstanding, when aggregated with total Revolving Dollar Loans then outstanding, exceeds the Revolving Dollar Loan Commitment; or (vi) total International L/C Obligations then outstanding, in Pounds (or the Equivalent Amount in Pounds of any L/C Obligations issued in Alternative Currencies), when aggregated with total Revolving Pound Loans and Overdraft Pound Loans outstanding (or the Equivalent Amount in Pounds of any such Loans made in Alternative Currencies), exceeds the Revolving Pound Loan Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

          (b) No Issuing Bank shall be obligated to Issue any Letter of Credit, however, if:

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the Issuance of Letters of Credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Agreement Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Agreement Date and which such Issuing Bank in good faith deems material to it;

          (ii) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance reasonably acceptable to such Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of such Issuing Bank;

          (iii) except for those Letters of Credit described on Schedule 3.1., to be issued on or about the Agreement Date, and except, in respect of International Letters of Credit, as may be necessary to accommodate local laws prescribing acceptable letter of credit issuers, provided that the International Agent approves such letter of credit issuer, any Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person;

          (iv) such Letter of Credit is in a face amount less than Ten Thousand Dollars ($10,000), for U.S. Letters of Credit only;

          (v) any Issuing Bank has received written notice from any Lender, the Agent or the Borrowers' Representative, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Section 5.2 is not then satisfied;

          (vi) the expiry date of any requested Letter of Credit is (A) more than 365 days after the date of Issuance, for U.S. Letters of Credit only, unless the Agent has approved such expiry date in writing, or (B) after the Maturity Date; provided, however, that, subject to compliance with
     Section 3.7, up to One Million Pounds (1,000,000) in International Letters of Credit may be issued with expiring days longer than as specified hereinabove or which have automatic renewal provisions.

          (c) BOA, as Issuing Bank, shall only Issue Letters of Credit in Dollars, and BOAL, as Issuing Bank, shall only Issue Letters of Credit in Pounds or Alternative Currencies. All references herein to "Issuing Bank" with respect to Letters of Credit Issued or requested to be Issued in (a) Dollars, shall refer to BOA in its capacity as Issuing Bank, and (h) Pounds or Alternative Currencies, shall refer to BOAL in its capacity as Issuing Bank.

         III.2    Issuance, Amendment and Renewal of Letters of Credit.

          (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Borrowers' Representative received by the Issuing Bank (with a copy sent by the Borrowers' Representative to the appropriate Agent) at least three (3) Business Days with respect to U.S. Letters of Credit, and at least three (3) Business Days with respect to International Letters of Credit (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in the form of an L/C Application, or electronically using the Issuing Bank's automated personal computer based letter of credit initiation software, and shall specify in form and detail reasonably satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vii) whether the Letter of Credit is to be Issued in Dollars, Pounds or an Alternative Currency, and
     (viii) such other matters as the Issuing Bank may require.

          (b) At least two (2) Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the appropriate Agent in writing that such Agent has received a copy of the L/C Application or L/C Amendment Application from the Borrowers' Representative and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under Subsection 3.1(a) (ii) as a result of the limitations set forth in clauses
     (1) through (5) thereof or Subsection 3.1 (b) (ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date issue a Letter of Credit for the account of the applicable Borrower in accordance with the Issuing Bank's usual and customary business practices.

          (c) From time to time while a Letter of Credit is outstanding and prior to the Maturity Date, the Issuing Bank will, upon the written request of the Borrowers' Representative received by the Issuing Bank (with a copy sent by the Borrowers' Representative to the appropriate Agent) at least two (2) Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in the form of an L/C Amendment Application, or electronically using the Issuing Bank's automated personal computer based letter of credit initiation software, and shall specify in form and detail reasonably satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended;
     (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The appropriate Agent will promptly notify the applicable Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

          (d) The Issuing Bank and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Maturity Date, at the option of the Borrowers' Representative and upon the written request of the Borrowers' Representative received by the Issuing Bank (with a copy sent by the Borrowers' Representative to the Agent) at least two (2) Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in the form of an L/C Amendment Application, or electronically using the Issuing Bank's automated personal computer based letters of credit software, and shall specify in form and detail reasonably satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit.

          (e) The Issuing Bank may, at its election (or as required by the U.S. Agent at the direction of the Majority Lenders) deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Maturity Date.

          (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

          (g) The Issuing Bank will also deliver to the appropriate Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

         III.3    Risk Participations, Drawings and Reimbursements.

          (a) Immediately upon the Issuance of each Letter of Credit each applicable Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Commitment Percentage of such Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. Only International Lenders shall participate in International Letters of Credit and only U.S. Lenders shall participate in any U.S. Letters of Credit. For purposes of Section 2.1, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Lender by an amount equal to the amount of such participation.

          (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrowers' Representative. The appropriate Borrower then shall reimburse the Issuing Bank prior to 12:00 noon (Atlanta time) for U.S. Letters of Credit, and by 12:00 noon (London time) for International Letters of Credit on each date that any amount is Paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event a Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 12:00 noon (Atlanta time), for U.S. Letters of Credit, and by 12:00 noon (London time) for International Letters of Credit on the Honor Date, the Issuing Bank will promptly notify the appropriate Agent and such Agent will promptly notify each affected Lender thereof, and such Borrower shall be deemed to have requested that Revolving Dollar Loans or, with respect to International Letters of Credit, Revolving Pound Loans, be made by the affected Lenders to be disbursed on the Honor Date under such Letter of Credit. Any notice given by the Issuing Bank or the Agent pursuant to this Subsection 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (c) Each Lender shall upon any notice pursuant to Subsection 3.3(b) make available to the appropriate Agent for the account of the relevant Issuing Bank an amount in Dollars or Pounds, as applicable, and in immediately available funds equal to its Commitment Percentage of the amount of the drawing, whereupon the participating Lenders shall each be deemed to have made a Loan consisting of a Revolving Dollar Loan (or, in the case of International Letters of Credit, a Revolving Pound Loan) to the Borrower for whose account such Letter of Credit was issued in that amount. If any Lender so notified fails to make available to the appropriate Agent for the account of the Issuing Bank the amount of such Lender's Commitment Percentage of the amount of the drawing by no later than 3:00 p.m. (Atlanta time) for U.S. Letters of Credit, and not later than 3:00 p.m. (London time) for International Letters of Credit on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The appropriate Agent will promptly give notice of the occurrence of the Honor Date, but failure of such Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 3.3.

          (d) Each Lender's obligation in accordance with this Agreement to make the Loans, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, either Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         III.4    Repayment of Participations in Letters of Credit.

          (a) Upon (and only upon) receipt by the appropriate Agent for the account of the Issuing Bank of immediately available funds from the Borrowers (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Lender has paid the Agent for the account of the Issuing Bank for such Lender's participation in the Letter of Credit pursuant to Section 3.3 or (ii) in payment of interest thereon, the Agent will pay to each Lender, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Lender's pro rata share of such funds (determined in accordance with its Commitment Percentage), and the Issuing Bank shall receive the amount of the pro rata share of such funds of any Lender that did not so pay the Agent for the account of the Issuing Bank.

          (b) If the appropriate Agent or the Issuing Bank is required at any time to return to either Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by either Borrower to such Agent for the account of the Issuing Bank pursuant to Subsection 3.4(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of such Agent, forthwith return to such Agent or the Issuing Bank the amount of its pro rata share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to such Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         III.5    Role of the Issuing Bank.

          (a) Each Lender and each Borrower agrees that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, documents and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Majority Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

          (c) Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of any Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.6; provided, however, anything in such clauses to the contrary notwithstanding, that such Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence as determined by a final non-appealable order of a court of competent jurisdiction. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          III.6 Obligations Absolute. The obligations of each Borrowers under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit issued for its account, and to repay any drawing under any such Letter of Credit converted into Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of either Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents; (iii) the existence of any claim, set-off, defense or other right that either Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction; (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged or fraudulent (other than by an action of any of the Lenders or the Issuing Bank or any of their employees), or invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; (vi) any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding; (vii) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of either Borrower in respect of any Letter of Credit; or
     (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, either Borrower or any Obligor.

          III.7 Cash Collateral Pledge. Upon (i) the request of the appropriate Agent, if, as of the Maturity Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Subsection 2.9(a) requiring the Borrowers to Cash Collateralize Letters of Credit, then, the Borrowers shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations.

         III.8    Letter of Credit Fees.

          (a) The Borrowers shall pay to the appropriate Agent for the account of each of the Lenders a letter of credit fee with respect to the Letters of Credit equal to product of the Applicable Percentage times the average daily maximum available to be drawn under the outstanding Letters of Credit, computed on a monthly basis in arrears on the last Business Day of each month based upon Letters of Credit outstanding for that month as calculated by such Agent; provided, however, only International Lenders will receive such fee with respect to International Letters of Credit, and only U.S. Lenders will receive such fee with respect to any U.S. Letters of Credit. With respect to International Letters of Credit issued in Alternative Currencies, such fee shall be based on the Equivalent Amounts thereof in Pounds. Such letter of credit fees shall be due and payable monthly in arrears on the last Business Day of each calendar month during which Letters of Credit are outstanding, commencing on the first such date to occur after the Agreement Date, through the Maturity Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Maturity Date (or such later expiration date).

          (b) The Borrowers shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect plus any legal costs reasonable in amount and actually incurred. Such charges shall include, without limitation, initially, a minimum issuance charge per annum of One Hundred Dollars ($100) for U.S. Letters of Credit and a minimum charge of One Hundred Fifty Pounds (150) for International Letters of Credit, due and payable upon issuance. The Issuing Bank will, to the extent practicable, notify the Borrowers' Representative of all such charges (or any changes therein) before each affected Letter of Credit is issued, amended, renewed or continued.

          III.9 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall apply to all Letters of Credit, and be deemed incorporated by reference therein.


                                   ARTICLE IV.

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         IV.1     Taxes.

          (a) Any and all payments by either Borrower to each Obligee under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrowers shall pay all Other Taxes.

          (b) If either Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Obligee, then:

          (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Obligee receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

          (ii) such Borrower shall make such deductions and withholdings;

          (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

          (iv) without duplication, such Borrower shall also pay to each Obligee, at the time interest is paid, Further Taxes in the amount that such Obligee specifies as necessary to preserve the after-tax yield that such Obligee would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

          (c) Each Borrower agrees to indemnify and hold harmless each affected Obligee for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that such Obligee specifies as necessary to preserve, after taking into account any increases in the sums paid by the Borrowers pursuant to Section 4.1(b), the after-tax yield that such Obligee would have received if such Taxes, Other Taxes or Further Taxes had not been imposed and deducted or withheld by such Borrower, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto as a result of such Borrower's failure to timely remit payment following such Obligee's demand therefor, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty
     (30) days after the date that such Obligee makes written demand therefor upon a Borrower. No Obligee shall be indemnified, however, pursuant hereto for any Taxes, Other Taxes or Further Taxes incurred or accrued more than ninety (90) days prior to the date on which such demand is made.

          (d) Within thirty (30) days after the date of any payment by either Borrower of Taxes, Other Taxes or Further Taxes, such Borrower shall furnish to each affected Obligee the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Obligee.

          (e) If either Borrower is required to pay any amount to any Obligee pursuant to Subsection (b) or (c) of this Section, then such Obligee shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office (if appropriate) so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the sole judgment of such Obligee, is not otherwise disadvantageous to such Obligee.

          (f) If following any deduction or withholding as is referred to in clause 4.1(b) from any payment by either Borrower and the receipt by any Obligee of the payments by either Borrower required pursuant to clauses 4.1(b) or 4.1(c), such Obligee shall receive or be granted a credit against or remission for any Taxes payable by it or shall receive a repayment of any Taxes, Other Taxes or Further Taxes so withheld, then, such Obligee shall, subject to the relevant Borrower having made any increased payment in accordance with clause 4.1(b) or any payment under clause 4.1(c), reimburse the relevant Borrower with such amount as such Obligee shall in its absolute discretion certify to be the proportion of such credit, remission or repayment as will leave such Obligee (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by such Borrower as aforesaid. Such reimbursement shall be made forthwith upon the relevant Obligee certifying that the amount of such credit or remission has been received by it; provided that such Obligee shall not unreasonably delay before so certifying. Nothing contained in this Agreement shall oblige the relevant Obligee to disclose to the Borrowers or any other Person any information regarding its tax affairs or tax computations or interfere with the right of the relevant Obligee to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Obligee shall be under any obligation to claim relief from its corporate profits, tax liability or similar tax liabilities in respect of such tax in priority to any other claims, reliefs, credits or deductions available to it but subject thereto each shall use all reasonable efforts to obtain any such available credit, remission or repayment.

          (g) Each Lender shall use its reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its applicable lending office or change the jurisdiction of its applicable lending office, as the case may be, so as to avoid the imposition of any Taxes, Other Taxes or Further Taxes or to eliminate the amount of any such additional amounts which may thereafter accrue; provided that no such selection or change of the jurisdiction for its applicable lending office shall be made if, in the reasonable judgment of such Lender, such selection or change would be disadvantageous to such Lender.

          (h) Notwithstanding any other provision of this Section 4.1, no Obligor shall be obliged to increase the amount of any payment to any Obligee pursuant hereto if the requirement to make the relevant deduction or withholding arises as a consequence of (i) that such Obligee not being a bank within the meaning of Section 840(A) of the Income and Corporation Tax Act of 1988 of the United Kingdom; or (ii) that such Obligor failing to bring all interest received by it hereunder into account as a trading receipt of a bona fide banking business in the United Kingdom.

         IV.2     Illegality.

          (a) If any Lender reasonably determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make LIBOR Daily Rate Loans or LIBOR Rate Loans, or both, then, on notice thereof by the Lender to the Borrowers' Representative through the appropriate Agent, any obligation of that Lender to make LIBOR Daily Rate Loans or LIBOR Rate Loans, or both, as the case may be, shall be suspended until the Lender notifies such Agent and the Borrowers' Representative that the circumstances giving rise to such determination no longer exist.

          (b) If any Lender reasonably determines that it is unlawful to maintain any LIBOR Daily Rate Loan or LIBOR Rate Loan, the Borrower so affected shall, upon the receipt by the Borrowers' Representative of notice of such fact and demand from such Lender (with a copy to the appropriate Agent), prepay in full such LIBOR Daily Rate Loan or LIBOR Rate Loan of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loan or LIBOR Daily Rate Loan to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loanor LIBOR Daily Rate Loan. If a Borrower is required to so prepay any LIBOR Rate Loan or LIBOR Daily Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan, if such Loan is a Revolving Dollar Loan, or an Overdraft Pound Loan, if such Loan is a Revolving Pound Loan.

          (c) If the obligation of any Lender to make or maintain LIBOR Daily Rate Loans or LIBOR Rate Loans has been so terminated or suspended, the Borrowers' Representative may elect, by giving notice to the Lender through the appropriate Agent that all Loans which would otherwise be made by the Lender as LIBOR Daily Rate Loans or LIBOR Rate Loans shall be made instead as a Base Rate Loan, if such Loan is a Revolving Dollar Loan, or an Overdraft Pound Loan, if such Loan is a Revolving Pound Loan.

         IV.3     Increased Costs and Reduction of Return.

          (a) If any Lender reasonably determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR Rate or in respect of the assessment rate payable by any Lender to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law, but which lenders in such jurisdiction generally recognize as having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Borrowers shall be liable for, and shall from time to time, upon demand on the Borrowers' Representative (with a copy of such demand to be sent to the appropriate Agent), pay to such Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

          (b) If any Lender, the Overdraft Bank or the Issuing Bank shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender, the Overdraft Bank or the Issuing Bank (or its Lending Office) or any corporation controlling such Lender, the Overdraft Bank or the Issuing Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or the Issuing Bank or any corporation controlling such Lender or the Issuing Bank and (taking into consideration such Lender's, the Overdraft Bank's or the Issuing Bank's, as applicable, or such corporation's policies with respect to capital adequacy and such Lender's, the Overdraft Bank or the Issuing Bank's, as applicable, desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, L/C Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender, the Overdraft Bank or the Issuing Bank to the Borrowers' Representative through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, the Overdraft Bank's or the Issuing Bank, as applicable, additional amounts sufficient to compensate the Lender, the Overdraft Bank or the Issuing Bank for such increase.

          IV.4 Funding Losses. Each Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

          (a) the failure of such Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

          (b) the failure of such Borrower to borrow, continue or convert a Loan after the Borrowers' Representative has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

          (c) the failure of such Borrower to make any prepayment in accordance with any notice delivered under Section 2.9; or

          (d) the prepayment (including pursuant to Sections 2.7, 2.8 or 2.9) or other payment (including after acceleration thereof) of an LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period or the conversion pursuant to Section 2.5 of any LIBOR Rate Loan to another Type of Loan on a day that is not the last day of the respective Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained or from charges relating to any LIBOR Rate Loans;

          including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section and under Section 4.3 (a), each LIBOR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR Rate used in determining the LIBOR Rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

          IV.5 Inability to Determine Rates. If the appropriate Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate applicable pursuant to Section 2.11(a) for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, such Agent will promptly so notify the Borrowers' Representative and each Lender. Thereafter, the obligation of the affected Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until such Agent upon the instruction of the affected Lenders revokes such notice in writing. Upon receipt of such notice, the Borrowers' Representative may revoke any Notice of Borrowing or Notice of
     Conversion/Continuation then submitted by it. If the Borrowers' Representative does not revoke such Notice, the affected Lenders shall make, convert or continue the Loans, as proposed by the Borrowers' Representative, in the amount specified in the applicable notice submitted by the Borrowers' Representative, but such Loans shall be made, converted or continued as Base Rate Loans, in the case of Revolving Dollars Loans, and Overdraft Pound Loans, in the case of Revolving Pound Loans.

          IV.6 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the Borrowers' Representative (with a copy to the U.S. Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be prima facie evidence of the amounts due thereunder.

          IV.7 Substitution of Lenders. Upon the receipt by the Borrower's Representative from any Lender (an "Affected Lender") of a claim for compensation under Section 4.3, the Borrowers may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Borrower and to the appropriate Agent (a "Replacement Lender") to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitments, and if such Affected Lenders or any Affiliate thereof is a Swap Provider, all Specified Swap Contracts of such Affected Lender and Affiliate; (ii) request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment; or (iii) designate a Replacement Lender. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the U.S. Agent (which consent shall not be unreasonably withheld).

          IV.8 Survival. The agreements and obligations of the Borrowers in this
     Article IV shall survive the payment of all other Obligations.


                                   ARTICLE V.

                              CONDITIONS PRECEDENT

          V.1 Conditions of Initial Loans. The obligation of the Lenders to undertake the Commitments and to make the initial Loan hereunder on the Agreement Date, the obligation of any Issuing Bank to issue the initial Letter of Credit and the obligation of the Overdraft Bank to provide the Overdraft Facility is subject to the condition that, unless otherwise waived, suspended or deferred by written agreement of the U.S. Agent on the Agreement Date, the appropriate Agent shall have received on or before the Agreement Date all of the following, in such form and substance as shall be satisfactory to such Agent:

          (1) This duly executed Agreement;

          (2) A duly executed Note to the order of each Lender in the amount of such Lender's Commitment Percentage;

          (3) A loan certificate signed by an officer of each Obligor in substantially the form of Exhibit M attached hereto, including a certificate of incumbency with respect to at least two executive officers of such Person, together with appropriate attachments which shall include, without limitation, the following: (A) a copy of the Certificate of Incorporation (or the foreign equivalent thereof, if any exists) of such Person, certified (if such Person is organized under the laws of a United States jurisdiction) to be true, complete and correct by the Secretary of State for the jurisdiction of its incorporation, (B) a true, complete and correct copy of the By-Laws of such Obligor (or the foreign equivalent thereof, if any exists), (C) a true, complete and correct copy of the resolutions of such Obligor authorizing the borrowing hereunder and the execution, delivery and performance by such Obligor of the Loan Documents (or the foreign equivalent thereof, if any exists), (D) certificates of good standing (or the foreign equivalent thereof, if any exists) from such Obligor's jurisdiction of incorporation, (E) with respect to any U.S. Obligors, copies of certain employment contracts for key management level employees of such Obligor, and (F) a copy of any shareholders' or voting trust or other similar agreement among the shareholders of such Obligor certified to be true, complete and correct by a Responsible Officer of such Obligor;

          (4) Security Agreements, duly executed by each Obligor, as applicable;

          (5) Pledge Agreements, duly executed by each Obligor, in respect of any Material Subsidiary whose Capital Stock is owned by it, limited to sixty-five percent (65%) of such Capital Stock, in the case of International Subsidiaries, as applicable;

          (6) A Debenture, duly executed by the International Borrower;

          (7) Opinions of counsel to the Obligors, each in form and substance satisfactory to the Agent and its counsel;

          (8) Payment of all documentary stamp, intangible taxes or recording fees payable in connection with the recording of any of the Loan Documents including such sums, if any, due in connection with any future Loans;

          (9) Lien search results (or the equivalent thereof) with respect to each U.S. Obligor and the International Borrower from all appropriate jurisdictions and filing offices;

          (10) Original Uniform Commercial Code financing statements (or the foreign equivalent thereof) signed by each U.S. Obligor as debtor and naming the respective Collateral Agent as secured party to be filed in all appropriate jurisdictions, in such form as shall be satisfactory to the U.S. Agent;

          (11) Funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements and any Mortgages;

          (12) With respect to any Mortgaged Property, an ALTA Form B (or other form acceptable to the Agent mortgagee policy of title insurance or a binder issued by a title insurance company satisfactory to the Agent insuring (or undertaking to insure, in the case of a binder) that the Mortgage creates and constitutes a valid first Lien against the Mortgaged Property in favor of the U.S. Agent, subject only to exceptions acceptable to the U.S. Agent, with such endorsements and affirmative insurance as the U.S. Agent may reasonably request;

          (13) Evidence that BOAFSB, as Collateral Agent, has been named as loss payee under all policies of casualty insurance, as its interests as Collateral Agent may appear, and as additional insured under all policies of liability insurance (excluding workers' compensation insurance), required by the Mortgage;

          (14) Evidence that any Mortgaged Property is not in a "special flood hazard area" according to federal guidelines or, if it is, and flood insurance is available, that such insurance has been obtained;

          (15) Current ALTA surveys and surveyor's certification as to all real property and all land covered by a lease in respect of which there is delivered a Mortgage, or as may be reasonably required by the Agent, each in form and substance satisfactory to the U.S. Agent;

          (16) Appraisals of each Mortgaged Property, in such form, from such appraisers, and using such methodologies as shall be acceptable to the U.S.

          (17) Proof of payment of all title insurance premiums, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any Mortgage or the issuance of the title insurance policies (whether due on the Closing Date or in the future) including sums due in connection with any future advances;

          (18) Such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the U.S. Agent shall be granted a Lien for the benefit of the Lenders and the Issuing Bank, as may be reasonably requested by the U.S. Agent; and

          (19) Evidence that all other actions necessary or, in the opinion of the Agent, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken;

          (20) Standard lenders' payable endorsements with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Company in accordance with Section 7.7.

          (21) A duly executed Borrowing Base Certificate dated as of the Agreement Date;

          (22) Unaudited consolidating and consolidated financial statements for LCGI and its Subsidiaries for the nine (9) month period ending September 30, 1997, together with LCGI's 10-Q report to the SEC as of such fiscal quarter end;

          (23) Copies of certificates of insurance, loss payee endorsements (or their foreign equivalent, if any), with respect to the insurance policies covering the assets (other than real property) of Borrowers and otherwise meeting the requirements of Section 7.6 hereof;

          (24) Copies of any pay-off letters, termination statements, canceled mortgages and the like required by the Agent or the Lenders in connection with the removal of any Liens (other than Permitted Liens) against the assets of the Borrowers (including, but not limited to, the release of all Liens of SunTrust Bank, Atlanta against the assets of the Borrowers and a letter from Barclays Bank, PLC addressed to LCGI, as Borrowers' Representatives, and stating the agreement of Barclays Bank PLC to release its Liens against the assets of Gibb upon receipt of a Letter of Credit);

          (25) Payment of all fees and expenses payable to the Agent in connection with the execution and delivery of this Agreement, including, without limitation, fees and expenses of counsel to the Agent;

          (26) A certificate, to be substantially in the form of Exhibit M attached hereto, signed by a Responsible Officer of LCGI, dated as of the Agreement Date, stating that: (a) the representations and warranties contained in Article VI are true and correct on and as of such date; (b) no Default or Event of Default exists or would result from the initial Borrowing on the Agreement Date; and (c) there has not occurred since November 30, 1997, any event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

          (27) Such other approvals, opinions, documents or materials as the Agent, any Issuing Bank or any Lender may reasonably request.

          V.2 Conditions to All Credit Extensions. The obligation of the Lenders to make each Loan, including the initial Loan hereunder, or to continue or convert any Loan under Section 2.4, and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion Date, Continuation Date or Issuance
     Date:

          (a) The appropriate Agent shall have received (with, in the case of the initial Loan only, a copy for each affected Lender) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the appropriate Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.2;

          (b) The representations and warranties in Article VI shall be true and correct in all material respects, and shall be deemed to be made, at and as of the Agreement Date and the date of the Borrowing of each Loan which will increase the principal amount of the Loans outstanding, or upon the issuance of each Letter of Credit hereunder, except to the extent such representations and warranties (a) relate expressly to an earlier date, (b) were previously fulfilled in accordance with the terms hereof and to the extent subsequently inapplicable, or (c) are modified as a result of activities of the Borrowers or changes in circumstances, in any case as permitted hereunder or as consented to or waived in writing in accordance with Section 12.1 hereof, and all representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Agent, the Issuing Banks, and the Lenders, or by the making of any Loan or the issuance of any Letter of Credit under this Agreement.

          (c) No Default, Event of Default or Borrowing Base Deficiency shall exist or shall result from such Borrowing or continuation or conversion or Issuance.

          Each Notice of Borrowing, Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by the Borrowers' Representative hereunder shall constitute a representation and warranty by the Borrowers hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in this Section 5.2 are satisfied.


                                  ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

          Each Obligor represents and warrants to Obligee that:

          VI.1 Corporate Existence and Power. Such Obligor:rate Existence and Power

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

          (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license and the failure to be so qualified would have a Material Adverse Effect on such Borrower; and

          (d) is in compliance with all material Requirements of Law.

          VI.2 Corporate Authorization; No Contravention. The execution, delivery and performance by each Obligor of this Agreement and each other Loan Document, have been duly authorized by all necessary corporate action, and do not and will not:

          (a) contravene the terms of such Obligor's Organization Documents;

          (b) conflict with or result in any material breach or contravention of, or the creation of any material Lien under, any document evidencing any Contractual Obligation to which any Obligor is a party or any order, injunction, writ or decree of any Governmental Authority to which any Obligor or any of its property is subject; or

          (c) violate any Requirement of Law.

          VI.3 Governmental Authorization. Except as disclosed on Schedule 6.3, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Agent or a Collateral Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement  against,  any  Obligor  of the  Agreement  or any  other  Loan
     Document.

          VI.4 Binding Effect. This Agreement and each other Loan Document to which such Obligor is a party constitute the legal, valid and binding obligations of such Obligor enforceable against such Obligor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          VI.5 Litigation. Except as specifically disclosed in Schedule 6.5, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Borrowers, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Obligor, any Material Subsidiaries or any of their respective properties that involve an amount in excess of the Material Amount and that is not fully covered by insurance, and none of the matters disclosed on Schedule 6.5:

          (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

          (b) if determined adversely to such Obligor or any Subsidiary, would reasonably be expected to have a Material Adverse Effect.

          No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

          VI.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Obligors or from the grant or perfection of the Liens of the Obligees on the Collateral. Neither any Obligor nor any Material Subsidiary is in default under or with respect to any Contractual Obligation in any respect (including the granting or perfection of Liens on the Collateral) which, individually or together with all such defaults, could reasonably be expected to result in liability to LCGI or such Subsidiary in excess of the Material Amount.

          VI.7 ERISA  Compliance.  Except as specifically  disclosed in Schedule
     6.7:

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the knowledge of the Borrowers, nothing has occurred which would cause the loss of such qualification. Each Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the knowledge of the Obligors, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in liability to LCGI or any Subsidiary in excess of the Material Amount. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability to LCGI or any Subsidiary in excess of the Material Amount.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Obligor nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither either Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither either Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to
     Section 4069 or 4212(c) of ERISA.

          VI.8 Use of Proceeds: Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by
     Section 7.13 and Section 8.7. No Borrower is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

          VI.9 Title to Properties. Such Obligor and each of the Material Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Agreement Date, the property of each Obligor and the Material Subsidiaries is subject to no Liens (other than any being released upon closing of the transactions contemplated herein), other than Permitted Liens.

          VI.10 Taxes. Except as disclosed on Schedule 6.10, each Obligor and the Material Subsidiaries have filed all Federal and other tax returns and reports required to be filed, and have paid all Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Obligor or any Material Subsidiary that would, if made, result in liability to such Obligor or any such Subsidiary in excess of the Material Amount. The charges, accruals, and reserves on the books of LCGI and its Subsidiaries in respect of taxes are, in the reasonable judgment of Obligors, adequate. Except as disclosed on Schedule 6.10, neither any Obligor nor any Material Subsidiary is presently being audited by, or received notice of any future audit from, the Internal Revenue Service or any other tax authority.

          VI.I Financial Condition, Fiscal Year

          (a) The financial statements of LCGI and its Subsidiaries most recently delivered to the Agent: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (subject, in the case of interim financial statements, to ordinary, good faith, year-end accounting adjustments in accordance with GAAP); (ii) present fairly in all material respects the financial condition of LCGI and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and
     (iii) show all material Indebtedness and other liabilities, direct or contingent, of LCGI and its consolidated Subsidiaries as of the date thereof;

          (b) Since  September  30,  1997,  there has been no  Material  Adverse
     Effect.

          (c) The fiscal year of LCGI and each Material Subsidiary ends on (or about) December 31.

          VI.12 Environmental Matters. Except as disclosed in Schedule 6.12:

          (a) the on-going operations of each Obligor and each of the Material Subsidiaries comply in all respects with all material Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of Two Hundred Fifty Thousand Dollars ($250,000), in the aggregate.

          (b) each Obligor and each of the Material Subsidiaries have obtained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and each Obligor and each of the Material Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

          (c) neither any Obligor, nor any of the Material Subsidiaries, nor any of its or their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental
     Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

          (d) there are no Hazardous Materials or other conditions or circumstances existing with respect to any property of each Obligor or any Material Subsidiary, or arising from operations of such Obligor or any of its Material Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability to each Obligor or any Material Subsidiaries in excess of the Material Amount, in the aggregate, for any such condition, circumstance or property. In addition (i) neither any Obligor nor any Material Subsidiary has any underground storage tanks
     (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous
     Materials off-site, and (ii) each Obligor and each of the Material Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

          VI.13 Collateral Documents

          (a) The provisions of each of the Collateral Documents are effective to create in favor of the appropriate Collateral Agent for the benefit of the Obligees, a legal, valid and enforceable first priority security interest in all right, title and interest of such Obligor in the collateral described therein; and financing statements have been filed in the offices in all of the jurisdictions listed in the schedule to the Security Agreement and each such Security Agreement has been filed in the U.S. Patent and Trademark Office and the U.S. Copyright Office.

          (b) Each Mortgage when delivered will be effective to grant to BOAFSB, as Collateral Agent, for the benefit of the Obligees a legal, valid and enforceable deed of trust/mortgage lien on all the right, title and interest of the mortgagor under such Mortgage in the mortgaged property described therein. When each such Mortgage is duly recorded in the offices listed on the schedule to such Mortgage and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, each such mortgaged property, subject to the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Agent pursuant to Section 6.1, is subject to a legal, valid, enforceable and perfected first priority deed of trust; and when financing statements have been filed in the offices specified in such Mortgage, such Mortgage also creates a legal, valid, enforceable and perfected first lien on, and security interest in, all right, title and interest of such Obligor under such Mortgage in all personal property and fixtures which is covered by such Mortgage, subject to no other Liens, except the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to BOAFSB, as Collateral Agent pursuant to Section 3.1, and Permitted Liens.

          (c) All representations and warranties of such Obligor and any of its Material Subsidiaries party thereto contained in the Collateral Documents are true and correct.

          VI.14 Regulated Entities. No Obligor nor any Material Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

          VI.15 No Burdensome Restrictions. No Obligor nor any Material Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

          VI.16 Business and Collateral Locations

          (a) On the date of this Agreement the office where each Obligor keeps its books and records concerning its Accounts and other Collateral, and such Obligor's chief place of business and chief executive office, is located at the respective address set forth on Schedule 6.16(a) which contains a complete and accurate list, as of the date of this Agreement, of all of the places of business of each Obligor.

          (b) Schedule 6.16(b) contains a complete and accurate list, as of the date of this Agreement, of the locations of all Collateral of each Obligor.

          VI.17 Real Property. Schedule 6.17 contains a complete and accurate list, as of the date of this Agreement, of (a) the address and legal descriptions of any Real Property owned by each Obligor or any of its Material Subsidiaries and (b) the name and mailing address of the landlord, and the property address, of all Real Property not owned by an Obligor on which any Fixtures or Equipment owned by any Obligor is located (to the extent such information is not included on Schedule 6.16).

          VI.18 Intellectual Property; Licenses. Each Obligor owns directly or is entitled to use, by license or otherwise, adequate Intellectual Property to continue to conduct its business as heretofore conducted by it, and all Intellectual Property existing on the date hereof, (together with in the case of Patents, trademarks and copyrights, the date of issuance thereof), is listed on Schedule 6.18. With respect to Intellectual Property of any Obligor, unless such Intellectual Property is immaterial to business operations, has become obsolete or is no longer used or useful in the conduct of the business of such Borrower, and except as described on
     Schedule 6.18:

          (a) It is valid and enforceable, is subsisting, and has not been adjudged invalid or unenforceable, in whole or in part;

          (b) Unless and except to the extent that its failure to do so has not had, and could not be reasonably expected to have a Material Adverse Effect, such Obligor has made all necessary filings and recordations to protect its interest therein, including, without limitation, recordations of all of its interest in its patent property, trademark property in the United States Patent and Trademark Office and, to the extent necessary for the conduct of such Obligor's business, in corresponding offices throughout the world and its claims to its copyright property in the United States Copyright Office and, to the extent necessary for the conduct of such Obligor's business, in corresponding offices throughout the world;

          (c) Except as set forth on Schedule 6.18, such Obligor is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property owned by it and no claim has been made that the use of any of its owned Intellectual Property does or may violate the asserted rights of any third party; and

          (d) Unless and except to the extent that its failure to do so has not had, and could not be reasonably expected to have a Material Adverse Effect, such Obligor has performed, and such Borrower will continue to perform, all acts, and such Borrower has paid and will continue to pay, all required fees and taxes, to maintain each and every item of such Intellectual Property in full force and effect throughout the world, as applicable.

          Except as set forth on Schedule 6.18, each Obligor owns directly or is entitled to use, by license or otherwise, all patents, trademarks, copyrights, mask works, licenses, technology, knowhow, processes and rights with respect to any of the foregoing used in, necessary for or of importance to the conduct of such Obligor's business, the lack of ownership of, or entitlement to, would have a Material Adverse Effect.

          VI.19 Subsidiaries. Schedule 6.19 sets forth, for each Obligor, a complete and accurate list of such Obligor's Subsidiaries, and, for each such Subsidiary, a complete and accurate statement of (a) such Obligor's percentage ownership of each of such Subsidiaries (including a description of the outstanding Capital Stock of such Subsidiary), (b) the state or other jurisdiction of formation or incorporation of each such Subsidiary,
     (c) each state or other jurisdiction in which each such Domestic Subsidiary is qualified to do business on the date of this Agreement, (d) all of such Subsidiary's trade names, trade styles or doing business forms on the date of this Agreement, and (e) whether such Subsidiary is a Material Subsidiary. Except as thus disclosed on Schedule 6.19, there are no other Material Subsidiaries on the Agreement Date.

          VI.20 Joint Ventures. Neither any Obligor nor any Material Subsidiaries is a partner or joint venturer in any Joint Venture other than
     (i) the Joint Ventures listed on Schedule 6.20, which sets forth, for each Joint Venture, a complete and accurate statement of (a) the percentage ownership of each such partnership or joint venture by LCGI or any Material Subsidiaries, and (b) the state, country or other jurisdiction of formation or incorporation, as appropriate, of each Joint Venture.

          VI.21 Solvency. Each Obligor and each Material Subsidiary are Solvent.

          VI.22  Swap   Obligations.   No  Obligor  nor  any  of  the   Material
     Subsidiaries  has  incurred  any  outstanding  obligations  under  any Swap
     Contracts, other than as may be listed on Schedule 6.22. LCGI has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any Swap Provider or any Affiliate of any Swap Provider in determining whether to enter into any Swap Contract.

          VI.23 Material Contracts; Labor Matters. Schedule 6.23 contains a list, as of the date of this Agreement, of all, or substantially all, contracts or agreements to which any Obligor or Material Subsidiary is a party which is for one (1) year or longer and provide for payment by such Person of One Million Dollars ($1,000,000) (or the Equivalent Amount thereof in Pounds or Alternative Currencies) or more and, upon the request of the Agent or any Lender, such Obligor will provide the Agent or such Lender, as applicable, with a copy of any such contract or agreement. Except as disclosed on Schedule 6.23: (a) no labor contract to which any Obligor or Material Subsidiary is a party or is otherwise subject is scheduled to expire prior to the Maturity Date; (b) no Obligor or Material Subsidiary has, within the two (2) year period preceding the date of this Agreement, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law, and no Obligor or any Material Subsidiary has a reasonable expectation that any such action is or will be required at any time prior to the Maturity Date; and (c) on the Agreement Date (i) no Obligor or Material Subsidiary is a party to any labor dispute (other than any immaterial disputes with its employees as individuals and not affecting its relations with any labor group or its workforce as a whole) and (ii) there are no pending or, to such Obligor's knowledge, threatened strikes or walkouts relating to any labor contracts to which any Obligor or Material Subsidiary is a party or is otherwise subject.

          VI.24 Insurance. The Obligors have insurance meeting the requirements of Section 7.7 hereof, and such insurance policies are in full force and effect. As of the Agreement Date, all insurance maintained by any Obligor is described on Schedule 6.24 hereto.

          VI.25 Year 2000 Compliance. LCGI has conducted a comprehensive review and assessment of its and the Material Subsidiaries' computer applications with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and, based on that review, if any, LCGI does not believe the year 2000 problem will result in a change having a Material Adverse Effect.

          VI.26 Full Disclosure. None of the representations or warranties made by the Obligors in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any report, or certificate furnished by or on behalf of the Borrowers in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                  ARTICLE VII.

                              AFFIRMATIVE COVENANTS

          So long as any Lender or the Overdraft Bank shall have any Commitment hereunder, or the Issuing Bank shall have any L/C Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

          VII.1  Financial  Statements.   The  Borrowers'  Representative  shall
     deliver to the U.S. Agent, in form and detail satisfactory to such Agent:

          (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year, a copy of the audited balance sheet of LCGI and its Subsidiaries as at the end of such year and the related statements of income or operations, shareholders' equity and cash flows for such year, on a consolidated and consolidating basis, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young or any other nationally-recognized independent public accounting firm selected by LCGI which is reasonably acceptable to the Agent ("Independent Auditor") which report shall state that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of LCGI's or any Subsidiary's records, and

          (b) as soon as available, but not later than thirty (30) days after the end of each of fiscal month, a copy of the unaudited balance sheet of LCGI and its Subsidiaries as of the end of such month and the related statement of income, on a consolidating and consolidated basis, certified by a Responsible Officer as presenting fairly in all material respects, in accordance with GAAP (subject to ordinary, good faith, year-end accounting adjustments in accordance with GAAP), the financial position and the results of operations of LCGI and the Subsidiaries.

          VII.2 Certificates; Other Information. The Borrowers' Representative shall furnish to the U.S. Agent:

          (a) concurrently with the delivery of the financial statements referred to in Subsections 7.1(b) for the months ending at each fiscal quarter end, a Compliance Certificate executed by a Responsible Officer of LCGI;

          (b) promptly, copies of all financial statements and reports that LCGI sends to its shareholders;

          (c) promptly, from time to time, as the U.S. Agent may reasonably request, a written report of any material change in the information set forth in Schedule 6.19 or Schedule 6.20 concerning, respectively, any of the Subsidiaries or Joint Venture;

          (d) promptly, from time to time, as the U.S. Agent may reasonably request, but at least annually, within thirty (30) days after each fiscal year end, a written report of any material change to the list of patents, trademarks, copyrights and other Intellectual Property information set forth in Schedule 6.18;

          (e) promptly, from time to time, as the U.S. Agent may reasonably request, but at least quarterly, within thirty (30) days after each quarter end, a written report of any material change to the list of contracts set forth in Schedule 6.23.

          (f) promptly after, but in any event within ten (10) days after, the sending thereof, copies of all financial statements, reports and other information which LCGI files with the Securities and Exchange Commission;

          (g) promptly after, but in any event within ten (10) days after, the preparation of same, copies of all material press releases issued by LCGI or any Subsidiary;

          (h) as soon as available but not later than thirty (30) days prior to the end of any fiscal year, copies of any annual budget or projections for the next fiscal year prepared by LCGI; and

          (i) promptly, such additional information regarding the business, financial or corporate affairs of LCGI or any Subsidiary as the U.S. Agent may from time to time reasonably request;

          VII.3 Borrowing Base Certificate. The Borrowers' Representative shall deliver to U.S. Agent a Borrowing Base Certificate signed by a Responsible Officer as of the end of each fiscal month as soon as available each month, but in any event not later than thirty (30) days after the end of such fiscal month.

          VII.4 Notices. The Borrowers' Representative shall promptly notify the U.S. Agent:

          (a) of the occurrence of any Event of Default, and of the occurrence or existence of any event or circumstance that could reasonably be expected to result in an Event of Default;

          (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of any Obligor; or (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between LCGI or any of its Subsidiaries and any Governmental Authority; which, in either case, could reasonably be expected to result in a Material Adverse Effect.

          (c) (x) of the commencement of, or any material development in, any litigation or proceeding by, against or affecting LCGI or any Material Subsidiary (i) in which the amount of damages claimed exceeds the Material Amount, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document, or
     (y) of the entry of any judgment against any Obligor in excess of the Material Amount;

          (d) of any material change or proposed material change in any of the information set forth on Schedule 6.16 or Schedule 6.17, including but not limited to (i) any change in the location of the chief executive office or chief place of business, and (ii) any opening, closing or other change in the list of offices and other places of business.

          (e) any change in the name of any Obligor;

          (f) any  material  change in the  insurance  information  set forth in
     Schedule 6.24;

          (g) any material payment default by any Account Debtor, or other Person obligated to an Obligor, under any contract, chattel paper, note or other evidence of amounts payable or due or to become due to either Borrower if the amount payable under such contract, chattel paper, note or other evidence of amounts payable or due or to become due is a Material Amount or greater;

          (h) upon, but in no event later than five (5) Business Days after, becoming aware of (i) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against any Obligor or any Material Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any material environmental or similar condition on any real property adjoining or in the vicinity of the Real Property of any Obligor or any Material Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

          (i) of the occurrence of any of the following events affecting any Obligor or any ERISA Affiliate (but in no event more than five (5) Business Days after such event), and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to either Borrower or any ERISA Affiliate with respect to such event: (i) an ERISA Event; (ii) material increase in the Unfunded Pension Liability of any Pension Plan; (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by either Borrower or any ERISA Affiliate; or (iv) the adoption of any amendment to a Plan subject to
     Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

          (j) of any material change in accounting policies or financial reporting practices by any Obligor or any of the Material Subsidiaries;

          (k) of the entry by any Obligor or any Material Subsidiary into any Specified Swap Contract, together with the details thereof;

          (l) of the occurrence of any default, event of default, termination event or other event under any Specified Swap Contract that after the giving of notice, passage of time or both, would permit either counterparty to such Specified Swap Contract to terminate early any or all trades relating to such contract; and

          (m) upon the request from time to time of either Agent, termination or unwind amounts, together with a description of the method by which such amounts were determined, relating to any then-outstanding Swap Contracts to which any Obligor is party.

          Each notice under this Section shall be accompanied by a written statement by a Responsible Officer of the Borrowers' Representative setting forth details of the occurrence referred to therein, and stating what action such Borrower or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 7.4(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

          VII.5 Preservation of Corporate Existence, Etc. Except as otherwise expressly provided in Section 8.3, each Obligor shall, and shall cause each of its Material Subsidiaries to: (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation; (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable (in any material respect) to the normal conduct of its business; (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and (d) preserve or renew all of its registered patents, trademarks, trade names and service marks to the extent the same are necessary for or of importance to the conduct of the Borrower's business.

          VII.6 Maintenance of Property and Management. Each Obligor shall, and shall cause each of its Material Subsidiaries to, maintain and preserve (i) all its respective property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof and (ii) its executive management in substantially the same manner and with substantially the same Persons as existing on the Agreement Date. In furtherance of the foregoing, by the Agreement Date, LCGI shall have entered into, and shall maintain at all times thereafter during the term of this Agreement, executive management contracts with Bruce Coles, as chief executive officer, and Robert Fooshee, as chief financial officer, each in a form and substance satisfactory to the Agent, and as to which the Agent shall have received a certified copy, as signed.

          VII.7 Insurance. Each Obligor shall, and shall cause each of Material Subsidiaries to, maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance. All casualty insurance maintained by the Borrowers shall name the Agent as loss payee and all liability insurance (excluding professional liability and workers' compensation insurance) shall name the Agent as additional insured for the benefit of the Issuing Bank and the Lenders, as their interests may appear. All policies of insurance required to be maintained under this Agreement shall be in form and with insurers recognized as adequate by the Agent and all such policies shall be in such amounts as may be reasonably satisfactory to the Agent and shall, by an endorsement or independent instrument furnished to the Agent provide that the insurance companies will give Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be materially altered or canceled. On the Agreement Date, and upon the renewal, replacement, or addition of each policy of insurance thereafter, the Borrowers' Representative shall deliver to Agent a copy of each policy of insurance and a certificate of insurance that evidences the existence of each policy of insurance, payment of all premiums therefor and compliance with all provisions of this Agreement. In addition, the Borrowers'
     Representative shall notify the U.S. Agent promptly of any occurrence causing a loss or decline in value in excess of the Material Amount in the aggregate of any real or personal property and the estimated (or actual, if available) amount of such loss or decline.

          VII.8 Payment of Obligations. Each Obligor shall, and shall cause each of its Material Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP or its foreign equivalent are being maintained by LCGI or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its respective property; and (c) all Indebtedness as and when due and payable.

          VII.9 Compliance with Laws. Each Obligor shall, and shall cause each of its Material Subsidiaries to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

          VII.10 Compliance with ERISA. Each Obligor shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) with respect to a Plan which has received a favorable determination from the IRS as to its qualified status under
     Section 401(a) of the Code, take all reasonable, necessary and appropriate actions in order to preserve such determined status; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

          VII.11 Inspection of Property and Books and Records. Each Obligor shall, and shall cause each of its Material Subsidiaries to, maintain and shall cause each Material Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP, or its foreign equivalent, consistently applied shall be made of all financial transactions and matters involving the assets and business of such Obligor and such Subsidiary. The Obligors shall permit representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, to inspect and audit Collateral, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers' Representative; provided, however, when an Event of Default exists the Agent or any Lender may do any of the foregoing at any time and without advance notice.

          VII.12 Environmental Laws

          (a) Each Obligor shall, and shall cause each of its Material Subsidiaries to, conduct its operations and keep and maintain its property in compliance in all material respects with all Environmental Laws.

          (b) Upon the written request of the U.S. Agent, the Borrowers' Representative shall submit to the U.S. Agent at the Borrowers' sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Subsection 7.4(h), that could, individually or in the aggregate, result in liability in excess of the Material Amount.

          VII.13 Use of Proceeds. Each Borrower shall use the proceeds of the Revolving Loans made hereunder to refinance certain Indebtedness, for working capital and for other general corporate purposes not in contravention of any Requirement of Law or of this Agreement. Each Borrower shall use the proceeds of each CAPEX Loan solely to finance its purchase, or refinance any Indebtedness incurred initially in its purchase, of Eligible Capital Assets.

          VII.14 Further Assurances

          (a) Each Obligor shall, and shall cause each of its Material Subsidiaries to, ensure that all written information, exhibits and reports furnished to each Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to each Agent and the Lenders and correct any material defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

          (b) Promptly upon request by the appropriate Agent, the Obligors shall, and shall cause each of their respective Material Subsidiaries to, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as such Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to such Agent or any Obligee the rights granted or now or hereafter intended to be granted to the Agent, the Issuing Bank or the Lenders under any Loan Document or under any other document executed in connection therewith.

          VII.15 Additional Guarantors. At the time any Person becomes a Material Subsidiary of an Obligor, Borrowers' Representative shall so notify the Agent and promptly thereafter (but in any event within thirty
     (30) days after the date thereof) such Person or, as appropriate, that Person which owns the capital stock of such Person, shall (a) execute a Joinder Agreement in substantially the same form as Exhibit O, (b) cause all of the capital stock of such Person (if it is a U.S. Subsidiary) or sixty-five percent (65%) of the capital stock of such Person (if it is a International Subsidiary) to be delivered to the appropriate Collateral Agent (together with undated stock powers signed in blank) and pledged to the appropriate Collateral Agent pursuant to an appropriate pledge agreement in substantially the form of the Pledge Agreement (or a joinder to the existing Pledge Agreement) and otherwise in a form reasonably acceptable to the appropriate Collateral Agent, (c) if such Person is a U.S. Subsidiary, grant a security interest in all, or substantially all, of its assets to the appropriate Collateral Agent pursuant to a security agreement in substantially the form of the Security Agreement (or a joinder to the existing Security Agreement) and otherwise in a form reasonably acceptable to the Collateral Agent, (d) if such Person is a U.S. Subsidiary and owns or leases any real property, execute any and all necessary mortgages, deeds of trust, deeds to secure debt or other appropriate real estate collateral documentation in a form acceptable to the appropriate Collateral Agent (or cause to be delivered in a commercially reasonable manner a landlord waiver or estoppel letter with respect thereto in a form acceptable to the appropriate Collateral Agent) and (e) deliver such other documentation as the appropriate Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, appraisals, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonable satisfactory to the appropriate Collateral Agent.

          VII.16 Required Swap Contracts. As soon as practicable, but in any event by not later than ninety (90) days after the Agreement Date, LCGI shall have entered into, and thereafter shall maintain for the entire term of this Agreement, Swap Contracts having terms and conditions satisfactory to the U.S. Agent for not less than fifty percent (50%) of that portion of its Funded Debt consisting of borrowed funds payable at variable interest rates.

          VII.17 Mortgaged Property. The Collateral Agent shall have the continuing right, upon giving at least thirty (30) days written notice to the Borrowers' Representative to such effect (unless an Event of Default then exists, in which case no such prior notice need be given) to require that any real property of the U.S. Obligors set forth on Schedule 6.17 or acquired by any U.S. Obligor subsequent to the Closing Date, become Mortgaged Property, in which event the Borrowers' Representative shall cause such U.S. Obligor to comply promptly in all respects with the conditions set forth in Sections 5.1 and 6.13 hereof as they relate to Mortgaged Property or a Mortgage in specific regard to such real property, all at U.S. Borrower's expense.



                                  ARTICLE VIII.

                               NEGATIVE COVENANTS

          So long as any Lender shall have any Commitment hereunder, or any Issuing Bank shall have any L/C Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

          VII.1 Liens. The Obligors shall not, and shall not suffer or permit any of their respective Material Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its or their respective property or assets, whether now owned or hereafter acquired, other than the following ("Permitted Liens") :

          (a) any Lien existing on property of LCGI or any Material Subsidiary on the Agreement Date and set forth in Schedule 8.1 securing Indebtedness outstanding on such date;

          (b) any Lien created under any Loan Document;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.8, provided that no notice of lien has been filed or recorded;

          (d) carriers', warehousemen's, mechanics', landlords' materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not overdue for a period longer than sixty (60) days delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (e) Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f) Liens (other than Liens on the Collateral) on the property of LCGI or any Material Subsidiary securing (i) the nondelinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and
     (iii) other nondelinquent obligations of a like nature; in each case, incurred in the ordinary course of business , provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

          (g) Liens (other than Liens on the Collateral) consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for LCGI and its Material Subsidiaries do not exceed the Material Amount;

          (h)   easements,   rights-of-way,   restrictions   and  other  similar
     encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of LCGI and its Material Subsidiaries;

          (i) Liens on assets of Persons which become Material Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof and do not exceed the Material Amount;

          (j) purchase money security interests on any property acquired or held by a Borrower or its Material Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring fixed assets; provided that (i) any such Lien attaches to such fixed assets; concurrently with or within twenty (20) days after the acquisition thereof, (ii) such Lien attaches solely to the fixed assets so acquired in such transaction, (iii) the principal amount of the Indebtedness secured thereby does not exceed one hundred percent (100%) of the cost of such fixed assets; and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests (exclusive of Capitalized Leases and any CAPEX Loans) shall not exceed, in the aggregate, One Million Five Hundred Thousand Dollars ($1,500,000) in any fiscal year of LCGI;

          (k) Liens securing obligations in respect of Capitalized Leases on assets subject to such leases, provided that such Capital Leases are otherwise permitted hereunder;

          (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by LCGI on such Subsidiary in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by LCGI or any Subsidiary to provide collateral to the depository institution;

          (m) deposits to secure, or in lieu of, surety and appeal bonds to which any Obligor is a party;

          (n) deposits in connection with the prosecution or defense of any claim in any court or before any administrative commission or agency; and

          (o) Liens granted in any intercompany note provided that such Liens are, by their express terms, subject and subordinate to any Liens granted or arising pursuant hereto in favor of the Collateral Agreement, and, provided, further, that all such Liens are assigned to the Collateral Agent.

          VIII.2 Liquidation, Change in Ownership or Name; Disposition or Acquisition of Assets; Etc. The Obligors shall not, and shall not suffer or permit any of their respective Material Subsidiaries to, directly or indirectly:

          (a) Liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up its business;

          (b) Sell, lease, abandon, transfer or otherwise dispose of, in a single transaction or a series of related transactions, any assets, property or business except (i) in the ordinary course of business at the fair market value thereof and for cash or cash equivalents, (ii) for physical assets used, consumed or otherwise disposed of in the ordinary course of business, (iii) other assets, the fair market value of which does not exceed in the aggregate, for LCGI and the Material Subsidiaries, the Material Amount in any fiscal year, or (iv) to another Obligor, so long as buyer and seller are both U.S. Obligors or both International Obligors.

          (c) Create any Material Subsidiary, unless (i) if such Material Subsidiary is organized or operated in the United States or the United Kingdom, any such Subsidiary executes at the time of its creation a security agreement in favor of the Collateral Agent, and all UCC-l financing statements (or the equivalent thereof) necessary to perfect the security interest of the Collateral Agent granted by the security agreement, all in form and substance satisfactory to the Agent, (ii) such Subsidiary executes at the time of its creation a guaranty agreement in favor of the Agent, in form and substance satisfactory to the Agent, pursuant to Section 7.15, (iii) the Agent receives such opinion letters as it may reasonably request regarding the documents delivered pursuant to clauses (i) and (ii) above (and, if applicable, the perfection of Liens created thereunder), and (iv) no Default exists immediately prior to or after the creation of such Subsidiary.

          (d) Change its name without giving the Agent thirty (30) days prior written notice of its intention to do so and complying with all reasonable requirements of the Agent in regard thereto.

          VIII.3 Consolidations and Mergers. Except as permitted by Section 8.2 and Section 8.5, the Obligors shall not, and shall not suffer or permit any of their respective Material Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except any Material Subsidiary (other than a Borrower) may merge with (a) either Borrower, provided that such Borrower shall be the continuing or surviving corporation, (b) any other Material Subsidiary, and
     (c) any other Subsidiary, provided that (i) such Material Subsidiary shall be the continuing or surviving corporation, and (ii) no Default or Event of Default shall exist hereunder, both before and after giving effect to such Merger.

          VIII.4 Loans and Investments The Obligors shall not purchase or acquire, or make any commitment therefor, any Capital Stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of LCGI, excluding, however, any acquisition transaction governed by Section 8.5 (together, "Investments"), except:

          (a) an Obligor or any of its Material Subsidiaries may purchase or otherwise acquire and own (i) marketable, direct obligations of the United States of America and its agencies maturing within three hundred sixty-five
     (365) days of the date of purchase, (ii) commercial paper issued by corporations, each of which shall (A) have a consolidated net worth of at least Two Hundred Fifty Million Dollars ($250,000,000), and (B) conduct substantially all of its business in the United States of America, which commercial paper will mature within one hundred eighty (180) days from the date of the original issue thereof and is rated "P-1" or better by Moody's Investors Service, Inc., or "A-I" or better by Standard & Poor's Corporation, (iii) certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase and issued by a United States national or state bank having deposits totaling more than Two Hundred Fifty Million Dollars ($250,000,000), and whose short-term debt is rated "P-1" or better by Moody's Investors Service, Inc. or "A-I" or better by Standard & Poor's Corporation, and (iv) up to One Million Dollars ($1,000,000) per institution and up to $1,000,000 in the aggregate in (A) short-term obligations issued by any local commercial bank or trust company located in those areas where LCGI or such Subsidiary conducts its business, whose deposits are insured by the Federal Deposit Insurance Corporation, or (B) commercial bank-insured money market funds, or any combination of investments described in clauses (A) and (B);

          (b) Investments constituting extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

          (c)  Investments  in the  nature  of (i)  extensions  of  credit  by a
     Borrower  or  any  of  its   Material   Subsidiaries   to  another  of  its
     Subsidiaries, in accordance with Section 8.6 hereof;

          (d) Investments permitted under Section 8.5;

          (e) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations.

          (f) Investments in existence as of the Agreement Date and described in
     Schedule 8.4.

          VII.5 Acquisitions. No Obligor shall enter into, nor permit any Material Subsidiary to enter into, any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in
     (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b the acquisition of in excess of fifty percent (50%) of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary provided that LCGI or a Subsidiary is the surviving entity) (herein, an "acquisition"), unless: (i) the corporation, partnership, joint venture, operating assets or line of business acquired is in a substantially similar line of business as the Borrowers; (ii) the corporation, joint venture or partnership in which any interest is acquired shall not have had a net operating loss for the twelve-month period ending on the last day of the last fiscal month preceding the applicable acquisition date; (iii) the acquisition is not being contested by the board of directors (or similar governing body) of the entity being acquired; that is, it is not a "hostile" acquisition; (iv) the purchase price (including the amount of all liabilities assured by either Borrower or Guarantor)
     (A) of any such acquisition shall not exceed Two Million Dollars ($2,000,000) in the aggregate or (B) for all such acquisitions shall not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) in the aggregate; (v) no Event of Default or Default shall exist at the time of such acquisition; (vi) not more than two (2) such acquisitions shall involve corporations, partnerships, joint ventures, operating assets or lines of business which are more than fifty percent (50%) located outside the United States; (vii) after giving effect to each such acquisition, the Available Commitment is at least Five Million Dollars ($5,000,000); and
     (vi) the Agent contemporaneously with the closing of such acquisition shall have received (A) such documents and instruments as may be necessary to grant or confirm to the Agent or a Collateral Agent a Lien on or security interest in all of the assets so acquired, and (B) if an entity is acquired and not merged into a Borrower or a Guarantor, a guaranty of the Obligations executed by such entity in the form and substance satisfactory to the Agent.

          VII.6 Indebtedness. The Obligors shall not, and shall not suffer or permit any of their respective Material Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

          (b)  Indebtedness   consisting  of  Contingent  Obligations  permitted
     pursuant to Section 8.9;

          (c) all  Indebtedness  existing on the Agreement Date and set forth in
     Schedule 8.6;

          (d)  Indebtedness  secured by Liens permitted by Section 8.  1 (i) and
     (j);

          (e) Indebtedness incurred in connection with Capital Leases entered into by LCGI or any Subsidiary to finance the acquisition of equipment (and in compliance with Section 8.1(j).

          (f) Trade or accounts payable and/or similar obligations, and accrued expenses, incurred in the ordinary course of business, other than for borrowed money;

          (g) Subordinated Debt (including that set forth and identified as such on Schedule 8.6); provided, however, that (i) no Subordinated Debt may be prepaid, in whole or in part, at any time; (ii) no Subordinated Debt may be repaid, nor may any interest, fees or other charges be paid thereon or in connection therewith, except in accordance with, and subject to, the Subordination Agreement corresponding thereto or, if and to the extent that the subordination of any such Debt is, by its terms, dependent on the terms of this Agreement relevant thereto, then, as set forth below in this subsection and as contained in Section 12.19 below; (iii) no principal amount of Subordinated Debt may be repaid, in any event, in 1998; and (iv) total principal payments in respect of all such Subordinated Debt shall not exceed, in any event, in any fiscal year of LCGI subsequent to 1998, the lesser of (i) Four Million Dollars ($4,000,000) or (ii) a sum, determined as of the last day of LCGI's prior fiscal year, equal in amount to the amount (if any) by which (A) EBITDA, for the twelve (12) fiscal month period ending on the last day of such preceding fiscal year, multiplied by two (2), exceeds (B) total Funded Debt, determined for the same said period;

          (h) Indebtedness owing to a Borrower or any Material Subsidiary by one of its Subsidiaries, not to exceed, however, in aggregate amount, Five
     Hundred Thousand Dollars ($500,000) in any fiscal year of LCGI, and, provided, further, that all such Indebtedness shall be evidenced by intercompany notes receivable from the borrowing Subsidiary, which shall be assigned to the Collateral Agent; and

          (i) Other  Indebtedness,  in addition to that described in subsections
     (a) through (h) above, not to exceed, in aggregate amount, the sum of One Million Dollars ($1,000,000).

          VII.7 Transactions with Affiliates. The Obligors shall not, and shall not suffer or permit any of their respective Material Subsidiaries to, enter into any material transaction with any Affiliate of LCGI, except upon fair and reasonable terms fully disclosed to Agent and no less favorable to LCGI or such Subsidiary than it would obtain in a comparable arms length transaction with a Person not an Affiliate of LCGI.

          VII.8 Use of Proceeds. The Borrowers shall not use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of either Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Sections 13 or 14 of the Exchange Act.

          VIII.9 Contingent Obligations. The Obligors shall not, and shall not suffer or permit any of their respective Material Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations, except:

          (a) endorsements for collection or deposit in the ordinary course of business;

          (b) Contingent Obligations of a Borrower or its Material Subsidiaries existing as of the Agreement Date and listed in Schedule 8.9;

          (c) Guaranty Obligations entered into by a Borrower or any Material Subsidiary after the Agreement Date with respect to obligations of an Affiliate of LCGI and not exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate at any time outstanding; and

          (d) Permitted Swap Obligations.

          VIII.10 Joint Ventures. The Obligors shall not, and shall not suffer or permit any of their respective Material Subsidiaries to, enter into any Joint Venture, other than in the ordinary course of business.

          VIII.11 Restricted Payments. The Obligors shall not, and shall not suffer or permit any of their respective Material Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its Capital Stock, or purchase, redeem or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that as applicable:

          (a) any Obligor or Material Subsidiary may declare and make dividend payments or other distributions payable solely in its common stock;

          (b) Any Obligor or Material Subsidiary may declare and pay dividends to LCGI or to any other Obligor; and

          (c) Provided no Event of Default exists or would result therefrom, LCGI may pay dividends and make distributions on or in respect of (i) that portion of its Capital Stock consisting of Preferred Stock in an aggregate amount not to exceed Eight Hundred Thousand Dollars ($800,000) per fiscal year of LCGI.

          VIII.12 ERISA. The Obligors shall not, and shall not suffer or permit any of their respective ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Borrower in an aggregate amount in excess of the Material Amount; or (b) engage in a transaction that could be subject to
     Section 4069 or 4212(c) of ERISA.

          VIII.13 Change in Business. The Obligors shall not, and shall suffer or permit any of their respective Material Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by the Borrowers or such Subsidiaries on the Agreement Date; provided, however, nothing contained herein shall prevent any of the Obligors from expanding the locations in which they do business.

          VIII.24 Accounting Changes. The Obligors shall not, and shall not suffer or permit any of their respective Material Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP or its foreign equivalent, or change the fiscal year of LCGI or of any Material Subsidiary.

          VIII.15 Intellectual Property. Each Obligor agrees that it will, with respect to the Intellectual Property of such Obligor or any of its Material Subsidiaries which is necessary for or of importance to the conduct of the business of such Person, unless such Intellectual Property has become obsolete:

          (a) Not, do any act, or omit to do any act, whereby any of its respective Patent Property may lapse or become abandoned or dedicated to the public or unenforceable;

          (b) Not, and not permit any licensee of it to: (i) fail to continue to use any of the trademark property in order to maintain all of such trademark property in full force free from any claim of abandonment for non-use; (ii) fail to maintain as in the past in all material respects the quality of products and services offered under all of the trademark property; (iii) fail to employ all of the trademark property registered with any Federal or state or foreign authority with an appropriate notice of such registration; (iv) adopt or use any other trademark which is confusingly similar or a colorable imitation of any of the trademark property; (v) use any of the trademark property registered with any Federal or state or foreign authority except for the uses for which registration or application for registration of all of such trademark property has been made; or (vi) do or permit any act or knowingly omit to do any act whereby any of the trademark property may lapse or become invalid or unenforceable;

          (c) Not, do or permit any act or knowingly omit to do any act whereby any of the copyright property may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof;

          VIII.16 Negative Pledges. The Obligors will not, and not permit any of their respective Material Subsidiaries to, enter into any agreement
     (excluding this Agreement and any Loan Document) prohibiting (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or (b) the ability of the Borrowers to amend or otherwise modify this Agreement or any other Loan Document.


                                   ARTICLE IX.

                               FINANCIAL COVENANTS

          So long as any Lender shall have any Commitment hereunder, or any Issuing Bank shall have any L/C Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

          IX.1 Capital Expenditures. Total Capital Expenditures of LCGI and its Subsidiaries on a consolidated basis, shall not exceed Seven Million Dollars ($7,000,000), in the aggregate, per each Fiscal Year.

          IX.2 Leverage Ratio. The Leverage Ratio, measured quarterly, as of each fiscal quarter end of LCGI, commencing on the fiscal quarter ending closest to March 31, 1998, shall not exceed: (i) 3.25:1, for all measurements during the period from the Agreement Date through the fiscal month ending closest to June 30, 1998; (ii) 3.00:1, for all measurements during the period from the fiscal month beginning closest to July 1, 1998 through the fiscal month ending closest to June 30, 1999; and (iii) 2.75:1, for all measurements from and after the fiscal month beginning closest to July 1, 1999.

          IX.3 FIxed Charge Coverage. The ratio of: (a) EBIRT, measured quarterly for the twelve (12) fiscal months period ending on the last day of each fiscal quarter of LCGI, commencing on the fiscal quarter ending closest to March 31, 1998, to (b) the sum of interest expense and rent expense in connection with operating leases for the same said period, to the extent each is included in the statement of net income for such period, shall be greater than: (i) 1.20:1, for all measurements during the period from the Agreement Date through the fiscal month ending closest to December 31, 1998; (ii) 1.40:1, for all measurements during the period from the fiscal month beginning closest to January 1, 1999 through the fiscal month ending closest to December 31, 1999; and (iii) 1.65:1, for all measurements during from and after the fiscal month beginning closest to January 1, 2000.

          IX.4 EBITDA. EBITDA: (i) calculated on a trailing four (4) fiscal quarters' basis at the close of each fiscal quarter of LCGI, commencing with the fiscal quarter ended closest to January 31, 1998, shall be at least Sixteen Million Dollars ($16,000,000); and (ii) calculated on a quarterly basis, at the close of each fiscal quarter of LCGI, commencing with the fiscal quarter ended closest to March 31, 1998, shall be at least One Dollar ($1.00); provided, however, that, for purposes only of calculating EBITDA in this clause (ii), there shall be excluded from such calculation any charges against net income taken in such quarter in respect of losses sustained in the buyout of lease (or sublease) obligations, to the extent made in accordance with GAAP, and not to exceed Three Million Dollars ($3,000,000) in such exclusions in any one fiscal year.


                                   ARTICLE X.

                                EVENTS OF DEFAULT

          X.1 Event of Default. Any of the following shall constitute an "Event of Default":

          (a) The Borrowers fail to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or
     (ii) within three (3) days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document; or

          (b) Any representation or warranty by any Obligor made or deemed made herein, in any other Loan Document or which is contained in any certificate, document or financial or other statement by such Obligor, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document is incorrect in any material respect on or as of the date made or deemed made; or

          (c) Any Obligor fails to perform or observe any term, covenant or agreement contained in Sections 7.1, 7.2, 7.3, 7.4, or 7.14 or in Articles VIII or IX (other than Section 8.4); or

          (d) Any Obligor party thereto fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document and such default shall continue unremedied for the earlier of (i) the applicable cure period in such Loan Document, if any, or (ii) a period of [twenty-one (21)] days after the earlier of (A) the date upon which a Responsible Officer knew or reasonably should have known of such failure or
     (B) the date upon which written notice thereof is given to the Borrowers' Representative by the Agent or any Lender; or

          (e) either (i) any Obligor (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement)  of more  than  the  Material  Amount  when  due  (whether  by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which such Obligor is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the such Obligor as a result thereof is greater than the Material Amount;

          (f) An Obligor or any Material Subsidiary (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

          (g) either (i) Any involuntary Insolvency Proceeding is commenced or filed against any Obligor or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of an Obligor's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty
     (60) days after commencement, filing or levy; (ii) any Obligor or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Obligor or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h) either (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Material Amount; or (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds the Material Amount; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Material Amount; or

          (i) One or more non-interlocutory judgments, noninterlocutory orders, decrees or arbitration awards is entered against any Obligor or any Material Subsidiary in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of the Material Amount or more, and the same shall remain unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof; or

          (j) Any non-monetary judgment, order or decree is entered against any Obligor or any Material Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of sixty (60) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (k) There occurs any Change of Control; or

          (l) Any event described in the definition of "Material Adverse Effect" set forth herein shall occur; or

          (m) Any Loan Document executed by an Obligor is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Obligor contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder and such revocation, invalidation, lack of effort or lack of enforceability remains in effect for a period of twenty-one (21) days or more;

          (n) either (i) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Obligor party thereto or any such Obligor shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens and such condition remains in effect for twenty-one
     (21) days; or

          (o) Any Subordination Agreement or the subordination provisions of any agreement or instrument governing any other Subordinated Debt is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, or any Person party thereto contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or the Subordination Agreement or such subordination provisions.

          X.2 Rememdies. If any Event of Default occurs, the U.S. Agent shall, at the request of, or may, with the consent of, the Majority Lenders,

          (a) declare the Commitment of each Lender to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;

          (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

          (c) exercise on behalf of itself, the Issuing Bank or the Lenders all rights and remedies available to it, the Collateral Agents, the Issuing Bank or the Lenders under the Loan Documents or applicable law;

           provided, however, that upon the occurrence of any event specified in Subsection (y) or of Section 8.1, with respect to either Borrower, the obligation of each Lender to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Lender.

          X.3 Specified Swap Contract Remedies. Notwithstanding any other provision of this Article X, and in addition thereto, each Swap Provider shall have the right, with prior notice to the U.S. Agent, but without the approval or consent of the U.S. Agent or the other Lenders, with respect to any Specified Swap Contract of such Swap Provider, (a) to declare an event of default, termination event or other similar event thereunder and to create an Early Termination Date, (b) to determine net termination amounts in accordance with the terms of such Specified Swap Contracts and to set-off amounts between Specified Swap Contracts, and (c) to prosecute any legal action against the Obligor party thereto to enforce net amounts owing to such Swap Provider.

          X.4 Rights not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE XI.

                                    THE AGENT


          XI.1 Appointment and Authorization; "Agent" and "Issuing Bank"

          (a) Each Lender, the Overdraft Bank, each Issuing Bank and each Collateral Agent hereby irrevocably (subject to Section 11.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Lenders to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article XI with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this
     Article XI, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

          X1.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          XI.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by either Borrower or any Subsidiary or Affiliate of either Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of either Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of either Borrower or any Guarantor.

          XI.4 Reliance by Agent

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

          XI.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrowers' Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice, and will notify the Borrowers' Representative if such notice is given by a Lender. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Article XII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

          XI.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

          XI.7  Indemnification  of  Agent.  Whether  or  not  the  transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Obligations; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Obligations resulting solely from such Person's gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

          XI.8 Agent in Individual Capacity.. BOAFSB and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with LCGI and its Subsidiaries and Affiliates as though BOAFSB were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BOAFSB or its Affiliates may receive information regarding LCGI or its Affiliates (including information that may be subject to confidentiality obligations in favor of LCGI or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them.

          XI.9 Successor Agent; Successor Issuing Bank

          (a) The Agent may and at the request of the Majority Lenders shall, resign as Agent upon thirty (30) days' notice to the Lenders and the Borrowers' Representative. If the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrowers' Representative. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers' Representative, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI and Sections 12.4 and
     12.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

          (b) The Issuing Bank may, and at the request of the Majority Lenders shall, resign as Issuing Bank upon thirty (30) days' notice to the Lenders and the Borrowers' Representative. If the Issuing Bank resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor issuing bank for the Lenders. If no successor issuing bank is appointed prior to the effective date of the resignation of the Issuing Bank, the Issuing Bank may appoint, after consulting with the Lenders and the Borrowers' Representative, a successor issuing bank from among the Lenders. Upon the acceptance of its appointment as successor issuing bank hereunder, such successor issuing bank shall succeed to all the rights, powers and duties of the retiring Issuing Bank and the term "Issuing Bank" shall mean such successor issuing bank and the retiring Issuing Bank's appointment, powers and duties as Issuing Bank shall be terminated. After any retiring Issuing Bank's resignation hereunder as Issuing Bank, the provisions of Article III and Sections 11.7, 12.4 and 12.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Issuing Bank under this Agreement. If no successor issuing bank has accepted appointment as Issuing Bank by the date which is thirty (30) days following a retiring Issuing Bank's notice of resignation, the retiring Issuing Bank's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Issuing Bank hereunder until such time, if any, as the Majority Lenders appoint a successor issuing bank as provided for above.

          XI.10 Withholding Tax

          (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent and the Borrowers' Representative:

               (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

          Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations to such Lender, such Lender agrees to notify the Agent and the Borrowers' Representative of the percentage amount in which it is no longer the beneficial owner of Obligations to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

          (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by Subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs) . The obligation of the Lenders under this Subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

          XI.11 Collateral Matters

          (a) The Agents and the Collateral Agents are authorized on behalf of the Issuing Bank and all the Lenders, without the necessity of any notice to or further consent from the Issuing Bank or the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

          (b) The Lenders and the Issuing Bank irrevocably authorize the Agent and the Collateral Agents, at their respective option and in their respective discretion, to release any Lien granted to or held by the Agent or such Collateral Agent upon any Collateral (i) upon termination of the Commitment and payment in full of all Loans and all other Obligations known to the Agent and payable under this Agreement or any other Loan Document;
     (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which no Borrower owned an interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to a Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Borrower to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Majority Lenders or all the Lenders, as the case may be, as provided in
     Section 12.1(f). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's or the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Subsection 11.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Agent's or the Collateral Agent's rights under this Section 11.11.

          (c) Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Agent" shall be a reference to the Agent for itself and for the ratable benefit of the Issuing Bank and the Lenders, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Agent for itself and for the ratable benefit of the Issuing Bank and the Lenders.

          (d) Whenever the word "Agent" is used in this Article 11, such term shall refer to each Agent.



                                  ARTICLE XII.

                                  MISCELLANEOUS

          XII.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Obligor therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the U.S. Agent at the written request of the Majority Lenders) and the Borrowers' Representative and acknowledged by the U.S. Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrowers' Representative and acknowledged by the U.S. Agent, do any of the following:

          (a) increase or extend the Commitment of any Lender;

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

          (d) increase the amount of the Commitment or change the Commitment Percentages or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder; or

          (e) amend the definition of "Majority Lenders", this Section or any provision herein providing for consent or other action by all Lenders; or

          (f) discharge any Obligor, or release any portion of the Collateral except as otherwise may be provided herein or in the Collateral Document or except where the consent of the Majority Lenders only is specifically provided for;

          and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it,
     (ii) no amendment, waiver or consent shall, unless in writing and signed by the Overdraft Bank, affect its rights or duties in respect of the Overdraft Facility; (iii) no amendment, waiver or consent shall, unless in writing and signed by the affected Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of such Agent under this Agreement or any other Loan Document, and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

      XII.2      Notices

          (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Rider 3; or, as directed to the Borrowers' Representative or either Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrowers' Representative and such Agent.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail (certified mail or registered mail, return receipt requested), or if delivered, upon delivery; except that notices pursuant to Article II, IV or XI to an Agent shall not be effective until actually received by such Agent, and notices pursuant to
     Article III to the Issuing Bank or the Overdraft Bank shall not be effective until actually received by the Issuing Bank or the Overdraft Bank, as the case may be, at the respective address specified for the "Issuing Bank" and the "Overdraft Bank" on the applicable signature page hereof.

          (c) Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. Each Agent and the Lenders shall be entitled to rely on the authority of Borrowers' Representative or any other Person at any time purporting to be a Person authorized by the Borrowers to give such notice and the Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice.

          XII.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of either Agent, the Issuing Bank or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

          XII.4 The Obligors shall:

          (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse each Obligee within five (5) Business Days after demand for all reasonable costs and expenses incurred by it in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs, not to exceed, however, Fifty Thousand Dollars ($50,000) in legal fees as to all Obligees collectively; and

          (b) pay or reimburse each Obligee within five (5) Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the (i) custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, and (ii) exercise, enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

          (c) pay or reimburse each Collateral Agent within five (5) Business Days after demand for all reasonable appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by such Collateral Agent in connection with the matters referred to under Subsections (a) and
     (b) of this Section.

          XII.5 Obligors' Indemnification

          (a) Whether or not the transactions contemplated hereby are consummated, the Obligors shall indemnify, defend and hold each Obligee and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and termination of any Foreign Exchange Agreements, the termination of any Swap Contracts, the termination of any Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Foreign Exchange Agreements, the Swap Contracts or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Obligations"); provided, that the Obligors shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Obligations resulting from the gross negligence or willful misconduct of such Indemnified Person as determined by a final non-appealable order of a court of competent jurisdiction. The agreements in this Section shall survive payment of all other Obligations.

          (b) The Obligors shall indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim. No action taken by legal counsel chosen by the Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Obligors' obligation and duty hereunder to indemnify and hold harmless the Agent and each Lender. In no event shall any site visit, observation, or testing by the Agent or any Lender (or any contractee of the Agent or any Lender) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither the Obligors nor any other Person is entitled to rely on any site visit, observation, or testing by the Agent or any Lender. No Obligee owes any duty of care to protect the Obligors or any other Person against, or to inform the Obligors or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property. No Obligee shall be obligated to disclose to the Obligors or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by such Obligee.

          (c) The obligations in this Section shall survive payment of all other Obligations. At the election of any Indemnified Person, the Obligors shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Obligors. All amounts owing under this Section shall be paid within thirty (30) days after demand.

          XII.6 Marshalling; Payments Set Aside. No Obligee shall be under any obligation to marshall any assets in favor of the Obligors or any other Person or against or in payment of any or all of the Obligations. To the extent that the Obligors make a payment to any Obligee, or any Obligee exercise its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Obligee in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

          XII.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that none of the Obligors may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

          X.II.8 Assignments and Participations

          (a) Any Lender may assign and delegate to one or more Eligible Assignees which are either (a) Affiliates of such Lender, organized in the same country as Lender, or (b) otherwise approved in writing by the U.S. Agent and, unless an Event of Default then exists, LCGI, such approval not to be unreasonably withheld, conditional or delayed (each an "Assignee") all, or any ratable part of all, of the Loans, the Revolving Loan Commitment, the CAPEX Loan Commitment, the L/C Obligations and the other rights and obligations of such Lender hereunder, in a minimum amount (without duplication) of Ten Million Dollars ($10,000,000) or, as appropriate, the Equivalent Amount in Pounds; provided, however, that, immediately subsequent to such assignment, the selling Lender's ratable share of all such Loans and Commitments (without duplication) either has been reduced to zero; i.e., its entire share has been sold, or equals at least Ten Million Dollars ($10,000,000); and, provided, further, that the Obligors and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Obligors and the Agent by such Lender and the Assignee;
     (ii) such Lender and its Assignee shall have delivered to the Obligors and the Agent an Assignment and Acceptance in the form of Exhibit P ("Assignment and Acceptance"), together with any Note or Notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of Five Thousand Dollars ($5,000).

          (b) From and after the date that the Agent notifies the assignor Lender that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Within five (5) Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with Subsection 11.8(a)), the Borrower shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolving Commitments arising therefrom. The Commitment Percentage allocated to each Assignee shall reduce the Commitment Percentage of the assigning Lender pro tanto.

          (d) Any Lender may at any time sell to one or more commercial Lenders or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 12.1. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

          (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Lender in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Lender may enforce such pledge or security interest in any manner permitted under applicable law.

          XII.9 Confidentiality. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as
     "confidential" or "secret" by the Borrower and provided to it by the Obligors, or by the Agent on such Obligor's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Obligors or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Obligor, provided that such source is not bound by a confidentiality agreement with the Obligor known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Obligor is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates.

          XII.10 Set-Off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Obligors to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Obligor against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrowers' Representative and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

          XII.11 Automatic Debits of Fees Upon Default. With respect to any commitment fee, arrangement fee, or other fee, or any other cost or expense (including Attorney Costs) due and payable to the or any Lender under the Loan Documents, the Borrower hereby irrevocably authorizes the Agent to debit any deposit account of any Obligor with the Agent in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense, provided that the same is not paid when due. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in the Agent's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

          XII.12 Notification of Addresses, Lending Offices, Etc. Each Lender and the Issuing Bank shall notify the Agent in writing of any changes in the address to which notices to such Lender or Issuing Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

          XII.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

          XII.14.Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          XII.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Lenders, the Issuing Bank, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

          XII.16 Governing Law and Jurisdiction

          (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF GEORGIA; PROVIDED THAT EACH OBLIGEE SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW OF THE UNITED STATES.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR OF THE FEDERAL COURTS OF THE UNITED STATES SITTING IN THE STATE OF GEORGIA AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE OBLIGORS AND THE OBLIGEES CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH FURTHER WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE OBLIGORS AND THE OBLIGEES EACH FURTHER WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY GEORGIA LAW.

          (c) Nothing contained in this Section shall override any contrary provision contained in any Specified Swap Contract.

          XII.17 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE OBLIGORS AND THE OBLIGEES EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS, THE ISSUING BANK, AND THE AGENT EACH FURTHER AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY ARE WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          XII.18 Conflicts. In the event of any conflict between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall control unless and except to the limited extend that by the terms of such other Loan Document the terms of such other Loan Documents shall be controlling.

          XII.19 Subordinated Debt. If and to the extent that the instrument(s) evidencing any Subordinated Debt refer to this Agreement for the terms of subordination in respect of such Debt, then, in addition to the terms of
     Section 8.6(g) in regard thereto, the following terms shall apply to, and govern the payment of, such Subordinated Debt:

          (a) All such Debt is hereby subordinated and made junior in right of payment to the Obligations. No collateral shall be granted or obtained as security for such Debt. For so long as any Obligations are outstanding, no direct or indirect payment (by set-off or otherwise) shall be made or agreed to be made on account of such Debt, or in respect of any redemption, retirement, purchase or other acquisition of such Debt, and no accrued interest may be paid on such Debt, if, on or prior to the date of such payment, the holder of such Debt shall have knowledge that, or have received written notice from the U.S. Agent that, any Default or Event of Default exists or would occur upon or by reason of such payment being made.

          (b) In the event of any Insolvency Proceeding, (i) all Obligations shall first be indefeasibly paid in full, before any payment or distribution shall be made in respect of such Debt; (ii) any payment or distribution of assets of any Obligor which would otherwise (but for this Agreement) be payable or deliverable in respect of such Debt shall be paid or delivered directly to the Agent for application to and payment of the Obligations in accordance with the priorities established hereby until all Obligations shall have been indefeasibly paid in full; (iii) the holder of such Debt agrees to cooperate with Agent's reasonable requests relating to the collection of payments and distributions under such Debt for the account of the Lenders; and (iv) the Agent is hereby irrevocably authorized and empowered (in its own name or in the name of the holder of such Debt or otherwise), but shall have no obligation, if, after demand such holder refuses to do so, to demand, sue for, collect and receive every payment or distribution referred to in clause (ii) above and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting) as it may deem reasonably necessary or advisable for the exercise or enforcement of any of its rights or interest hereunder.

          (c) If any payment, distribution or security, whether in cash, securities or other property, shall be received by the holder of such Debt in contravention of any of the terms hereof, such payment, distribution or security shall be received and held in trust for the benefit of, and shall be promptly paid over and delivered and transferred to, the Agent, on behalf of the Lenders for application to the payment of the Obligations to the extent necessary to cause the Obligations to be indefeasibly paid in full.

          (d) Until all Obligations shall have been indefeasibly paid in full, the holder of such Debt hereby waives any and all subrogation rights and all other rights as to the Lenders. At such time as the Obligations have been indefeasibly paid in full, the holder of such Debt shall be subrogated, from and after such time, to any rights of the Lenders to receive any further payments from or distributions of assets of any Obligors until such Debt shall be paid in full. For purposes of such subrogation, no payments or distributions to the Lenders of any cash, property or securities to which the holder of such Debt would be entitled except for the provisions of this Agreement shall, as between the Obligor on such Debtor and its creditors (other than the Lenders) on the one hand and the holder of such Debt on the other hand, be deemed to have been made as a payment by the Obligors to or on account of the Obligations.

          (e) For so long as the Obligations are outstanding, the holder of such Debt shall not (i) secure, ask, demand or sue for any payment, distribution or the remedy in respect of this Note, (ii) commence, or join with any other creditor in commencing any Insolvency Proceeding, or (iii) declare any amount of such Debt to be due and payable, in each case during the times that such holder be prohibited from receiving any payments in respect of such Debt hereunder; provided, however, that such restrictions shall terminate automatically upon the commencement of an Insolvency Proceeding.

          (f) The provisions of this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of the Obligations is rescinded or must otherwise be returned by the Lenders in the event of any Insolvency Proceeding, all as though such payment had not been made.

          (g) For so long as the Obligations are outstanding, the holder of such Debt agrees not to accept prepayment of any amounts outstanding under such Debtor, and to the extent any Obligor delivered any such prepayments to such holder, it agrees to hold such amounts in trust for, and to deliver such amounts promptly to Agent, on behalf of the Lenders.

          XII.20 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Obligors and the Obligees, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.



                                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered and have hereunto affixed their respective seals by, through and in the presence of their respective proper and duly authorized officers as of the day and year first above written.

---------------------------------- ---------------------------------------------

U.S. Agent:                        BANK OF AMERICA, FSB                  (SEAL)
---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------

                                   By:

                                   Title:
---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------

U.S. Lender:                       BANK OF AMERICA, FSB                  (SEAL)
---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------

                                   By:

                                   Title:
---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------

Issuing Banks (U.S.):              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                   ASSOCIATION                         (SEAL)
---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------

                                   By:

                                   Title:
---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------

International Lender:              BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION, acting through its
                                   London Branch                         (SEAL)

                                   By:

                                   Title:
---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------


---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------

International Agent:               BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION, acting through its
                                   London Branch                         (SEAL)

                                   By:

                                   Title:
---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------


Issuing Bank (International):      BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION, acting through its
                                   London Branch                          (SEAL)
---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------

                                   By:

                                   Title:
---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------


---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------

Overdraft Bank:                    BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION, acting through its
                                   London Branch                         (SEAL)

                                   By:

                                   Title:
---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------

Borrower's Representative and      LAW COMPANIES GROUP, INC.              SEAL)
Guarantor:

                                   By:

                                   Title:
---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------

Borrowers:                         LAW ENGINEERING AND ENVIRONMENTAL
                                   SERVICES, INC.                        (SEAL)
---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------

                                   By:

                                   Title:


                                   Attest:

                                   Title:
---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------

                                   GIBB LTD.                              (SEAL)
---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------

                                   By:

                                   Title:


                                   Attest:

                                   Title:
---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------

Additional Guarantors:             LAW ENGINEERING CONSULTANTS, INC.      (SEAL)


                                   By:

                                   Title:
---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------

                                   LAW INTERNATIONAL, INC.                (SEAL)


                                   By:

                                   Title:
---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------

                                   GIBB INTERNATIONAL HOLDINGS, INC.      (SEAL)


                                   By:

                                   Title:
---------------------------------  ---------------------------------------------
---------------------------------  ---------------------------------------------

                                   GIBB HOLDINGS LTD.                     (SEAL)


                                   By:

                                   Title:
---------------------------------  ---------------------------------------------


                                     Rider 1


U.S. Agent's Payment Office:

International Agent's Payment Office:

Bank of America, FSB
1230 Peachtree Street
Suite 3600
Atlanta, GA 30309
Attn: Calvin E. Blount, Jr., Vice President

Bank of America, NT & SA
Bank of America House
26 Elmfield Road
Brumley Kent, England
BR1 1WA
Attn: T. Yogendren, Account Admin.

U.S. Lending Office:

International Lending Office:

Bank of America, FSB
1230 Peachtree Street
Suite 3600
Atlanta, GA 30309
Attn: Calvin E. Blount, Jr., Vice President

Bank of America, NT & SA
Bank of America House
26 Elmfield Road
Brumley Kent, England
BR1 1WA
Attn: T. Yogendren, Account Admin.

FX Trading Office (U.S.):

Bank of America, FSB
1230 Peachtree Street
Suite 3600
Atlanta, GA 30309
Attn: Calvin E. Blount, Jr., Vice President

FX Trading Office (International):

Bank of America, NT & SA
Bank of America House
26 Elmfield Road
Brumley Kent, England
BR1 1WA
Attn: David Whyman, Trade Finance Services


                                     Rider 2

                                   Commitments

                                  U.S. Lenders

Initial U.S. Lender:  Bank of America, FSB

Initial Revolving Dollar Loan Commitment:   $40,000,000

Initial U.S. L/C Commitment:                         $3,000,000

Initial CAPEX Dollar Loan Commitment:       $2,664,000


                              International Lenders

Initial International Lender:  Bank of America National Trust and Savings
 Association, London Branch

Initial Revolving Pound Loan Commitment:    (pound) 11,000,000

Initial International L/C Commitment:                (pound)11,000,000

Initial CAPEX Pound Loan Commitment:        (pound) 800,000

Initial Overdraft Pound Loan Commitment:    (pound) 4,000,000


                                     Rider 3

Notice Address for U.S. Agent:

c/o Mr. Calvin E. Blount, Jr.
Vice President
Bank of America, FSB
1230 Peachtree Street, Suite 3600
Atlanta, Georgia  30309

Notice Address for International Agent:

c/o Mr. Keith Thomas
Bank of America, London
1 Alie Street
1st Floor
London E1 8DE
England

Notice Address for All Obligors:

c/o Mr. Robert B. Fooshee
Executive Vice President and
 Chief Financial Officer
Law Engineering and Environmental
  Services, Inc.
3 Ravinia Drive, Suite 1830
Atlanta, Georgia  30346


                     List of Riders, Exhibits and Schedules


                                     Riders

Rider 1 Agent's Payment Office, FX Trading Office, Lenders, Lending Offices Rider 2 Commitments, Commitment Percentages Rider 3 Notice Addresses (All Parties)

                                    Exhibits

Exhibit A Form of Borrowing Base Certificate
Exhibit B Form of CAPEX Dollar Loan Note
Exhibit C Form of CAPEX Pound Loan Note
Exhibit D Form of Compliance Certificate
Exhibit E Form of Notice of Borrowing
Exhibit F Form of Notice of Conversion/Continuation
Exhibit G Form of Pledge Agreement
Exhibit H Form of Revolving Dollar Loan Note
Exhibit I Form of Revolving Pound Loan Note
Exhibit J Form of Security Agreement
Exhibit K Form of Debenture
Exhibit L Form of Certificate Regarding Subordination
Exhibit M Form of Loan Certificate
Exhibit N Form of Closing Certificate
Exhibit O Form of Joinder Agreement
Exhibit P Form of Assignment and Acceptance


                                    Schedules

Schedule 3.1 Certain Back-to-Back Letters of Credit
Schedule 6.5 Litigation
Schedule 6.7 ERISA Matters
Schedule 6.10 Taxes
Schedule 6.12 Environmental Matters
Schedule 6.16 Business (a) and Collateral Locations (b)
Schedule 6.17 Real Property
Schedule 6.18 Intellectual Property
Schedule 6.19 Subsidiaries
Schedule 6.20 Joint Ventures
Schedule 6.22 Swap Obligations
Schedule 6.23 Material Contracts; Labor Matters
Schedule 6.24 Insurance
Schedule 8.1 Permitted Liens
Schedule 8.4 Investments
Schedule 8.6 Indebtedness, Subordinated Debt
Schedule 8.9 Contingent Obligations

                                    EXHIBIT A

                           BORROWING BASE CERTIFICATE


                           Date: ______________, _____



     This certificate is given by the undersigned, a Responsible Officer of Law Companies Group, Inc., a Georgia corporation ("LCGI"), as "Borrowers' Representative", pursuant to Section 7.3 of that certain Credit Agreement dated as of January 15, 1998, among LCGI, certain of its Subsidiaries, Bank of America, FSB, individually as a Lender and as Agent, and certain other financial institutions party thereto, as such agreement may have been amended, restated, supplemented or otherwise modified from time to time (the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

     The officer executing this certificate is a Responsible Officer of LCGI and as such is duly authorized to execute and deliver this certificate on behalf of LCGI. By executing this certificate, such officer hereby certifies to Agent that:

     (a) Attached hereto as Exhibit A is a computation of the Borrowing Base as of the above date and the calculations made with respect thereto;

     (b)  Based on such computation, the Borrowing Base as of the above date is:

                                            $________________________

          IN WITNESS WHEREOF, the undersigned in the capacity specified below, has duly executed this Certificate on behalf of LCGI (but shall have no personal liability for the accuracy of the contents thereof) as of the date first above written.


                                   By:_____________________________________
                                   Name:_____________________
                                   Title: _____________________

                                   EXHIBIT B

                             CAPEX DOLLAR LOAN NOTE


Atlanta, Georgia

$--------------                                              ---------- --, ----



         FOR VALUE RECEIVED, the undersigned ("Borrower"), promises to pay to the order of BANK OF AMERICA, FSB, a federal savings bank organized under the laws of the United States ("BOAFSB"; BOAFSB, together with any other holder hereof, sometimes referred to herein as the "Holder"), the principal sum of ________________ DOLLARS ($____________), or such lesser amount as may be outstanding under BOAFSB's "CAPEX Dollar Loan Commitment" (as that term is defined in the "Credit Agreement", hereinafter defined), in lawful money of the United States of America, payable in installments in such amounts and at such times as are provided in the Credit Agreement, together with interest on the unpaid principal balance hereof from the date hereof until the payment in full of this Note at the applicable rate specified in the Credit Agreement, payable at the times and in the manner provided in the Credit Agreement.

                  This Note is a "CAPEX Dollar Loan Note" issued to evidence a "CAPEX Dollar Loan" made by BOAFSB to Borrower pursuant to the Credit Agreement, dated as of January 15, 1998 (herein, as it may be amended, modified or supplemented called the "Credit Agreement"; capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement), among Law Companies Group, Inc., a Georgia corporation, certain of its Subsidiaries, BOAFSB, individually as a Lender and as Agent, and certain other financial institutions party thereto, to which reference is hereby made for a statement of the terms, conditions and covenants under which the loans evidenced hereby were made and are to be repaid, including, but not limited to, those related to voluntary or mandatory prepayment of the indebtedness represented hereby, to the interest rate payable hereunder and to the maturity of the indebtedness represented hereby upon the termination of the Credit Agreement. Payment of this Note is secured by the Collateral and the Holder is entitled to the benefit of all of the Collateral Documents.

                  THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                  Borrower  hereby  waives  presentment,   demand  for  payment,
protest and notice of protest, notice of dishonor and all other notices in connection with this Note.

                                                        --



                                                        --
                                                         --

                  WITNESS THE DUE EXECUTION HEREOF BY THE RESPECTIVE DULY AUTHORIZED OFFICERS OF THE UNDERSIGNED, UNDER SEAL, AS OF THE DATE FIRST ABOVE WRITTEN.

                                LAW ENGINEERING AND ENVIRONMENTAL SERVICES, INC.


                                  By:______________________________
                                  Name:___________________________
                                  Title:____________________________

                                  Attest:____________________________
                                  Name:_________________________
                                  Title:__________________________
                                                                        [SEAL]

                                   EXHIBIT C

                              CAPEX POUND LOAN NOTE


London, England

(pound)--------------                                      ---------- --, ----



         FOR VALUE RECEIVED, the undersigned ("Borrower"), promises to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, LONDON BRANCH ("BOAL"; BOAL, together with any other holder hereof, sometimes referred to herein as the "Holder"), the principal sum of ________________ POUNDS ((pound)____________), or such lesser amount as may be outstanding under BOAFSB's "CAPEX Pound Loan Commitment" (as that term is defined in the "Credit Agreement", hereinafter defined), in lawful money of the United Kingdom, payable in installments in such amounts and at such times as are provided in the Credit Agreement, together with interest on the unpaid principal balance hereof from the date hereof until the payment in full of this Note at the applicable rate specified in the Credit Agreement, payable at the times and in the manner provided in the Credit Agreement.

                  This Note is a "CAPEX Pound Loan Note" issued to evidence a "CAPEX Dollar Loan" made by BOAL to Borrower pursuant to the Credit Agreement, dated as of January 15, 1998 (herein, as it may be amended, modified or supplemented called the "Credit Agreement"; capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement), among Law Companies Group, Inc., a Georgia corporation, certain of its Subsidiaries, BOAL, individually as a Lender and as Agent, and certain other financial institutions party thereto, to which reference is hereby made for a statement of the terms, conditions and covenants under which the loans evidenced hereby were made and are to be repaid, including, but not limited to, those related to voluntary or mandatory prepayment of the indebtedness represented hereby, to the interest rate payable hereunder and to the maturity of the indebtedness represented hereby upon the termination of the Credit Agreement. Payment of this Note is secured by the Collateral and the Holder is entitled to the benefit of all of the Collateral Documents, subject to the terms thereof and of the Credit Agreement limiting such security.

                  THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                                                        --
                                                         --
                  Borrower  hereby  waives  presentment,   demand  for  payment,
protest and notice of protest, notice of dishonor and all other notices in connection with this Note.

                  WITNESS THE DUE EXECUTION HEREOF BY THE RESPECTIVE DULY AUTHORIZED OFFICERS OF THE UNDERSIGNED, UNDER SEAL, AS OF THE DATE FIRST ABOVE WRITTEN.

                                    GIBB LTD.


                                    By:______________________________
                                    Name:___________________________
                                    Title:____________________________

                                    Attest:____________________________
                                    Name:_________________________
                                    Title:__________________________

                                                                         [SEAL]

                                   EXHIBIT D

                             COMPLIANCE CERTIFICATE

                             Date: __________, _____


                  This certificate is given by LAW COMPANIES GROUP, INC., a Georgia corporation ("LCGI"), as "Borrowers' Representative", pursuant to
Section 7.2(a) of that certain Credit Agreement dated as of January 15, 1998 among LCGI, certain of its Subsidiaries, Bank of America, FSB, individually as a Lender and as Agent, and certain other financial institutions party thereto, as such agreement may have been amended, restated, supplemented or otherwise modified from time to time (the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                  The officer executing this certificate is a Responsible Officer of Obligor and as such is duly authorized to execute and deliver this certificate on behalf of Obligor. By executing this certificate such officer hereby certifies to Agent, Lenders, the Issuing Bank and the Overdraft Bank that:

     (a) the financial statements delivered with this certificate in accordance with Section 7.1(b) of the Credit Agreement fairly present, in all material respects, in accordance with GAAP (subject to ordinary, good faith year-end accounting adjustments in accordance with GAAP), the financial position and results of operations of LCGI and its Subsidiaries as of the date of such financial statements;

     (b) I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Obligor and its Subsidiaries during the accounting period covered by such financial statements;

     (c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule A hereto which includes a description of the nature and period of existence of such Default or Event of Default and what action Obligor has taken, is undertaking and proposes to take with respect thereto; and

                                                        --

     (d) Obligor and its Subsidiaries are in compliance with the covenants contained in Article IX of the Credit Agreement, as demonstrated by the calculations set forth in Schedule B hereto, except as set forth in such Schedule B and described in Schedule A.


     IN WITNESS WHEREOF, Obligor has caused this Certificate to be executed by its Responsible Officer this ____ day of ___________, _____.


                         ---------------------------------


                         By_____________________________
                           Name:____________________
                           Title:_____________________

                      SCHEDULE A TO COMPLIANCE CERTIFICATE

                                Events of Default

                      SCHEDULE B TO COMPLIANCE CERTIFICATE


                              COVENANT CALCULATIONS

                                   EXHIBIT E

                              NOTICE OF BORROWING




TO:               __________________________, as Agent

DATE:    _______________ __, ____


     This Notice of Borrowing is delivered to you pursuant to Section 2.4 of the Credit Agreement, dated as of January 15, 1998, among the undersigned, certain of its Subsidiaries, Bank of America, FSB, individually as a Lender and as Agent, and certain other financial institutions party thereto, as such agreement may have been amended, restated, supplemented or otherwise modified from time to time (the "Credit Agreement"). Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     The undersigned, as Borrowers' Representative, hereby requests that the [U.S.] [International] Lenders make a Loan pursuant to the Credit Agreement to the Borrower specified in Schedule A attached hereto of the Type, on the date, and in the principal amount specified on Schedule A attached hereto by disbursing such amount in accordance with our instructions previously delivered to the Agent.

     The undersigned hereby acknowledges that the delivery of this Notice of Borrowing and the acceptance by the Borrower specified on Schedule A hereto of the proceeds of the Loan requested hereby, constitute a representation and warranty that, on the Borrowing date of such Loan (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct as if made on the date of Borrowing of the Loan requested hereby, except to the extent such representations and warranties (i) relate expressly to an earlier date, (ii) were previously fulfilled in accordance with the terms of the Credit Agreement, to the extent subsequently inapplicable or (iii) were modified as a result of the activities of the Borrowers or changes in circumstances in any case as permitted under the Credit Agreement or as consented to or waived in accordance with Section 12.1 of the Credit Agreement and (b) no Default, Event of Default or Borrowing Base Deficiency exists or shall result from such Borrowing.

     The undersigned agrees that if, prior to the time of the making of the Loan requested hereby, any matter certified to herein by the undersigned will not be true and correct at such time as if then made, the undersigned will immediately so notify the Agent.

                                              Sincerely yours,

                                              LAW COMPANIES GROUP, INC.


                                              By:_______________________________
                                              Name:____________________
                                              Title:_____________________

                                   SCHEDULE A




1.   The amount of the Loan is: $_______________.


2.   The requested advance date for such Loan is:_________________, ______.


3. The Loan is a ______ LIBOR Daily Rate Loan ______ LIBOR Rate Loan _____ Base Rate Loan.


4. If a LIBOR Loan, the Interest Period selected for such Loan is __1, __2, __3, __6 month(s).


5. Such Loan is a ______ Revolving Dollar Loan _____ Revolving Pound Loan _____ CAPEX Dollar Loan _____ CAPEX Pound Loan.

6. If such Loan is to be a Revolving Pound Loan or a CAPEX Pound Loan, the Loan is to be made in _____ Pounds _____ the following Alternative
     Currency:  ____________________.  7. The Borrower of the requested  Loan is
     _______________.

                                   EXHIBIT F

                       NOTICE OF CONVERSION/CONTINUATION



TO:               _____________________, as Agent

DATE:    _______________ __, ____


                  This Notice of Conversion/Continuation is delivered to you pursuant to Section 2.5 of the Credit Agreement, dated as of January 15, 1998, among the undersigned, certain of its Subsidiaries, Bank of America, FSB, individually as a Lender and as Agent, and certain other financial institutions party thereto, as such agreement may have been amended, restated, supplemented or otherwise modified from time to time (the "Credit Agreement"). Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

                  The undersigned, as Borrowers' Representative, hereby requests that on the Conversion/Continuation Date specified on Schedule A attached hereto Loans of the Type and in the amount specified on Schedule A made to the Borrower specified on Schedule A be converted or renewed as specified on Schedule A.

                  The undersigned hereby acknowledges that the delivery of this Notice of Conversion/Continuation constitutes a representation and warranty that, on the Conversion/Continuation Date for the Loans described on Schedule A
(a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct as if made on such Conversion/Continuation Date, except to the extent such representations and warranties (i) relate expressly to an earlier date, (ii) were previously fulfilled in accordance with the terms of the Credit Agreement, to the extent subsequently inapplicable or (iii) were modified as a result of the activities of the Borrowers or changes in circumstances in any case as permitted under the Credit Agreement or as consented to or waived in accordance with Section 12.1 of the Credit Agreement and (b) no Default, Event of Default or Borrowing Base Deficiency exists or shall result from the conversion or renewal requested hereby.

                  The undersigned agrees that if, prior to the time of the conversion or renewal effected hereby, any matter certified to herein by the undersigned will not be true and correct at such time as if then made, the undersigned will immediately so notify the Agent.

                                  Sincerely yours,

                                  LAW COMPANIES GROUP, INC.


                                  By:_______________________________
                                  Name:____________________
                                  Title:_____________________

                                   SCHEDULE A




1.   The amount of the Loans requested to be converted or renewed is: $_______.

2. The type of the Loan(s) to be converted is: _________________ [Base Rate Loan(s) or Eurodollar Rate Loan(s)].

3.   The       requested       conversion       or       renewal      is      as
     follows:______________________________
     -----------------------------------------------------------------------.

4. If conversion to, or renewal of, a Eurodollar Loan is requested, the Interest Period selected for such Eurodollar Loan is __1, __2, __3, __6 month(s).

                                   EXHIBIT G

                                PLEDGE AGREEMENT


                  THIS PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of January 15, 1998, between the undersigned, ______________, a ________________
(herein called the "Pledgor"), and BANK OF AMERICA, FSB, a federal savings bank organized under the laws of the United States ("BOAFSB"), as agent for itself and each other "Obligee" (as defined in Credit Agreement defined below) (BOAFSB, acting in such capacity, herein called "Collateral Agent").

                                                W I T N E S S E T H:

                  WHEREAS, Pledgor is the owner of those shares of capital stock of the company or companies (individually, an " Owned Subsidiary" and, collectively, the "Owned Subsidiaries") specified on Schedule "A" attached hereto and by reference made party hereof, in the amounts specified on Schedule "A" (all such owned shares, together with other shares delivered or required to be delivered hereunder, hereinafter called the "Pledged Shares"); and

                  WHEREAS, pursuant to a Credit Agreement, dated as of even date herewith, by and among Pledgor, certain of its subsidiaries or affiliates, BOAFSB, individually as a Lender and as Agent, and certain other "Obligees" (herein, as the same may be amended, modified, supplemented or renewed from time to time, called the "Credit Agreement"), Lenders agreed to make "Loans" (as defined therein) to "Borrowers" (as defined therein), and the Issuing Bank agreed to issue "Letters of Credit" (as defined therein) for the account of Borrowers, in each case subject to the terms and conditions of the Credit Agreement; and

                  WHEREAS, [pursuant to the Credit Agreement, Pledgor has guaranteed the payment and performance by Borrowers of their "Obligations" (as defined in the Credit Agreement)] [Pledgor, as a "Borrower" under the Credit Agreement, will obtain financial accommodations thereunder]; and

                  [WHEREAS, Pledgor is the owner, directly or indirectly, of all of the issued and outstanding stock of Borrowers, and, as such, financial accommodations to Borrowers will inure to the direct and material benefit of Pledgor]; and

                  WHEREAS, it is a condition precedent to the making of such financial accommodations that Pledgor execute and deliver this Pledge Agreement and therefore, Pledgor is willing to execute and deliver this Pledge Agreement;

                  NOW, THEREFORE, in consideration of any loan, advance or other financial accommodation heretofore or hereafter at any time made or granted by Lenders, the Overdraft Bank and the Issuing Bank to Borrowers pursuant to the Credit Agreement, Pledgor agrees with Collateral Agent that:

                  SECTION 1. Pledge. To secure the due and punctual payment of the Obligations (as hereinafter defined), Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Collateral Agent, for its benefit and the ratable benefit of all Obligees, and hereby grants to the Collateral Agent, for its benefit and the ratable benefit of all Obligees, a security interest in the following:

             (i) the Pledged Shares and the certificates representing the Pledged Shares, and all cash, securities, dividends, rights, and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares (except as provided in Section 5(a)(ii) of this Pledge Agreement);

             (ii) all additional shares of stock in any Owned Subsidiary at any time and from time to time acquired by Pledgor in any manner, and the certificates representing such additional shares, and also cash, securities, dividends, rights, and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

             (iii)all other property hereafter delivered to the Collateral Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

(all such Pledged Shares, additional shares, certificates, notes, instruments, cash, securities, interest, dividends, rights, and other property being herein collectively called the "Collateral");

                  TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interest, privileges, and preferences appertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, forever, subject, however, to the terms, covenants, and conditions hereinafter set forth.

                  The term "Obligations," as used herein, shall mean all "Obligations" of Pledgor and the Borrowers under the Credit Agreement (as such term is defined therein).

         SECTION 2.  Warranties and Further Assurances.

         (a) Pledgor warrants to the Collateral Agent that Pledgor is, or at the time of any future delivery, pledge, assignment, or transfer will be, the lawful owner of the Collateral, free of all claims and liens other than the security interest hereunder (and any security interest therein held by SunTrust Bank, Atlanta, Barclays Bank PLC and/or National Bank of Canada, all of which are to be released concurrently with the funding of the initial Loans under the Credit Agreement), with full right to deliver, pledge, assign and transfer the Collateral to the Collateral Agent as Collateral hereunder.

         (b) Pledgor agrees to deliver to the Collateral Agent from time to time upon request of the Collateral Agent such stock powers and similar documents, satisfactory in form and substance to the Collateral Agent, with respect to the Collateral as the Collateral Agent may reasonably request. Pledgor agrees not to sell, assign, exchange, pledge or otherwise transfer or encumber any of its right to any of the Collateral, unless and except pursuant hereto.

         SECTION 3. Care of Collateral. The Collateral Agent shall be deemed to have exercised reasonable care with respect to the interest of Pledgor in the custody and preservation of the Collateral if it takes such action for that purpose as Pledgor shall reasonably request in writing, but the failure of the Collateral Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Collateral Agent to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.

         SECTION 4.  Certain Rights Regarding Collateral and Obligations.

         (a) The Collateral Agent may from time to time, if a Default (as hereinafter defined) exists hereunder, without notice to Pledgor, take all or any of the following actions:

                   (i) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

                  (ii) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder,

                 (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                  (iv)     take control of any proceeds of the Collateral, and

                   (v) resort to the Collateral for payment of any of the Obligations whether or not it shall have resorted to any other property securing the Obligations or shall have proceeded against any party primarily or secondarily liable on any of the Obligations.

         (b) The Collateral Agent may, furthermore from time to time, whether before or after any of the Obligations shall become due and payable, without notice to Pledgor, take all or any of the following actions:

                    (i) retain or obtain a security interest in any property, in addition to the Collateral, to secure any of the Obligations, (ii) retain or obtain the primary or
                         secondary   liability  of  any  party  or  parties,  in
                         addition to Pledgor with respect to any of the Obligations,

                   (iii) extend or renew for any period  (whether  or not longer than the original period) or exchange any of the Obligations or release or compromise any obligation of any nature of any party with respect thereto, and

                    (iv) surrender,  release or exchange  all or any part of any property, in addition to the Collateral, securing any of the Obligations, or compromise or extend or renew for any period any obligations of any nature of any party with respect to any such property.

         SECTION 5.  Voting Right and Dividends.

          (a) So long as no Default (as hereinafter defined) shall have occurred and be continuing:

                    (i) Pledgor shall have the right to vote the Pledged Shares in a manner consistent with the terms of the Credit Agreement and the other "Loan Documents" (as that term is defined in the Credit Agreement);

                    (ii) Pledgor shall be entitled to receive any and all cash dividends on the Pledged Shares, which it is otherwise entitled to receive, but any and all stock and/or liquidating dividends, distributions in property, returns of capital or other distributions made on or in respect of the Pledged Shares, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of any issuer thereof or received in exchange for the Pledged Shares or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any issuer may be a party or otherwise, and any and all cash and other property received in exchange for any Collateral shall be and become part of the Collateral pledged hereunder and, if received by Pledgor, shall forthwith be delivered to the Collateral Agent or its designated nominee (accompanied, if appropriate, by proper instruments of assignment and/or stock power executed by Pledgor in accordance with the Collateral Agent's instructions) to be held subject to the terms of this Pledge Agreement; and (iii) If the Pledged Shares shall have been registered in the name of the Collateral Agent or its subagent, the Collateral Agent shall execute and deliver (or cause to be executed and delivered) to Pledgor all such dividend orders and other instruments as Pledgor may request for the purpose of enabling Pledgor to receive the dividends or other payments which it is authorized to receive and retain pursuant to subparagraph (ii) above.

          (b) Upon the occurrence and during the continuance of a Default: (i) after written notice from the Collateral Agent to Pledgor, all rights of Pledgor pursuant to Section 5(a)(i) to vote the Pledged Shares shall cease and Collateral Agent or its designated nominee shall have the sole and exclusive authority to exercise such rights, (ii) all rights of Pledgor pursuant to Section 5(a)(ii) and 5(a)(iii) shall cease, and (iii) the Collateral Agent shall have the sole and exclusive right and authority to receive and retain the dividends which Pledgor would otherwise be authorized to receive and retain pursuant to Section 5(a)(ii) hereof. Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent as additional
               Collateral hereunder and be applied in accordance with the provisions hereof.

         SECTION 6.  Default.

          (a) The occurrence of any of the following shall constitute a "Default" hereunder: nonpayment, when due, whether by acceleration or otherwise, of any amount due and payable on any of the Obligations; an "Event of Default" (as defined in the Credit Agreement); any representation of Pledgor contained herein or given pursuant hereto shall be untrue in any material respect; or Pledgor shall default in the performance of any agreement contained herein which is not cured to Collateral Agent's satisfaction within twenty-one (21) days after the earlier of (i) the ------- date upon which a "Responsible Officer" (as defined in the Credit Agreement) knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to Pledgor by Collateral Agent. Upon such Default, (i) the Collateral Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect from time to time in Georgia or otherwise available to it, and (ii) the Collateral Agent may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, and in such order or application, as the Collateral Agent may from time to time elect, any balances, credits, deposits, accounts or moneys of Pledgor then constituting part of, or proceeds from, the Collateral. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition, via certified or registered mail, return receipt requested with proper postage prepaid, addressed to Pledgor, either at the address of Pledgor shown below, or at any other address of Pledgor as then appearing on the records of the Collateral Agent. Any proceeds of any disposition of Collateral may be applied by the Collateral Agent to the payment of reasonable expenses in connection with the Collateral, including "Attorney Costs" (as defined in the Credit Agreement), and any balance of such proceeds may be applied by the Collateral Agent toward the payment of such of the Obligations and in such order of application, as provided in Section 7 hereof. All rights and remedies of the Collateral Agent expressed hereunder are in addition to all other rights and remedies possessed by it, including those under any other agreement or instrument relating to any of the Obligations or security therefor. No delay on the part of the Collateral Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Collateral Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of the Collateral Agent permitted here under shall impair or affect the rights of the Collateral Agent in and to the Collateral.

          (b) Pledgor agrees that in any sale of any of the Collateral whenever a Default hereunder shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     SECTION 7. Application of Proceeds of Sale or Cash Held as Collateral. The proceeds of sale of Collateral sold pursuant to Section 6 hereof and/or, after a Default, the cash held as Collateral hereunder, shall be applied by the Collateral Agent as follows:

     First: to payment of the reasonable costs and expenses of such sale actually incurred by Collateral Agent, including the out-of-pocket expenses of the Collateral Agent and Attorney Costs, and to the payment of all advances made by the Collateral Agent for the account of Pledgor hereunder and the payment of all costs and expenses incurred by the Collateral Agent in connection with the administration and enforcement of this Pledge Agreement, to the extent that such advances, costs and expenses shall not have been reimbursed to the Collateral Agent;

     Second: to the payment of interest accrued and unpaid on any Obligations to and including the date of such application and then to the payment or prepayment of principal of any of the Obligations and then to the payment of the balance of the Obligations; and

          Third: the balance, if any, of such proceeds shall be paid to Pledgor, its successors and assigns, or as a court of competent jurisdiction otherwise may direct.

          SECTION 8. Authority of Collateral Agent. The Collateral Agent shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Collateral Agent by the terms hereof, together with such powers as are incidental thereto. The Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder. Neither the Collateral Agent, nor any director, officer or employee of the Collateral Agent, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. Pledgor hereby agrees to reimburse the Collateral Agent, on demand, for all reasonable expenses incurred by the Collateral Agent in connection with the administration and enforcement of this Agreement (including expenses incurred by any sub-agent employed by the Collateral Agent) and agrees to indemnify and hold harmless the Collateral Agent and/or any such sub-agent from and against any and all liability incurred by the Collateral Agent (or such sub-agent) hereunder or in connection herewith, unless such liability shall be due to willful misconduct or gross negligence on the part of the Collateral Agent or such sub-agent.

          SECTION 9. Termination. This Pledge Agreement shall terminate when all the Obligations and all obligations of Pledgor hereunder have been fully paid and satisfied, at which time the Collateral Agent shall reassign and redeliver (or cause to be reassigned and redelivered) to Pledgor, or to such person or persons as Pledgor shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Collateral Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or warranty by the Collateral Agent (other than a limited warranty of title) and at the expense of Pledgor.

          SECTION 10. Notices. Except as otherwise may be expressly provided herein, any notice hereunder to Pledgor or Collateral Agent shall be given in the manner set forth in the Credit Agreement.

          SECTION 11. Binding Agreement; Assignment. This Pledge Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except that Pledgor shall not be permitted to assign this Pledge Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Collateral Agent as Collateral under this Pledge Agreement.

          SECTION 12. Miscellaneous. Neither this Pledge Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally nor may any of the Collateral be released or the pledge of the security interest created hereby extended, except by an instrument in writing duly signed by or on behalf of the Collateral Agent hereunder. The section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Pledge Agreement.

          SECTION 13. Governing Law; Interpretation. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed, under seal, by their respective officers thereunto duly authorized as of the date first above written.


                                  PLEDGOR:

                                  ------------------------------

                                  By: ___________________________
                                  Name:______________________
                                  Title:_______________________



                                  Attest: _________________________
                                  Name:_________________________
                                  Title:_______________________

                                                                        [SEAL]

                                   "COLLATERAL AGENT"


                                    BANK OF AMERICA, FSB


                                    By: _____________________________
                                    Name:_______________________
                                    Title:________________________

                                  SCHEDULE "A"


                           Schedule of Pledged Shares




Owned Shares      No. Shares        Stock Certificate No.

                                   STOCK POWER


         FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto __________________ shares of the ____________ Stock of _______________________ (the "Company"), standing in its name on the books of said Company represented by Certificate No. __ herewith and does hereby irrevocably constitute and appoint ________________________ attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.


Date:  January 15, 1998                 _____________________________________


                                         By:
                                         Name:_________________________
                                         Title:__________________________

In Presence of


--------------------------
Notary Public

My Commission Expires:

-------------------------

[NOTARIAL SEAL]

                                   EXHIBIT H

                           REVOLVING DOLLAR LOAN NOTE



Atlanta, Georgia

$_____________                                               January 15 , 1998

                  FOR VALUE RECEIVED, the undersigned ("Borrower"), promises to pay to the order of ____________________________________ ("Lender"; Lender,
together with any other holder hereof, sometimes referred to herein as the "Holder"), the principal sum of __________________________________
($___________),  or such  lesser  amount as may be  outstanding  under  Lender's
"Revolving Dollar Loan Commitment" (as that term is defined in the "Credit Agreement," hereinafter defined) in lawful money of the United States of America at such time or times as are provided in the Credit Agreement and, in any event, on the "Maturity Date" (as that term is defined in the Credit Agreement), together with interest on the unpaid principal balance hereof from the date hereof until the payment in full of this Note at the applicable rate specified in the Credit Agreement, payable at the times and in the manner provided in the Credit Agreement.

                  This Note is a "Revolving Dollar Loan Note" issued to evidence the "Revolving Dollar Loans" (as such terms are defined in the Credit Agreement) made available by Lender to Borrower pursuant to the Credit Agreement, dated of even date herewith (herein, as at any time amended, modified or supplemented, called the "Credit Agreement"; capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement), among Law Companies Group, Inc., a Georgia corporation, certain of its subsidiaries, Lender, [individually as a Lender and as Agent], and certain other financial institutions party thereto, to which reference is hereby made for a statement of the terms, conditions and covenants under which the loan evidenced hereby were made and are to be repaid, including, but not limited to, those related to voluntary or mandatory prepayment of the indebtedness represented hereby, to the interest rate payable hereunder and to the maturity of the indebtedness represented hereby upon the termination of the Credit Agreement. Payment of this
Note is secured by the Collateral and Holder is entitled to the benefit of all of the Collateral Documents.

                  THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                                                        --



                                                         --
                                                        --

                  Borrower  hereby  waives  presentment,   demand  for  payment,
protest and notice of protest, notice of dishonor and all other notices in connection with this Note.

                  WITNESS THE DUE EXECUTION HEREOF BY THE RESPECTIVE DULY AUTHORIZED OFFICERS OF THE UNDERSIGNED, UNDER SEAL, AS OF THE DATE FIRST ABOVE WRITTEN.

                                 LAW ENGINEERING AND ENVIRONMENTAL
                                 SERVICES, INC.


                                 By:______________________________
                                      Robert B. Fooshee,
                                      Executive Vice President
                                      and Chief Financial Officer

                                 Attest:____________________________
                                       Darryl B. Segraves,
                                       Executive Vice President,
                                       General Counsel and Secretary
                                                                      [SEAL]

                                   EXHIBIT I

                           REVOLVING POUND LOAN NOTE



London, England

(pound)_________________                                      January 15, 1998



                  FOR VALUE RECEIVED, the undersigned ("Borrower"), promises to pay to the order of __________________________________ ("Lender"; Lender,
together with any other holder hereof, sometimes referred to herein as the "Holder"), the principal sum of ____________________________________ POUNDS
STERLING ((pound) ____________) or such lesser amount as may be outstanding under Lender's "Revolving Pound Loan Commitment" (as that term is defined in the "Credit Agreement," hereinafter defined),in lawful money of the United Kingdom at such time or times as are provided in the Credit Agreement and, in any event, on the "Maturity Date" (as that term is defined in the Credit Agreement), together with interest on the unpaid principal balance hereof from the date hereof until the payment in full of this Note at the applicable rate specified in the Credit Agreement, payable at the times and in the manner provided in the Credit Agreement.

                  This Note is a "Revolving Pound Loan Note" issued to evidence the "Revolving Pound Loans" (as such terms are defined in the Credit Agreement) made available by Lender to Borrower pursuant to the Credit Agreement, dated of even date herewith (herein, as at any time amended, modified or supplemented, called the "Credit Agreement"; capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement), among Law Companies Group, Inc., a Georgia corporation, certain of its Subsidiaries, Lender[, individually as a Lender and as Agent], and certain other financial institutions party thereto, to which reference is hereby made for a statement of the terms, conditions and covenants under which the loan evidenced hereby were made and are to be repaid, including, but not limited to, those related to voluntary or mandatory prepayment of the indebtedness represented hereby, to the interest rate payable hereunder and to the maturity of the indebtedness represented hereby upon the termination of the Credit Agreement. Payment of this
Note is secured by the Collateral and Holder is entitled to the benefit of all of the Collateral Documents, subject to the terms thereof and of the Credit Agreement limiting such security.

                  THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                                                        --



                                                         --
                                                        --

                  Borrower  hereby  waives  presentment,   demand  for  payment,
protest and notice of protest, notice of dishonor and all other notices in connection with this Note.

                  WITNESS THE DUE EXECUTION HEREOF BY THE RESPECTIVE DULY AUTHORIZED OFFICERS OF THE UNDERSIGNED, UNDER SEAL, AS OF THE DATE FIRST ABOVE WRITTEN.

                                    GIBB LTD.


                                    By:______________________________
                                    Name:___________________________
                                    Title:____________________________

                                    Attest:____________________________
                                    Name:_________________________
                                    Title:__________________________

                                                                        [SEAL]

                                   EXHIBIT J

                               SECURITY AGREEMENT



                  THIS SECURITY AGREEMENT, dated as of January 15, 1998, made by _______________________, a __________________________ (the "Obligor") in favor of BANK OF AMERICA, FSB, a federal savings bank organized under the laws of the United States ("BOAFSB"), as agent for itself, and each other "Obligee" (as defined in the Credit Agreement defined below) (BOAFSB, acting in such capacity, herein called "Collateral Agent");

                                                W I T N E S S E T H :

                  WHEREAS, pursuant to the Credit Agreement, dated as of even date herewith, by and among Law Companies Group, Inc., a Georgia corporation, certain of its subsidiaries, BOAFSB, individually as a Lender and as Agent, and certain of the other "Obligees" (herein, as the same may from time to time be amended, modified or supplemented, the "Credit Agreement"), Lenders agreed to make Loans to the Borrowers and the Issuing Bank agreed to issue Letters of Credit for the account of the Borrowers, in each case, subject to the terms and conditions set forth therein; and

                  WHEREAS, an express condition precedent to Borrowers' receipt of any such financial accommodations is that Obligor shall have executed and delivered to Collateral Agent this Security Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

                  "Account Debtor" shall mean any "account debtor," as such term is defined in Section 9-105(1)(a) of the UCC.

                  "Accounts" shall mean any "accounts," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by Obligor or in which Obligor now has or hereafter acquires any rights, and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Obligor (including, without limitation, under any trade names, styles or divisions thereof), whether arising out of goods sold or leased or services rendered by Obligor or from any other transaction, whether or not the same involves the sale or lease of goods or services by Obligor (including, without limitation, any such obligation, which might be characterized as an account or contract right under the UCC) and all of Obligor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Obligor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all moneys due or to become due to Obligor under all contracts for the sale of goods or the performance of services or both by Obligor (whether or not yet earned by performance on the part of Obligor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

                  "Chattel Paper" shall mean any "chattel paper," as such term is defined in Section 9-105(1)(b) of the UCC, now owned or hereafter acquired by Obligor or in which Obligor now has or hereafter acquires any rights and wherever located.

                  "Collateral"  shall have the meaning  assigned to such term in
         Section 2 of this Security Agreement.

                  "Contracts" shall mean all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Obligor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

                  "Documents" shall mean any "documents," as such term is defined in Section 9-105(1)(f) of the UCC, now owned or hereafter acquired by Obligor or in which Obligor now has or hereafter acquires any rights and wherever located.

                  "Equipment" shall mean any "equipment," as such term is defined in Section 9-109(2) of the UCC, now owned or hereafter acquired by Obligor or in which Obligor now has or hereafter acquires any rights and wherever located, and, in any event, shall include, without limitation, all machinery, equipment, molds, furnishings, fixtures, motor vehicles and computers and other electronic data-processing and other office equipment now owned or hereafter acquired by Obligor or in which Obligor now has or hereafter acquires any rights and wherever located, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                  "General Intangibles" shall mean any "general intangibles," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by Obligor or in which Obligor now has or hereafter acquires any rights, and, in any event, shall include, without limitation, all right, title and interest which Obligor may now or hereafter have in or under any Contract, causes of action, franchises, tax refund claims, customer lists, Trademarks, Patents, rights in intellectual property, Licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions and discoveries (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, data bases, business records data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, all claims under Guarantees, security interests or other security held by or granted to Obligor to secure payment of the Accounts by an Account Debtor obligated thereon, all rights of indemnification and all other intangible property of any kind and nature.

                  "Instruments" shall mean any "instrument," as such term is defined in Section 9-105(1)(i) of the UCC, now owned or hereafter acquired by Obligor or in which Obligor now has or hereafter acquires any rights and wherever located, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Inventory" shall mean any "inventory," as such term is defined in Section 9-109(4) of the UCC, now owned or hereafter acquired by Obligor or in which Obligor now has or hereafter acquires any rights and wherever located, and, in any event, shall include, without limitation, all inventory, merchandise, goods and other personal property, now owned or hereafter acquired by Obligor or in which Obligor now has or hereafter acquires any rights and wherever located, which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Obligor's business, or the processing, packaging, delivery or shipping of the same, and all finished goods.

                  "License" shall mean any Patent License, Trademark License or other license as to which Collateral Agent has been granted a security interest hereunder.

                  "Patent License" shall mean all of the following now owned or hereafter acquired by Obligor or in which Obligor now has or hereafter acquires any rights: to the extent assignable by Obligor, any written agreement granting any right to make, use, sell and/or practice any invention or discovery that is the subject matter of a Patent.

                  "Patent" or "Patents" shall mean one or all of the following now or hereafter owned by Obligor or in which Obligor now has or hereafter acquires any rights: (i) all letters patent of the United States or any other country and all applications for letters patent of the United States or any other country, (ii) all reissues, continuations, continuations-in-part, divisions, reexaminations or extensions of any of the foregoing, and (iii) all inventions disclosed in and claimed in the Patents and any and all trade secrets and knowhow related thereto.

                  "Proceeds"  shall mean  "proceeds," as such term is defined in
         Section 9-306(1) of the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Obligor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Obligor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) any claim of Obligor against third parties (A) for past, present or future infringement of any Patent or Patent License or (B) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, and (v) the following types of property acquired with cash proceeds: Accounts, Chattel Paper, Contracts, Documents, General Intangibles, Equipment and Inventory.

                  "Secured Obligations" shall mean, collectively, (i) all of the unpaid principal amount of, and accrued interest on, the Notes, (ii) all prepayment, commitment and other fees owing by any Obligor from time to time under the Credit Agreement, (iii) all other Obligations and (iv) all obligations of Obligor to Collateral Agent.

                  "Security Agreement" shall mean this Security Agreement, as the same may from time to time be amended, modified or supplemented and shall refer to this Security Agreement as in effect of the date such reference becomes operative.

                  "Supplemental Documentation" shall have the meaning assigned to it in Section 5(a) of this Security Agreement.

                  "Trademark License" shall mean all of the following now owned or hereafter acquired by Obligor or in which Obligor now has or hereafter acquires any rights: any written agreement granting any right to use any Trademark or Trademark registration.

                  "Trademark"  or  "Trademarks"  shall  mean  one  or all of the following now owned or hereafter acquired by Obligor or in which Obligor now has or hereafter acquires any rights: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of any State of the United States or any other country or any political subdivision thereof, (ii) all extensions or renewals thereof and (iii) the goodwill symbolized by any of the foregoing.

                  "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Georgia; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Collateral Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Georgia, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         2. Grant of Security Interest. (a) Collateral. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and to induce Lenders, the Overdraft Bank, and Issuing Bank to enter into the Credit Agreement and to make Loans and issue Letters of Credit in accordance with the terms thereof, Obligor hereby grants to Collateral Agent, for its benefit and the ratable benefit of the Agent, Lenders, the Issuing Bank, the Overdraft Bank and all other Persons to whom Obligations are owed from time to time, a security interest in all of Obligor's right, title and interest in, to and under the following (all of which being hereinafter collectively called the "Collateral"):

                  (i)      all Accounts of Obligor;

                  (ii)     all Chattel Paper of Obligor;

                  (iii)    all Contracts of Obligor;

                  (iv)     all Documents of Obligor;

                  (v)      all Equipment of Obligor;

                  (vi)     all General Intangibles of Obligor;

                  (vii)    all Instruments of Obligor;

                  (viii)   all Inventory of Obligor;

                  (ix) all other goods and personal property of Obligor, whether tangible or intangible, including without limitation, all bank accounts of Obligor, now owned or hereafter acquired by Obligor or in which Obligor now has or hereafter acquires any rights and wherever located; and

                  (x) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing and all books and records relating to each of the foregoing.

                  (b) Property in Possession. In addition, as collateral security for the prompt and complete payment when due of the Secured Obligations and in order to induce Lenders and the Issuing Bank as aforesaid, Collateral Agent is hereby granted a lien and security interest in all property of Obligor held by Collateral Agent, including, without limitation, all property of every description, now or hereafter in the possession or custody of or in transit to Collateral Agent for any purpose, including safekeeping, collection or pledge, for the account of Obligor, or as to which Obligor may have any right or power.

         3. Rights of Collateral Agent; Limitations on Collateral Agent's Obligations; License.

                  (a) Obligor Remains Liable. It is expressly agreed by Obligor that, anything herein to the contrary notwithstanding, Obligor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all of the material conditions and material obligations to be observed and performed by it thereunder and Obligor shall perform all of its material duties and material obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License. Collateral Agent shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting to Collateral Agent of a security interest therein or the receipt by Collateral Agent of any payment relating to any Contract or License pursuant hereto, nor shall Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of Obligor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (b) Direct Collection. Collateral Agent may at any time after the occurrence of, and during the continuance of, any Event of Default open Obligor's mail and collect any and all amounts due from Account Debtors, and notify Account Debtors of Obligor, parties to the Contracts of Obligor, obligors of Instruments of Obligor and obligors in respect of Chattel Paper of Obligor that the Accounts and the right, title and interest of Obligor in and under such Contracts, such Instruments and such Chattel Paper have been assigned to Collateral Agent and that payments shall be made directly to Collateral Agent or to a lockbox designated by Collateral Agent. Upon the request of Collateral Agent made at any time after the occurrence of, and during the continuance of, an Event of Default, Obligor will so notify such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper. Collateral Agent also may at any time after the occurrence of, and during the continuance of, any Event of Default, in its own name or in the name of Obligor, communicate with such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper to verify with such Persons to Collateral Agent's sole satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

                  (c) Test Verifications. At any time after the occurrence of, and during the continuance of, an Event of Default, Collateral Agent shall have the right to make test verifications of the Accounts in any reasonable manner and through any reasonable medium that it considers advisable, and Obligor agrees to furnish all such assistance and information as Collateral Agent may require in connection therewith.

         4. Representations and Warranties. Obligor hereby represents and warrants that:

                  (a) Sole Owner. Except for Permitted Liens, Obligor is the sole owner or lessee or authorized licensee of each item of the Collateral in which it purports to grant a security interest hereunder, having good and sufficient title thereto, or a valid interest as a lessee or licensee thereunder, free and clear of any and all Liens, and, in the case of Patents and Trademarks, free and clear of licenses, registered user agreements and covenants not to sue third persons.

                  (b) No Security Agreement. No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by Obligor in favor of Collateral Agent pursuant to this Security Agreement and except such as may have been filed to evidence Permitted Liens (or to evidence Liens in favor of SunTrust Bank, Atlanta, Barclays Bank PLC and/or National Bank of Canada, all of which will be terminated concurrently with the funding of the initial Loans under the Credit Agreement).

                  (c) Financing Statements. Upon the filing of appropriate financing statements in the jurisdictions listed in Schedule I hereto and, upon the filing of the collateral assignments of Patents and Trademarks to be filed in the United States Patent and Trademark Office, this Security Agreement is effective to create a valid and continuing first priority lien on and first priority perfected security interest in the Collateral (subject to the existence of Permitted Liens) with respect to which a security interest may be perfected by filing pursuant to the UCC or by the filing of an appropriate document in the United States Patent and Trademark Office in favor of Collateral Agent, prior to all other Liens, and is enforceable as such as against creditors of and purchasers from Obligor (other than purchasers of Inventory in the ordinary course of business) and as against any purchaser of real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property. Upon such filing, all action requested by Collateral Agent as necessary or desirable to protect and perfect such security interest in each item of the Collateral will have been duly taken.

                  (d) Locations. Obligor's chief executive office, principal place of business and the place where its records concerning the Collateral are kept and the locations of its Inventory and Equipment are set forth on Schedule II hereto, and Obligor will not change such principal place of business or remove such records or Inventory or Equipment (except for removal of Inventory for transfer from one such location to another or upon its sale) unless it has taken such action (if any) as is necessary to cause the security interest of Collateral Agent in the Collateral to continue to be perfected and has given thirty (30) days' prior written notice thereof to Collateral Agent. Any new place of business of Obligor or Collateral location shall be within the United States of America.

                  (e) Patents. As of the date hereof, (i) the Patents are subsisting, valid and enforceable, (ii) Obligor is aware of no prior art that will cause the invention in any patent application owned by Obligor to be declared unpatentable or that will provide the basis for a claim of infringement against Obligor, (iii) to the best of Obligor's knowledge, no claim has been made that the practicing of any Patent by Obligor does or may violate the rights of any third person, and (iv) Obligor has used and will continue to use for the duration of this Security Agreement, reasonably necessary statutory notice if required to maintain the Patents in connection with any of its products covered by any of the Patents.

                  (f) Trademarks. The Trademarks and, to the best of Obligor's knowledge, any trademarks in which Obligor has been granted rights pursuant to Trademark Licenses are subsisting and have not been adjudged invalid or unenforceable; each of the Trademarks and, to the best of Obligor's knowledge, any trademark in which Obligor has been granted rights pursuant to Trademark Licenses is valid and enforceable; no claim has been made that the use of any of the Trademarks or any trademark in which Obligor has been granted rights pursuant to the Trademark Licenses does or may violate the rights of any third person; upon registration of its Trademarks, Obligor will use for the duration of this Security Agreement, proper statutory notice in connection with its use of the Trademarks; and Obligor will use for the duration of this Security Agreement, consistent standards of quality in its manufacture of products sold under the Trademarks and any Trademarks in which Obligor has been granted rights pursuant to the Trademark Licenses.

         5. Covenants. Obligor covenants and agrees with Collateral Agent that from and after the date of this Security Agreement and until the Secured Obligations then due and payable are fully satisfied and the Credit Agreement has been terminated:

                  (a) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of Collateral Agent, and at the sole expense of Obligor, Obligor will promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further action as Collateral Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to Collateral Agent of any License or Contract held by Obligor or in which Obligor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby and transferring Collateral to Collateral Agent's possession (if a security interest in such Collateral can be perfected only by possession). Obligor hereby irrevocably makes, constitutes and appoints Collateral Agent (and all Persons designated by Collateral Agent for that purpose) as Obligor's true and lawful attorney, effective upon the failure or refusal of Obligor upon request to execute and/or deliver to Collateral Agent any financing statement, continuation statement, instrument, document, or agreement which Collateral Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers granted hereunder (herein, "Supplemental Documentation"), to sign the Obligor's name on any such Supplemental Documentation and to deliver any such Supplemental Documentation to such Person as Collateral Agent, in its sole discretion, shall elect. Obligor also hereby authorizes Collateral Agent to file any financing or continuation statement without the signature of Obligor to the extent permitted by applicable law. Obligor agrees that a carbon, photographic, photostatic, or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement and may be filed by Collateral Agent in any filing office. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Document, such Instrument or Document shall be immediately pledged to Collateral Agent hereunder, and, if requested by Collateral Agent, shall be duly endorsed in a manner satisfactory to Collateral Agent and delivered to Collateral Agent.

                  (b) Indemnification. In any suit, proceeding or action brought by Collateral Agent relating to any Account, Chattel Paper, Contract, General Intangible or Instrument for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible or Instrument, Obligor will save, indemnify and keep Collateral Agent harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Obligor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Obligor, and all such obligations of Obligor shall be and remain enforceable against and only against Obligor and shall not be enforceable against Collateral Agent.

                  (c) Limitation on Liens on Collateral. Obligor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of Collateral Agent in and to any of Obligor's rights under the Chattel Paper, Contracts, Documents, General Intangibles and Instruments and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

                  (d) Maintenance of Insurance. Obligor will maintain, with financially sound and reputable companies, casualty and liability insurance policies with respect to the Collateral which conform in all respects to the requirements of the Credit Agreement in respect thereof.

                  (e) Limitations on Disposition. Obligor will not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as may be expressly permitted to Obligor under the Credit Agreement.

                  (f) Right of Inspection. Collateral Agent shall at all times have the rights of inspection set forth in the Credit Agreement. Without limitation of the foregoing, Collateral Agent and its representatives shall also have the right, with reasonable notice and at all reasonable times, to enter into and upon any premises where any of the Equipment or Inventory is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                  (g) Continuous Perfection. Obligor will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless Obligor shall have given Collateral Agent at least five (5) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Collateral Agent to amend such financing statement or continuation statement so that it is not seriously misleading.

                  (h) Consignment of Inventory. The Obligor shall not, at any time during the term of this Security Agreement, place any Inventory on consignment with any Person.

         6. Covenants Regarding Specific Collateral. Obligor covenants and agrees with Collateral Agent that from and after the date of this Security Agreement and until the Secured Obligations then due and payable have been fully satisfied and the Credit Agreement has been terminated:

                  (a)      Covenants Relating to Accounts, Etc.

                         (i) Obligor  will  perform and comply with all material
                    obligations in respect of Accounts, Chattel Paper, Contracts and Licenses and all other material agreements to which it is a party or by which it is bound, unless and except to the extent that the same are being properly contested in good faith.

                         (ii) Obligor will not, without Collateral Agent's prior
                    written consent, after the occurrence of, and during the continuance of, any Default or Event of Default, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Obligor.

                         (iii) Collateral Agent may rely, in determining the collateral value to the Lenders of the Accounts from time to time, on all statements or representations made by Obligor on or with respect to the Accounts in any certificate, schedule or report and, unless otherwise indicated in writing by Obligor, that: (A) They are genuine, are in all respects what they purport to be, are not evidenced by a judgment and are only evidenced by one, if any, executed original instrument, agreement, contract, or document, which, if requested by Collateral Agent, has been delivered to Collateral Agent; (B) They represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto; (C) Except as set forth in Subsection (D) below, the amounts of the face value shown on any certificate or report provided to Collateral Agent, and/or any invoices and statements delivered to Collateral Agent with respect to any Account are actually and absolutely owing to Obligor and are not contingent for any reason; (D) There are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Obligor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except for discounts, rebates or allowances by Obligor in the ordinary course of its business for prompt payments, all of which discounts, rebates or allowances are reflected in the calculation of the face value of each respective invoice related thereto or have been disclosed by Obligor to Collateral Agent in writing; (E) There are no facts, events, or occurrences which in any way impair the validity or enforceability thereof or reduce the amount payable thereunder from the amount of the invoice face value shown on any such certificate or report and on all contracts, invoices and statements delivered to Collateral Agent with respect thereto; (F) To the best of Obligor's knowledge, all Account Debtors thereunder (x) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (y) are solvent; (G) Obligor has no knowledge of any fact or circumstance which would impair the validity or collectibility thereof; (H) To the best of Obligor's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in its financial condition; (I) No security interest therein has been granted by Obligor to any Person other than that granted to Collateral Agent pursuant hereto; and (J) Each invoice or other evidence of payment obligation furnished to Account Debtors with respect to outstanding Accounts is issued in Obligor's company name; provided, however, that Obligor may use other trade styles different from its company name from time to time for invoicing purposes so long as (i) Obligor shall notify Collateral
                    Agent in writing thereof prior to the use of such trade styles; (ii) the Accounts so created and the payments received with respect thereto shall be and remain Obligor's property; (iii) no other Person shall have any interest in such Accounts; and (iv) the trade styles so used are names either owned by Obligor or for the use of which Obligor shall have obtained prior approval.

                  (b) Maintenance of Equipment. Subject to Obligor's right to dispose of Equipment from time to time to the extent expressly provided to Obligor in the Credit Agreement, Obligor will at all times maintain and preserve the Equipment in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into account ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto consistent with industry practice so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  (c)      Covenants Regarding Patent and Trademark Collateral.

                         (i) Obligor shall notify  Collateral Agent  immediately
                    if it knows or has reason to know that any Patent or any registration relating to any Trademark which is material to the conduct of Obligor's business may become abandoned, cancelled or declared invalid, or if any Trademark or the invention disclosed in any of the Patents is dedicated to the public domain, or of any adverse determination or development in any proceeding in the United States Patent and Trademark Office, in analogous offices or agencies in other countries or in any court regarding Obligor's ownership of any Patent or Trademark which is material to the conduct of Obligor's business, its right to register the same, or to keep and maintain the same.

                         (ii) If Obligor, either itself or through any Collateral Agent, employee, licensee or designee, applies for a patent or files an application for the registration of any Trademark with the United States Patent and Trademark Office or any analogous office or agency in any other country or any political subdivision thereof or otherwise obtains rights in any Patent or Trademark, Obligor will promptly inform Collateral Agent, and, upon request of Collateral Agent, execute and deliver any and all agreements, instruments, documents, and papers as Collateral Agent may request to evidence Collateral Agent's security interest in such Patent or Trademark and the General Intangibles, including, without limitation, in the case of Trademarks, the goodwill of Obligor, relating thereto or represented thereby.

                         (iii) Obligor will take all necessary actions to prosecute vigorously each application and to attempt to obtain the broadest Patent or registration of a Trademark therefrom and to maintain each Patent and Trademark registration which is material to the conduct of Obligor's business, including, without limitation, with respect to
                    Patents, payments of required maintenance fees, and, with respect to Trademarks, filing of applications for renewal, affidavits of use and affidavits of incontestability. In the event that Obligor fails to take any of such actions,
                    Collateral Agent may do so in Obligor's name or in Collateral Agent's name and all reasonable expenses incurred by Collateral Agent in connection therewith shall be paid by Obligor in accordance with Section 9 hereof.

                         (iv) Obligor shall use its best efforts to detect infringers of the Patents and Trademarks. In the event that any of the Patents or Trademarks is infringed, misappropriated or diluted by a third party, Obligor shall notify Collateral Agent promptly after it learns thereof and shall, if such Patents or Trademarks is material to the conduct of Obligor's business, promptly take appropriate action to protect such Patents or Trademarks. In the event that Obligor fails to take any such actions Collateral Agent may do so in Obligor's name or Collateral Agent's name and all expenses incurred by Collateral Agent in connection therewith shall be paid by Obligor in accordance with
                    Section 9 hereof.

         7. Reporting and Recordkeeping. Obligor covenants and agrees with Collateral Agent that from and after the date of this Security Agreement and until the Secured Obligations have been fully satisfied and the Credit Agreement has been terminated:

                  (a) Maintenance of Records Generally. Obligor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. If requested, the Collateral Agent on the date hereof or at any time hereafter, all Chattel Paper will be marked with the following legend:
"This writing and the obligations evidenced or secured hereby are subject to the security interest of Bank of America, FSB, as Collateral Agent". If requested by Collateral Agent, the security interest of Collateral Agent shall be noted on the certificate of title of each vehicle. For Collateral Agent's further security, Obligor agrees that Collateral Agent shall have a special property interest in all of Obligor's books and records pertaining to the Collateral and, upon the occurrence and during the continuation of any Event of Default, Obligor shall deliver and turn over any such books and records to Collateral Agent or to its representatives at any time on demand of Collateral Agent. Prior to the occurrence of a Default or an Event of Default and upon reasonable notice from Collateral Agent, Obligor shall permit any representative of Collateral Agent to inspect such books and records and will provide photocopies thereof to Collateral Agent.

                  (b)      Special Provisions Regarding Maintenance of Records.

                         (i) Obligor shall deliver to Collateral Agent such reports and schedules with respect to the Accounts as may be required by the Credit Agreement or as Collateral Agent may reasonably request from time to time, and upon the request of Collateral Agent, invoice registers and copies, (or originals to the extent necessary or advisable for Collateral Agent to collect on Accounts after the occurrence of an Event of Default), of all invoices, shipping receipts, orders and other documents relating to the creation of the Accounts listed on such certificates, reports and schedules. Obligor shall keep complete and accurate records of its Accounts.

                         (ii) Obligor shall maintain accurate,  itemized records
                    itemizing and describing the kind, type, quantity and value of its Equipment and shall furnish Collateral Agent with a current schedule containing the foregoing information on an annual basis and more often if requested by Collateral Agent.

                  (c) Further Identification of Collateral. Obligor will if so requested by Collateral Agent furnish to Collateral Agent, as often as Collateral Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail.

                  (d) Notices. Obligor will advise Collateral Agent promptly, in reasonable detail, (i) of any material lien, security interest, encumbrance or claim made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a Material Adverse Effect on the aggregate value of the Collateral or on the security interests created hereunder.

         8. Collateral Agent's Appointment as Attorney-in-Fact. Obligor hereby irrevocably constitutes and appoints Collateral Agent and any officer of Collateral Agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Obligor and in the name of Obligor or in its own name, from time to time in Collateral Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Collateral Agent the power and right, on behalf of Obligor, without notice to or assent by Obligor to do the following:

                         (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of Obligor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

                         (ii) to pay or discharge taxes, liens, security interests or other Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                         (iii) (A) to direct any party  liable  for any  payment
                    under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Collateral Agent or as Collateral Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Obligor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Collateral Agent may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patent or Trademark, throughout the world for such term or terms, on such conditions, and in such manner, as Collateral Agent shall in its sole discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent's option and
                    Obligor's expense, at any time, or from time to time, all acts and things which Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and Collateral Agent's Lien therein, in order to effect the intent of this Security Agreement, all as fully and effectively as Obligor might do.

                  (a) Collateral Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it will not exercise the power of attorney or any rights granted to Collateral Agent pursuant to this
Section 8 except for the rights granted under clause (ii) above, provided that the foregoing shall not limit Collateral Agent's rights under the power of attorney granted in Section 5(a) hereof. Obligor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 8 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are paid in full.

                  (b) The powers conferred on Collateral Agent hereunder are solely to protect Collateral Agent's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Obligor for any act or failure to act, except for its own gross negligence or willful misconduct.

                  (c) Obligor also authorizes Collateral Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of Obligor in and under the Contracts hereunder and other matters relating thereto and (ii) to execute, in connection with the sale provided for in Section 10 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         9. Performance by Collateral Agent of Obligor's Obligations. If Obligor fails to perform or comply with any of its agreements contained herein and Collateral Agent, as provided for by the terms of this Security Agreement, shall (after giving any notices thereof to Obligor which are required under the Credit Agreement) itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Revolving Loan, shall be payable by Obligor to Collateral Agent on demand and shall constitute Secured Obligations secured hereby.

          10a Remedies and Rights Upon Default.

               (a) If an  Event  of  Default  shall  occur  and  be  continuing,
          Collateral Agent may exercise in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Obligor expressly agrees that in any such event Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Obligor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Collateral Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Obligor hereby releases. Obligor further agrees, at Collateral Agent's request, to assemble the Collateral and make it available to Collateral Agent at places which Collateral Agent shall reasonably select, whether at Obligor's premises or elsewhere. Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in
          Section 10(d) hereof, Obligor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Collateral Agent of any other amount required by any provision of law, including Section 9-504(1)(c) of the UCC, need Collateral Agent account for the surplus, if any, to Obligor. To the maximum extent permitted by applicable law, Obligor waives all claims, damages, and demands against Collateral Agent arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or wilful misconduct of Collateral Agent. Obligor agrees that Collateral Agent need not give more than ten (10) days' notice (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to Obligor at its address referred to in
          Section 14 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Obligor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Collateral Agent is entitled, Obligor also being liable for the reasonable fees actually incurred of any attorneys to collect such deficiency.

               (b) Obligor also agrees to pay all reasonable costs of Collateral Agent, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

               (c) Obligor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral, except for any notices which are expressly required to be given under the Credit Agreement or hereunder.

               (d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Collateral Agent in the manner prescribed therefor in the Credit Agreement.

         11a Grant of License to Use Patent and  Trademark  Collateral.

               For the purpose of enabling Collateral Agent to exercise rights and remedies under Section 10 hereof at such time as Collateral Agent, without regard to this Section 11, shall be lawfully entitled to exercise such rights and remedies, Obligor hereby grants to Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Obligor) to use, license or sublicense any Patent or Trademark, now owned or hereafter acquired by Obligor, and wherever the same may be located, and including, without limitation, in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

         12a Limitation on Collateral Agent's Duty in Respect of Collateral. Collateral

               Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that Collateral Agent shall use reasonable care with respect to the Collateral in its possession or under its control. Upon request of Obligor, Collateral Agent shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral.

         13a Term of Agreement;  Reinstatement.

               This Agreement and the security interests granted hereunder shall remain in full force and effect until the Secured Obligations have been paid in full and the Credit Agreement has been terminated. Further this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Obligor for liquidation or reorganization, should Obligor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Obligor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         14a  Notices.

               Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other party any other communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in the manner and to the addresses set forth in Section 12.2 of the Credit Agreement.

         15a  Severability.

               Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         16a No Waiver;  Cumulative Remedies.

               Collateral Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Collateral Agent, and then only to the extent therein set forth. A waiver by Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Collateral Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Collateral Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Collateral Agent and, where applicable, by Obligor.

         17a Successor and Assigns; Governing Law.

               (a) This Security Agreement and all obligations of Obligor hereunder shall be binding upon the successors and assigns of Obligor, and shall, together with the rights and remedies of Collateral Agent hereunder, inure to the benefit of Collateral Agent, all future holders of the Notes and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to Collateral Agent hereunder.

               (b) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS.

         18a  Use  and   Protection   of  Patent   and   Trademark   Collateral.


               Notwithstanding anything to the contrary contained herein, unless an Event of Default has occurred and is continuing, Collateral Agent shall from time to time execute and deliver, upon the written request of Obligor, any and all instruments, certificates or other documents, in the form so requested, necessary or appropriate in the judgment of Obligor to permit Obligor to continue to exploit, license, use, enjoy and protect the Patents and Trademarks.

         19a  Further  Indemnification.

               Obligor agrees to pay, and to save Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

                  IN WITNESS WHEREOF, Obligor has caused this Security Agreement to be executed and delivered by its duly authorized officers, under seal, on the date first set forth above.

                                   -----------------------------------------


                                 By:______________________________________
                                 Name:________________________________
                                 Title:_________________________________


                                 Attest:___________________________________
                                 Name:______________________________
                                 Title:_______________________________


                                                             [SEAL]


                                  Accepted and Acknowledged by:

                                  BANK OF AMERICA, FSB,
                                  Collateral Agent


                                   By:_____________________________________
                                   Name:________________________________
                                   Title:_________________________________

                                   SCHEDULE I

                                     FILINGS

                                   SCHEDULE II


                   LOCATION OF RECORDS AND CERTAIN COLLATERAL

                                   EXHIBIT K

                             DATED January 15, 1998




                              GIBB LTD., a company
                 organized under the laws of the United Kingdom


                                     - and -


                       BANK OF AMERICA NATIONAL TRUST AND
               SAVINGS ASSOCIATION, a national banking association
                 organized under the laws of the United States,
              acting through its London Branch, as Collateral Agent








                                    DEBENTURE

Date:                      January 15, 1998

Parties:


1. "The Chargee": Bank of America National Trust and Savings Association, a national banking association, organized under the laws of the United States, acting through its London Branch (registered no. ____________), as Collateral Agent for itself, the other Lenders, the Issuing Bank, the Overdraft Bank and all other Obligees under the Credit Agreement (defined
     below),         whose         registered         office        is        at
     ---------------------------------------------------------------------------

2. "The Company": Gibb Ltd., a company organized under the laws of the United Kingdom (registered no. ____________), whose registered office is at
     --------------------------------------------------------------------------.





IT IS HEREBY AGREED as follows:

3.       INTERPRETATION

3.1      In this Debenture and the Schedule hereto:

         "Acts" means the Law of Property Act 1925 and the Insolvency Act 1986 (or any statutory modification or re-enactment of those acts for the time being in force).

         "Assets" means the property, undertaking and assets of the Company expressed to be charged to the Chargee now or hereafter under Clause 2.

         "Beneficiaries" means BOA, as a Lender and as Agent under the Credit Agreement, BOAFSB, as a Lender and as Agent under the Credit Agreement, the other Lenders, the Issuing Bank, the Overdraft Bank and all other Obligees to whom Indebtedness is owed from time to time.

         "Chargee" shall include, unless the context otherwise requires, the Chargee and the Chargee's successors and assigns and all its branches from time to time, whether in England or otherwise;

         "Credit Agreement" means the Credit Agreement, dated as of even dated herewith, among LCGI, the Company, as a borrower, certain other direct and indirect subsidiaries of LCGI, as borrowers or guarantors, BOA, acting individually and through its London Branch, as Issuing Bank and the Overdraft Bank, Agent and a Lender, BOAFSB, as Agent and a Lender, and all other Lenders, as such agreement may be amended or modified from time to time.

         "Enforcement Event" means any of the following events: (a) demand by the Chargee hereunder for the payment or discharge of the Indebtedness, when due; (b) the occurrence of an Event of Default; (c) the presentation of a petition for the making of an administration order in relation to the Company; or (d) the making of an order for the compulsory winding-up of the Company or on the convening of a meeting for the passing of a resolution for the voluntary winding-up of the Company.

         "Indebtedness" means all of the Company's obligations (as and when the same become due) to pay principal, interest and other amounts under the Credit Agreement, the Revolving Loan Notes, the CAPEX Loan Notes and the other Loan Documents, all obligations of the Company in respect of Letters of Credit issued by the Issuing Bank from time to time, all other "Obligations" (as defined in the Credit Agreement) of the Company owing at any time or from time to time to any Obligee and any other reasonable costs, charges and legal expenses (on a full indemnity basis) charged or incurred by the Chargee and including those arising from the Chargee perfecting or enforcing or attempting to enforce this Debenture or any other security (and its rights thereunder) held by the Chargee from time to time.

         "Receiver" has the meaning given to it in Clause 4.1.

          "Subsidiary" has the meaning ascribed thereto in section 739 of the Companies Act 1985.

3.2      Clause headings are for ease or reference only.

3.3 The Interpretation Act 1978 shall apply to this Debenture as if it were an enactment.

3.4 All capitalized terms used herein, e.g., "Obligees", but not expressly defined herein, shall have the meanings given to such terms in the Credit Agreement.

3.5 Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, (i) neither the International Borrower, nor any International Subsidiary, shall, in any event, be deemed to be a Guarantor in respect of any Obligations of the U.S. Borrower or any U.S. Subsidiary, and (ii) no International Collateral shall secure the payment or performance of the Obligations of the U.S. Borrower and any U.S. Subsidiary.

4.       CHARGE

4.1 The Company hereby covenants on demand to pay or discharge the Indebtedness to the Chargee, the Lenders, the Issuing Bank and all other Obligees to whom such Indebtedness is owed from time to time. As security for the payment and discharge of the Indebtedness, the Company, with full title guarantee, hereby charges to the Chargee, as trustee for its benefit and the ratable benefit of each of the
         Beneficiaries:

4.1.1 by way of fixed charge, all the goodwill and uncalled capital for the time being of the Company; 4.1.2 by way of fixed charge, all book debts and other debts now and in the future due or owing to the Company;

4.1.3 by way of fixed charge, all intellectual property rights, choses in action and claims now and in the future belonging to the Company;
         4.1.4 by way of fixed charge, all rights and claims to which the Company is now or may hereafter become entitled in relation to all moneys now or at any time hereafter standing to the credit of any bank accounts opened or maintained with the Chargee, together with all rights relating or attaching thereto;

4.1.5 by way of floating charge, all the Company's present and future undertakings and assets other than any assets for the time being effectively charged to the Chargee by way of fixed charge and all moneys paid into the account referred to in Clause 3.3.9 in respect of the book and other debts subject to a fixed charge under Clause 2.1.2.

5.       COVENANTS

5.1 For the purpose of Section 94(1) of the Law of Property Act 1925, the Chargee hereby covenants with the Company that it will make further advances to the Company on the terms and subject to the conditions of the Credit Agreement.

5.2      The Company shall not without the consent in writing of the Chargee:

5.2.1 (except for charges in favor of the Chargee created under of pursuant to this Debenture and except for "Permitted Liens", as defined in the Credit Agreement) create or permit to subsist any mortgage, charge or lien on any of its undertaking or assets;

5.2.2    sell,   transfer,   hire-out,   lend  or  otherwise   dispose  of  its
         undertakings and other assets or any part of them, except as permitted pursuant to Section 8.2 of the Credit Agreement;

1.1.1

         5.2.3 grant or accept a surrender of any lease or licence of or part with or share possession or occupation of or enter into any onerous or restrictive obligation in respect of the Assets or any part of them.

5.3      The Company shall:

5.3.1 promptly deposit with the Chargee all deeds and documents of title and all insurance policies relating to the Assets; 5.3.2 keep such of the Assets as are insurable comprehensively insured to the Chargee's satisfaction in writing (and, if so required by the chargee, in the joint names of itself and the Chargee) against loss or damage by fire and such other risks as the Chargee may require, to their full replacement value and, where such insurance is not in joint names, procure that the Chargee's interest is noted on all policies under this Clause 3.3.2; 5.3.3 duly and promptly pay all premiums and other moneys necessary for maintaining the insurances required under Clause
         3.3.2 and on demand produce the insurance policies and premium receipts to the Chargee;

5.3.4 carry on and conduct its affairs and business in a proper and efficient manner and shall not (save with the prior written consent of the Chargee) make any substantial alterations to the nature of any such business; 5.3.5 punctually pay or cause to be paid all rents, rates, taxes, duties, assessments, fees, debts and all other amounts due in respect of the Company's business and the Assets; 5.3.6 give, or procure the giving, to the Chargee or any Lender or any person or persons appointed by the Chargee or any Lender for this purpose such information (including books and records) as to all matters relating to the Assets or otherwise relating to its business or affairs as it or they shall require and access to all premises as it or they shall require, all in accordance with the provisions of Section 7.11 of the Credit Agreement;

 5.3.7 keep all buildings and all plant, machinery, fixtures, fittings and other effects in good repair and working order;

5.3.8 deal with its book or other debts or securities for money in accordance with directions from the Chargee from time to time (which directions can include assignments thereof to the Chargee with or without notice to debtors) and, in default of such directions, to get them in and realize them in the ordinary and proper course of its business; 5.3.9 if Chargee shall so require, pay into such account as the Chargee may designate by notice to the Company from time to time all moneys which it may receive in respect of the book debts and other debts charged by Clause 2.1.2; and 5.3.10 promptly notify the Chargee of any meeting to discuss, or any proposal or application for the appointment of an administrator, receiver, liquidator or similar official in respect of the Company or any of its assets and, if any such official is appointed, of his appointment.

5.4 If the Company fails to perform any of its obligations under Clauses 3.3.2, 3.3.3, 3.3.5 or 3.3.6, the Chargee may take out or renew any insurance or settle such liability or effect such repairs and take such other action as it may deem appropriate to remedy such failure and recover the premiums and other costs and expenses so incurred from the Company on demand.


6.       RECEIVER

6.1 On or at any time after the occurrence of an Enforcement Event (or if so requested by the Company), the Chargee may appoint by writing any person or persons to be an administrative receiver or a receiver and manager or receivers and managers ("the Receiver", which expression shall include any substituted receiver(s) and manager(s)), of all or any part of the Assets. Without limiting the Chargee's rights under this Clause 4.1 or at law, the Chargee may, whether or not any demand has been made for payment of the Indebtedness, appoint a Receiver if the Chargee shall determine that the security created by this Debenture shall be in jeopardy.

6.2 The Chargee may from time to time determine the remuneration of the Receiver and may remove the Receiver and appoint another in his place.

6.3 The Receiver shall be the Company's agent and shall have all powers conferred upon an administrative receiver, a receiver and a receiver and manager by the Acts. The Company alone shall be responsible for his acts and omissions and for his remuneration. In particular, but without limiting any general powers or the Chargee's power of sale, the Receiver shall have power:

6.3.1 to take possession of collect and get in all or any part of the Assets and for that purpose to take any proceedings in the Company's name or otherwise as he shall think fit; 1.1.1

6.3.2 to carry on or concur in carrying on the Company's business and raise money from the Chargee or others on the security of all or any part of the Assets and manage, conduct, amalgamate, develop the same (and concur in so doing) as he may think fit;

6.3.3 to sell, lease, hire-out or exchange the Company's business and the Assets or any part of it or them (and concur in so doing) in such manner and on such terms as he may think fit and to exercise all rights, powers and discretions incidental to the ownership thereof;
         6.3.4 to sell, let and/or terminate or to accept surrenders of leases or tenancies of any part of the Assets, in such manner and on such terms as he thinks fit; 6.3.5 to take, continue or defend any proceedings and make any arrangement or compromise which the Chargee as he shall think fit

6.3.6    to make and effect all repairs, improvements and insurance;

6.3.7 to appoint managers, officers and agents for any of the above purposes, at such salaries and on such terms as the Receiver may determine;

6.3.8    to call up any of the Company's uncalled capital;

6.3.9 to promote the formation of a subsidiary company or companies of the Company, so that such subsidiary may purchase, lease, license or otherwise acquire interests in all or any part of the Assets; and

6.3.10 to make any arrangement or compromise or disclaim, alter, enter into or cancel any contract or liability or redeem any security which he may think expedient;

6.3.11   to employ professional advisers and others as he deems necessary;

6.3.12 to do all other acts and things which he may consider to be incidental or conductive to any of the above powers.

6.4 On or At any time after the occurrence of an Enforcement Event (or if so requested by the Company) the Chargee may without further notice and without first appointing a Receiver take possession of and hold all or any part of the Assets and exercise all or any of the powers conferred on mortgagees by the Acts as hereby varied or extended and all the powers, authorities or discretions hereby conferred expressly or by implication on any Receiver.

6.5 Section 109(1) of the Law of Property Act 1925 shall not apply to this Debenture.

6.6 Any moneys received under this Debenture shall be applied, after the discharge of all sums, obligations and liabilities having priority thereto, in the following manner and order.

6.6.1 first, in satisfaction of all costs, charges and expenses properly incurred and payments properly made by the Chargee or the Receiver and of the remuneration of the Receiver;

6.6.2 secondly, in or towards satisfaction of the Indebtedness in such order as the "Majority Lenders" (as defined in the Credit Agreement) shall determine; and

6.6.3 thirdly, the surplus (if any) shall be paid to the person or persons entitled to it.

7.       MISCELLANEOUS

7.1 No statutory or other power of granting or agreeing to grant or of accepting or agreeing to accept surrenders of leases or tenancies of any part of any properties may be exercised by the Company without the Chargee's prior written consent. The Chargee shall, as far is it is lawful, be entitled to consolidate all or any of the security created hereunder with any other securities, whether now in existence or hereafter created. Section 93 of the Law of Property Act 1925 shall not apply.

7.2 By notice in writing to the Company, the Chargee may at any time convert the floating charge created by Clause 2.1.4 into a specific charge over any Assets specified in the notice which the Chargee considers to be in danger of being seized or sold under any form of distress, attachment or other legal process (including a mareva injunction) or to be otherwise in jeopardy. The Company at its expense shall at any time on the Chargee's request promptly execute and deliver to the Chargee any other or further mortgage, charge or other instrument conferring a fixed charge on any of its assets (including any of the Assets charged by Clause 2.1.5) or such other charge as the Chargee may in its discretion think fit for securing the Indebtedness.

7.3      This Debenture shall be:

7.3.1 a continuing security to the Chargee, notwithstanding any settlement of account or other matter or thing whatever;

7.3.2 without prejudice and in addition to any other security for the Indebtedness (whether by way of mortgage, equitable charge or otherwise) which the Chargee may hold now or hereafter on all or any part of the Assets; and 1.1.1

7.3.3    in addition to any rights, powers and remedies at law.

7.4 Section 103 of the Law of Property Act 1925 shall not apply. Notwithstanding any other provision of this Debenture, the statutory power of sale shall be exercisable at any time after the execution of this Debenture without notice to the Company. The Chargee shall not exercise its power of sale until an Enforcement Event has occurred, but this provision shall not affect a purchaser or put him on inquiry whether such Enforcement Event has occurred.

7.5 No failure or delay on the Chargee's part in the exercise of any of its rights, powers, and remedies (in this Clause 5 "rights(s)") under this Debenture or at law shall operate or be construed as a waiver. No waiver of any of the Chargee's rights shall preclude any further or other exercise of that right or of any other right.

7.6 The Chargee may give time or other indulgence or make any other arrangement, variation or release with any person in respect of the Indebtedness or any other security or guarantee for the Indebtedness without derogating from the Company's liabilities or the Chargee's rights under this Debenture.

7.7 The Company certifies that the charges created by this Debenture do not contravene any provision of its memorandum and articles of association or any agreement binding on it or any of the Assets.

7.8 Subject only to Clause 10, on final payment and discharge of the Indebtedness the Chargee will, at the request and cost of the Company, re-assign to the Company the property assigned by or pursuant to these presents.

7.9 A certificate of the Chargee as to the amount of the Indebtedness or any of it or any other matter connected with it or this Debenture shall, in the absence of manifest error, be conclusive evidence of the facts stated in it.

7.10 The Company shall, on demand by the Chargee, execute and deliver all such transfers, assignments, deeds or other documents, together with any notices required in relation thereto, as the Chargee may require to perfect its rights under this Debenture or to give effect to any sale or disposal of any of the Assets.

8.       POWER OF ATTORNEY

By way of security, the Company hereby irrevocably appoints the Chargee and any Receiver jointly and severally as its attorney, with full power of delegation, for it and in its name and on its behalf and as its act and deed or otherwise, to seal, deliver and otherwise perfect any deed, assurance, agreement, instrument or act which may be required or may be deemed proper or necessary by the Chargee and any Receiver under the covenants or the other provisions hereof or for giving the Chargee and any Receiver the full benefit hereof. 9. EXCLUSION OF LIABILITY

9.1 The Chargee shall not in any circumstances by reason of it taking possession of the Assets or any part thereof or for any other reason whatsoever, and whether as mortgagee in possession or on any other basis whatsoever, be liable to account to the Company for anything except the Chargee's own actual receipts or be liable to the Company for any loss or damage arising from any realization of the Assets or any part thereof or from any act, default or omission of the Chargee or any Receiver or any of his managers, officers or agents in relation to the Assets or any part thereof or from any exercise or non-exercise by the Chargee of any power, authority or discretion conferred upon it in relation to the Assets or any part thereof by or pursuant to this Debenture or by the Acts unless such loss or damage shall be caused by the Chargee's own fraud.

9.2 All the provisions of Clause 7.1 shall mutatis mutandis apply in relation to the liability of any Receiver in all respects as though every reference in Clause 7.1 to the Chargee were instead a reference to such Receiver.


10.      NOTICE OF SUBSEQUENT CHARGE

If the Chargee receives notice of any subsequent charge or other interest affecting all or any of the Assets it may open a new account or accounts for the Company in its books and if it does not do so then unless it gives express written notice to the contrary to the Company as from the time of receipt of such notice by the Chargee all payments made by the Company to the Chargee in the absence of any express appropriation by it to the contrary shall be treated as having been credited to a new account of the Company and not as having been applied in reduction of the amount due, owing or incurred to the Chargee at the time when it received the notice.


11.      POWER TO CREDIT TO A SUSPENSE ACCOUNT

Until payment and discharge in full of the Indebtedness any money received hereunder may be placed and kept for such time as the Chargee considers prudent in a separate or suspense account in the name of such person as the Chargee thinks appropriate without any intermediate obligation to apply the same or any part thereof in or towards discharge of any of the Indebtedness. Notwithstanding any such payment in the event of any proceedings in or analogous to bankruptcy, liquidation, administration, composition or arrangement the Chargee may prove for and agree to accept any dividend or composition or arrangement in respect of the whole or any part of the Indebtedness in the same manner as if the security constituted by this Debenture had not been created.

12.      AVOIDANCE OF PAYMENTS

No assurance, security or payment which may be avoided or adjusted under any applicable law, and no release, settlement or discharge given or made by the Chargee on the faith of any such assurance, security or payment, shall prejudice or affect the right of the Chargee to recover the Indebtedness in full from the Company (including any moneys which it may be compelled by due process of law to refund pursuant to the provisions of any law relating to liquidation, bankruptcy, insolvency or creditors' rights generally) and any costs payable by it pursuant to (or otherwise incurred in connection with such process) or to enforce the security created by or pursuant to this Debenture or require the Chargee to release this Debenture or any other security created by or pursuant to it.


13.      DECLARATION OF TRUST

The Chargee shall hold the Assets upon trust for the Beneficiaries from time to time.

14.      COSTS

All costs, charges and expenses incurred by the Chargee and all other moneys paid by the Chargee or the Receiver in perfecting or otherwise in connection with this Debenture and all costs of the Chargee or the Receiver of all proceedings for enforcement of this Debenture shall be recoverable from the Company as a debt, shall bear interest at the highest default rate of interest payable on the Indebtedness pursuant to the Credit Agreement (as well before as after judgment) and shall be charged on the Assets.


15.      SEVERANCE

If at any time any provision in this Debenture is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Debenture shall not be impaired.


16.      NOTICES

16.1 Any notice required under this Agreement is to be given in writing signed by or on behalf of the party giving it. A notice shall be served by leaving it at or sending it by facsimile, pre-paid recorded delivery or registered post, to the respective addresses of the parties set out in this Agreement or such other addresses as they shall from time to time notify to the other parties for the purposes of this clause.

16.2     Any notice served is deemed to have been received:
1.1

16.2.1   in the case of personal service upon delivery;

16.2.2   in the case of facsimile at the time of dispatch;

16.2.3 in the case of recorded delivery or registered post 48 hours from the date of posting.

16.3 If the notice is sent by post it will be sufficient in proving service to establish the envelope containing the notice was properly addressed and posted and for service by facsimile to produce the sender's "answerback".


17.      LAW

This Debenture shall be governed by and construed in accordance with English law.

IN WITNESS WHEREOF this Debenture was entered into as a Deed the day and year first above written



EXECUTED AND DELIVERED )
as a Deed on behalf of            )
the Company by:                           )

                                           Director


                                           Director/Secretary

EXECUTED AND DELIVERED )
as a Deed on behalf of            )
the Chargee by:                   )

                                           Director



                                           Director/Secretary

                                   EXHIBIT L

            CERTIFICATE REGARDING SUBORDINATION OF PROMISSORY NOTES


         Reference is made to that certain Credit Agreement (as amended, restated, renewed, extended, supplemented or otherwise modified from time to time, the "Credit Agreement") dated as of January 15, 1998, by and among Law Companies Group, Inc., a Georgia corporation ("LCGI"), certain Subsidiaries of the Company and Bank of America, FSB, among others. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         The undersigned, being a Responsible Officer of LCGI, does hereby certify that except for the promissory note to Trilok B. Chaudhary, dated June 1, 1992, in the face principal amount of $243,500.00, and the promissory note to Timothy J. Quinn, dated January 1, 1995, in the face principal amount of $12,359.00, all promissory notes evidencing all indebtedness of LCGI and its Subsidiaries incurred for the purchase of stock of LCGI or such Subsidiaries are in substantially the form of Section 11.19 to the Credit Agreement or contain a subordination provision substantially in the form of the following:

                  The indebtedness evidenced by this Note represents a primary obligation of Law Companies Group, Inc. and is and shall be subordinated as to payment of principal and interest to all bona fide indebtedness of Law Companies Group, Inc. payable to any bank, and the terms of all agreements with any such bank are incorporated herein by reference.

         IN WITNESS WHEREOF the undersigned in the capacity specified below, has duly executed this Certificate on behalf of LCGI (but shall have no personal liability for the accuracy of the contents thereof) as of the 15th day of January, 1998.





                                   By:______________________________
                                   Darryl B. Segraves
                                   Executive Vice President, General Counsel
                                    and Secretary

                                   EXHIBIT M

                                LOAN CERTIFICATE



         I hereby certify that I am the duly elected and acting Secretary (or Assistant Secretary) of _______________, a ________________________________ (the
"Obligor"), and in connection with the transactions described in that certain Credit Agreement, dated as of even date herewith ("Credit Agreement"; capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement), among Obligor, certain of its Subsidiaries or Affiliates, Bank of America, FSB, individually as a Lender and as Agent, and certain other financial institutions party thereto, I hereby further certify that:

         1. Attached hereto as Exhibit A is a true, correct, and complete copy of the Certificate or Articles of Incorporation (or foreign equivalent thereof, if any) of the Obligor, and all amendments thereto (if any);

         2. Attached hereto as Exhibit B is a true, correct, and complete copy of the By-Laws (or foreign equivalent thereof, if any) of the Obligor, and all amendments thereto (if any), as in effect on the date hereof;

         3. Attached hereto as Exhibit C is a true, correct, and complete copy of resolutions of Obligor authorizing Obligor's borrowing under the Credit Agreement and/or Obligor's guaranty of the obligations of other obligors under the Credit Agreement, as applicable, and the execution, delivery and performance by Obligor of the "Loan Documents" (as defined in the Credit Agreement);

         4. Attached hereto as Exhibit D is a certificate of good standing (or foreign equivalent thereof, if any) from Obligor's jurisdiction of organization and Obligor has taken no action which would cause it not to be in good standing under the laws of such jurisdiction as of the date of this Certificate;

         5. Attached hereto as Exhibit E are true, correct and complete copies of employment contracts (if any) for key management level employees of Obligor;

         6. Attached hereto as Exhibit F are true, correct and complete copies of any shareholders' or voting trust or other similar agreements among the shareholders of Obligor.

         7. The following Persons have been duly elected to the offices of Obligor set forth beside their names, have been duly qualified, and as of the date of the execution of the Credit Agreement were, and on the date hereof are, holding the offices set forth opposite their respective names below, and the signatures set forth opposite their respective names are their respective genuine signatures:

 Name                    Title                         Signatures


-------------------      ------------------------      ------------------------

-------------------      ------------------------      ------------------------

-------------------      ------------------------      ------------------------


         8. This Certificate is given for the benefit of the Obligees, and the Obligees are entitled to rely upon the certifications hereinabove set forth in connection with extending the financial accommodations described in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned, in the capacity specified below, has duly executed this Certificate on behalf of the Obligor (but shall have no personal liability for the accuracy of the contents thereof) as of the 15th day of January, 1998.


                          -----------------------------------
                          Name:________________________
                          Title: [Assistant] Secretary

                                   EXHIBIT N
                                                                    S2-423095.2
                               CLOSING CERTIFICATE


         Reference is made to that certain Credit Agreement of even date herewith by and among Law Companies Group, Inc., a Georgia corporation (the "Company"), as Borrowers' Representative and as a Guarantor, Law Engineering and Environmental Services, Inc., a Georgia corporation, as U.S. Borrower, Gibb, Ltd., a company organized under the laws of the United Kingdom, as International Borrower, certain direct and indirect subsidiaries of the Company, as Guarantors, Bank of America National Trust and Savings Association, acting individually and through its London branch, as Issuing Bank, Overdraft Bank, International Agent, and a Lender, Bank of America, FSB, as U.S. Agent and a Lender, and any other financial institutions from time to time party thereto, as Lenders (the "Credit Agreement"). Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

         Pursuant to Section 5.1(26) of the Credit Agreement, the undersigned officer of the Company, being a Responsible Officer of the Company, hereby certifies on behalf of the Company that:

         (i) The representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof;

         (ii) No Default or Event of Default exists or would result from the initial Borrowing on the Agreement Date; and

         (iii) There has not occurred since September 30, 1997, any event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         IN WITNESS WHEREOF, the undersigned, in his capacity as a Responsible Officer of the Company, has duly executed this certificate on behalf of the Company (but shall have no personal liability for the accuracy of the contents hereof) as of the _____ day of ____________, 1998.

                                     LAW COMPANIES GROUP, INC.


                                     By:_________________________________
                                     Name:    Darryl B. Segraves
                                     Title:   Executive Vice President, General
                                     Counsel and Secretary

                                   EXHIBIT O

                               JOINDER AGREEMENT


         THIS JOINDER AGREEMENT (this "Agreement"), dated as of _____________, ____, is entered into between ___________________, a ______________ (the "New
Subsidiary Guarantor") and BANK OF AMERICA, FSB, a federal savings bank organized under the laws of the United States ("BOAFSB"), in its capacity as U.S. Agent (the "Agent") under that certain Credit Agreement, dated as of January 15, 1998, among Law Companies Group, Inc., a Georgia corporation, certain of its Subsidiaries, the Agent, and certain other Obligees, as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

         The New Subsidiary Guarantor and the Agent, acting in such capacity for the benefit of all Obligees, hereby agree as follows:

         1. The New Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Guarantor Subsidiary will be deemed to be an Obligor under the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement and shall have all of the rights and obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, without limitation (a) all of the representations and warranties of the Obligors set forth in Article VI of the Credit Agreement, (b) all of the affirmative and negative covenants set forth in Articles VII and VIII of the Credit Agreement and (c) all of the guaranty obligations set forth in
Section 2.19 of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, as provided in Section 2.19 of the Credit Agreement, the New Subsidiary Guarantor, subject to the limitations set forth in the last sentence of Section 2.19(a) of the Credit Agreement, the last sentence of Section 2.19(c) of the Credit Agreement and in Section 2.19(i) of the Credit Agreement, hereby unconditionally guarantees, jointly and severally with the other Guarantors, to the Lenders, the Issuing Bank and the Agent and their respective successors and assigns and the subsequent holders of the Notes, irrespective of the validity and enforceability of the Credit Agreement, the Notes, or the other Loan Documents or the Obligations hereunder of the Borrowers or a Borrower, as the case may be, the value or sufficiency of any Collateral or any other circumstance that might otherwise affect the liability of a guarantor, that all Obligations shall be promptly paid in full when due, whether at stated maturity, by acceleration or otherwise, in accordance with the terms of the Credit Agreement and of the other Loan Documents. Failing payment when due of any amount so guaranteed for whatever reason, such Guarantor will be obligated to pay the same immediately.

         2. The New Subsidiary Guarantor is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as are required to be executed and delivered by it pursuant to Section 7.15 of the Credit Agreement.

         3. The address of the New Subsidiary  Guarantor for purposes of Section
12.2 of the Credit Agreement is a follows:

                                    =======================
                                    =======================

         4. The New Subsidiary Guarantor hereby waives acceptance by the Agent, the Lenders and the Issuing Bank of the guaranty by the New Subsidiary Guarantor under the Credit Agreement upon the execution of this Agreement by the New Subsidiary Guarantor.

         5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

         6. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA; PROVIDED THAT THE AGENT, THE ISSUING BANK AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         IN WITNESS WHEREOF, the New Subsidiary Guarantor has caused this Agreement to be duly executed by its authorized officers, under seal, as of the day and year first above written.


                                                     [NEW SUBSIDIARY GUARANTOR]


                                         By:_____________________________
                                         Name:___________________________
                                         Title:____________________________

                                         Attest: ___________________________
                                         Name:______________________
                                         Title: _______________________

                                                                          [SEAL]


Acknowledged and Accepted:

BANK OF AMERICA, FSB, as U.S. Agent

By:______________________________
Name:___________________________
Title:____________________________

                                   EXHIBIT P

                           ASSIGNMENT AND ACCEPTANCE

                          Dated ________ __, _________


                  Reference is made to the Credit Agreement, dated as of January 15, 1998 (together with all amendments and modifications thereto, the "Credit Agreement") among Law Companies Group, Inc., a Georgia corporation, certain of its Subsidiaries, Bank of America, FSB, individually as a Lender and as Agent, and certain other financial institutions party thereto. Terms defined in the Credit Agreement are used herein with the same meaning.

________________________________________ (the "Assignor") and
________________________________________ (the "Assignee") agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a ________% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a _____% interest (which on the Effective Date hereof is $__________) in the Assignor's Revolving Loan Commitment, a _____% interest (which on the Effective Date hereof is $__________) in the Revolving Loans owing to the Assignor (which on the Effective Date hereof is $__________), a _____% interest (which on the Effective Date hereof is $__________) in the Assignor's CAPEX Loan Commitment, a _____% interest (which on the Effective Date hereof is $__________) in the CAPEX Loans owing to Assignor (which on the Effective Date hereof is $_______) and a _____% interest (which on the Effective Date hereof is $__________) in the Assignor's participation in the L/C obligations.

                  2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim, that as of the date hereof its Revolving Loan Commitment and CAPEX Loan Commitment (without giving effect to assignments thereof which have not yet become effective) are $__________ and $__________, respectively, and the aggregate outstanding principal amount of Revolving Loans and CAPEX Loans owing to it (without giving effect to assignments thereof which have not yet become effective) are $__________ and $_________, respectively; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Obligors or the performance or observance by the Obligors of any of their obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note(s) referred to in paragraph 1 above and requests that the Agent exchange such Note(s) for [a new Revolving Loan Note dated _______ __, ____ in the principal amount of $_________, payable to the order of Assignee, and a new CAPEX Loan Note dated ___________ __, ____ in the principal amount of $________, payable to the order of Assignee] [a new Revolving Loan Note and a new CAPEX Loan Note, each dated ______ __, ____, in the respective principal amounts of $_______ and $_______, payable to the order of Assignor, and a new Revolving Loan Note and a new CAPEX Loan Note, each dated ________ __, ____, in the respective principal amounts of $_______, payable to the order of Assignee].

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.11 thereof (or any more recent financial statements of the Borrower delivered pursuant to Sections 7.1 thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) specifies as its Lending Office, the office or offices specified in Rider 1 and as its address for notices the office specified in Rider 2, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its powers and have been duly authorized by all necessary corporate action, and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

                  4. The Effective Date for this Assignment and Acceptance shall be __________________________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent and, if in accordance with the provisions of Section 12.8(a) of the Credit Agreement, the consent of the Issuing Bank to the assignment effected hereby is required, by the Issuing Bank.

                  5. Upon such execution and acceptance by the Agent and, if required, the Issuing Bank, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Section 12.5 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

                  6. Upon such execution and acceptance by the Agent and, if required, the Issuing Bank, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                               [NAME OF ASSIGNOR]


                               By:_________________________________
                               Title:_____________________________


                               [NAME OF ASSIGNEE]


                               By:_________________________________
                               Title:_____________________________


                               BANK OF AMERICA, FSB as Agent

                               By:________________________________
                               Title:____________________________


                               [BANK OF AMERICA  NATIONAL TRUST
                                  AND SAVINGS  ASSOCIATION,  as Issuing Bank


                               By:_________________________________
                               Title:_____________________________]

                                     Rider 1

                                 Lending Office

                                     Rider 2

                               Address for Notices